UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             ----------------------

                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[_]      Confidential, For Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to ss. 240.14a-12

                             Group 1 Software, Inc.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[_]      No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

                     Common Stock, par value $0.50 per share
        ------------------------------------------------------------------------

        (2)    Aggregate number of securities to which transaction applies:

                     17,891,841*
        ------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                     $23.00 per share in cash
        ------------------------------------------------------------------------

        (4)    Proposed maximum aggregate value of transaction:

                     $411,512,343
        ------------------------------------------------------------------------

        (5)    Total fee paid:

                     $82,302.46
         -----------------------------------------------------------------------

         * Includes 13,931,609 shares issued and outstanding as of April 30, 2004, plus 3,960,232 shares reserved for issuance upon exercise of outstanding options and warrants.

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
        ------------------------------------------------------------------------

        (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------

        (3) Filing Party:
        ------------------------------------------------------------------------

        (4) Date Filed:
        ------------------------------------------------------------------------

[GROUP 1 LOGO]

                             Group 1 Software, Inc.
                              4200 Parliament Place
                                    Suite 600
                           Lanham, Maryland 20706-1844

                                                                [   ] [  ], 2004

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Group 1
Software, Inc. ("Group 1") to be held on [   ] [ ], 2004, at 10:00 a.m., local
time, at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038. At the special meeting, we will ask you to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 12, 2004, among Pitney Bowes Inc. ("Pitney Bowes"), Germanium Acquisition Corporation, a wholly-owned subsidiary of Pitney Bowes, and Group 1 Software, Inc., and approve the merger contemplated by that agreement.

If the merger agreement is approved and adopted and the merger is completed, Group 1 will become a wholly-owned subsidiary of Pitney Bowes, and you will receive $23.00 in cash, without interest, for each share of your Group 1 common stock, including the associated rights to purchase common stock issued under the Group 1 rights plan.

Group 1's board of directors has carefully considered the merger agreement and has determined that the terms of the merger agreement are advisable, fair to and in the best interests of Group 1 and its stockholders. Your board of directors unanimously recommends that you vote in favor of approval and adoption of the merger agreement and approval of the merger.

Your vote is very important. We cannot complete the merger unless the merger agreement is approved and adopted by holders of a majority of Group 1's outstanding shares of common stock. Whether or not you plan to attend the special meeting, we urge you to complete, sign, date and return the enclosed proxy card, or to vote by telephone or via the Internet, to ensure that your shares are represented at the special meeting.

This proxy statement provides you with detailed information about the proposed transaction and related matters. We urge you to read this document carefully. In making your decision, you should carefully consider all of the information in the proxy statement. If you have any questions about the merger, please call
[         ], toll-free at 1-800-[     ].

On behalf of your board of directors, I thank you for your support and appreciate your consideration of this matter.

Very truly yours,

Robert S. Bowen
Chief Executive Officer

This Proxy Statement is dated [   ] [ ], 2004 and is being first mailed to
Group 1 stockholders on or about [   ] [ ], 2004.

[GROUP 1 LOGO]

                             Group 1 Software, Inc.
                              4200 Parliament Place
                                    Suite 600
                           Lanham, Maryland 20706-1844

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                      To Be Held On [          ] [ ], 2004

     A special meeting of the stockholders of Group 1 Software, Inc., a Delaware corporation ("Group 1"), will be held at the offices of Cadwalader, Wickersham &
Taft LLP, 100 Maiden Lane, New York, NY 10038, on [      ] [ ], 2004, at 10:00
a.m., for the following purpose:

      1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 12, 2004, among Pitney Bowes Inc. ("Pitney Bowes"), Germanium Acquisition Corporation, a wholly-owned subsidiary of Pitney Bowes, and Group 1, and approve the merger contemplated by that agreement. If we complete the merger, we will become a wholly-owned subsidiary of Pitney Bowes, and you will have the right to receive $23.00 in cash, without interest, for each of your shares of Group 1 common stock, including the associated rights to purchase shares of common stock issued under Group 1's rights plan. A copy of the merger agreement is attached as Annex A to the proxy statement accompanying this notice.

      2. To consider and vote upon such other matters as may properly come before the special meeting, including the approval of any adjournment of the special meeting solely for the purpose of soliciting additional proxies in favor of proposal 1, if necessary.

     Only stockholders of record at the close of business on [      ], [ ], 2004
will be entitled to vote at the special meeting, or any adjournments or
postponements thereof. As of that date, there were [          ] shares of common
stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. A list of stockholders eligible to vote at the special meeting will be available for inspection at the special
meeting and during business hours from [    ] [    ], 2004 to the date of the
special meeting at Group 1's corporate headquarters.

     Your board of directors has unanimously determined that the merger is advisable, fair to and in the best interests of Group 1 and its stockholders. Accordingly, your board of directors unanimously recommends that you vote to approve and adopt the merger agreement and approve the merger.

By Order of the Board of Directors,
Edward Weiss
Secretary

4200 Parliament Place, Suite 600
Lanham, Maryland 20706-1844
[      ] [  ], 2004

                                  - IMPORTANT -

     Whether you expect to attend the special meeting or not, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. In this way, if you are unable to attend in person, your shares can still be voted at the special meeting. You can also vote by telephone or via the Internet by following the instructions set forth in this proxy statement.

                                TABLE OF CONTENTS

                                                                                 Page
SUMMARY ........................................................................    1
         The Parties ...........................................................    1
         The Merger ............................................................    2
         What Group 1 Stockholders Will Receive ................................    2
         Recommendation of the Board of Directors ..............................    2
         Reasons for the Merger ................................................    2
         Stockholder Vote Required .............................................    3
         The Special Meeting ...................................................    3
         Group 1 Market Price Information ......................................    3
         Opinion of Financial Advisor ..........................................    4
         Material Federal Income Tax Consequences of the Merger ................    4
         Regulatory Approvals ..................................................    4
         Interests of Certain Persons in the Merger ............................    4
         Dissenters' Appraisal Rights ..........................................    5
         Conditions to the Completion of the Merger ............................    5
         No Solicitation Covenant ..............................................    6
         Termination of Merger Agreement .......................................    6
         Termination Fee .......................................................    7
         Procedures for Receipt of Merger Consideration ........................    8
QUESTIONS AND ANSWERS ABOUT THE MERGER .........................................    9
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS ......................   13
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING ...............................   14
         Matters Relating to the Special Meeting ...............................   14
         Vote Necessary to Adopt the Merger Agreement and Approve the Merger ...   15
         How to Vote ...........................................................   15
         Other Business; Adjournments ..........................................   16
THE MERGER .....................................................................   17
         Background of the Merger ..............................................   17
         Reasons for the Merger; Recommendation of the Board of Directors ......   21
         Opinion of Group 1's Financial Advisor ................................   23
         Material Federal Income Tax Consequences of the Merger ................   30
         Regulatory Matters Relating to the Merger .............................   31
         Appraisal Rights of Stockholders ......................................   33
INTERESTS OF CERTAIN PERSONS IN THE MERGER .....................................   37
         Employment, Severance and Consulting Agreements with Executive Officers   37
         Equity-Based Awards ...................................................   40
         Directors' and Officers' Indemnification and Insurance ................   41
OWNERSHIP OF VOTING STOCK BY MANAGEMENT ........................................   41
OWNERSHIP OF VOTING STOCK BY CERTAIN BENEFICIAL OWNERS .........................   43
DESCRIPTION OF THE TRANSACTION AGREEMENTS ......................................   44
THE MERGER AGREEMENT ...........................................................   44
         General ...............................................................   44
         Charter and By-Laws ...................................................   44
         Closing Matters .......................................................   44

         Consideration to Be Received in the Merger ............................   44
         Treatment of Stock Options and Warrants ...............................   45
         Exchange of Certificates in the Merger ................................   45
         Covenants .............................................................   46
         Other Covenants and Agreements ........................................   49
         Representations and Warranties ........................................   50
         Conditions ............................................................   51
         Termination of the Merger Agreement ...................................   53
         Termination Fee .......................................................   54
         Amendments, Extensions and Waivers ....................................   55
THE VOTING AGREEMENT ...........................................................   55
         Agreement to Vote .....................................................   55
         Restrictions on Transfer ..............................................   55
ADDITIONAL INFORMATION FOR STOCKHOLDERS ........................................   56
         Stockholder Proposals for the 2004 Annual Meeting .....................   56
         Where You Can Find More Information ...................................   56

                                     ANNEXES

Annex A  Agreement and Plan of Merger
Annex B  Voting Agreement
Annex C  Opinion of Friedman, Billings, Ramsey & Co., Inc.
Annex D  Text of 262 of Delaware General Corporation Law

                                     SUMMARY

     This summary, together with the question and answer section, highlights important information discussed in greater detail elsewhere in this proxy statement. This summary may not contain all of the information you should consider before voting on the merger agreement. To understand the merger more fully, you should read carefully this entire proxy statement and all of its annexes before voting on whether to adopt the merger agreement and approve the merger. You can also refer to "Additional Information for Stockholders; Where You Can Find More Information" on page __ for additional information about Group 1.

The Parties

         Group 1 Software, Inc.
         4200 Parliament Place
         Suite 600
         Lanham, Maryland 20706-1844
         (301) 918-0400
         Internet address:  http://www.g1.com

     Group 1 Software, Inc. is a Delaware corporation and together with its wholly-owned subsidiaries is referred to herein as "Group 1," "us," "we" or "our." Group 1 is a provider of software solutions for data quality, customer communications management and direct marketing applications. Group 1 has offices in the United States and in Canada, the United Kingdom, continental Europe, Malaysia, Japan, South Korea, China and Latin America and is also represented by distribution partners. Group 1 provides software solutions that enable businesses to market smarter by helping them find, reach, and keep customers.

     Our common stock is traded on The Nasdaq National Market under the symbol "GSOF."

         Pitney Bowes Inc.
         World Headquarters
         1 Elmcroft Road
         Stamford, Connecticut 06926-0700
         (203) 356-5000
         Internet address:  http://www.pb.com

     Pitney Bowes Inc. ("Pitney Bowes") is a Delaware corporation and is referred to herein as "Pitney Bowes." Pitney Bowes is a provider of leading-edge global, integrated mail and document management solutions for organizations of all sizes. Pitney Bowes and its subsidiaries operate in three business segments:
Global Mailstream Solutions, Global Enterprise Solutions and Capital Services. Pitney Bowes operates both inside and outside the United States.

     Pitney Bowes' common stock is traded on the New York Stock Exchange under the symbol "PBI."

         Germanium Acquisition Corporation
         c/o Pitney Bowes Inc.
         1 Elmcroft Road
         Stamford, Connecticut  06926-0700
         (203) 356-5000

     Germanium Acquisition Corporation, which is referred to herein as "Merger Sub," is a wholly-owned subsidiary of Pitney Bowes formed solely for the purpose of the merger.

The Merger

     Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 12, 2004, among Pitney Bowes, Merger Sub and Group 1, Merger Sub will merge with and into Group 1, and all of the outstanding shares of Group 1 common stock, together with the associated rights to purchase shares of common stock issued under the Stockholder Protection Rights Agreement, dated as of August 12, 1999, between Group 1 and American Stock Transfer & Trust Company (the "Rights Plan"), will be converted into the right to receive $23.00 in cash, without interest. As a result, Group 1 will become a direct, wholly-owned subsidiary of Pitney Bowes.

     The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement carefully in its entirety, as it is the legal document that governs the merger. For a summary of the merger agreement, see "Description of the Transaction Agreements; The Merger Agreement" on page ___.

     For a description of events leading to the approval of the merger agreement by Group 1's board of directors you should refer to "The Merger; Background of the Merger" on page ___.

What Group 1 Stockholders Will Receive

     As a result of the merger, you will be entitled to receive $23.00 in cash for each share of common stock you own, together with the associated rights issued under the Rights Plan. No additional consideration will be paid for the rights to purchase shares of common stock issued under the Rights Plan. See "Description of the Transaction Agreements; The Merger Agreement" on page ___.

Recommendation of the Board of Directors

     Your board of directors has unanimously determined that the merger is advisable, fair to you and in the best interests of Group 1 and its stockholders and recommends that you vote FOR the approval and adoption of the merger agreement and approval of the merger. See "The Merger; Reasons for the Merger; Recommendation of the Board of Directors" on page ___.

Reasons for the Merger

     For a description of the reasons behind the Group 1 board of directors' unanimous determination that the merger is in the best interests of Group 1 and its stockholders, you should refer to "Reasons for the Merger; Recommendation of the Board of Directors" on page ___.

Stockholder Vote Required

     Approval of the merger requires the affirmative vote of the holders of a majority of Group 1's outstanding shares of common stock.

The Special Meeting

          o    Date, Time and Place (page ___). The special meeting will be held
               on [      ] [ ], 2004, at 10:00 a.m., local time, at the offices
               of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038.

          o Record Date (page ___). The record date for determining the holders of shares of outstanding common stock entitled to vote at
               the special meeting is [      ] [ ], 2004. On the record date,
               [      ] shares of Group 1 common stock were outstanding and
               entitled to vote on the proposal to approve and adopt the merger agreement and approve the merger.

          o Proxies (page ___). Shares of Group 1 common stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies. If you properly execute your proxy but do not give instructions on how to vote your shares, your shares will be voted "FOR" the adoption of the merger agreement. Your proxy may be revoked at any time before it is voted.

          o Procedure for Voting (page ___). You may vote in one of four ways:

               o    by completing and returning the enclosed proxy card;

               o    by appearing at the special meeting;

               o    by telephone by calling [      ]; or

               o    by Internet, at [http://www.].

     If you complete and return the enclosed proxy card but wish to revoke it,
you must either file with [         ], our proxy solicitor, a written,
later-dated notice of revocation, send a later-dated proxy card relating to the same shares of Group 1 common stock to Group 1, or our proxy solicitor, at or before the special meeting, revoke your vote by telephone or Internet, or attend the special meeting and vote in person. Your attendance at the meeting will not, by itself, revoke your proxy. For more detailed information concerning the special meeting, see "Information About the Special Meeting and Voting" on page
___.

Group 1 Market Price Information

     Group 1's common stock is quoted on The Nasdaq National Market under the symbol "GSOF." On April 12, 2004, the last full trading day before the public announcement of the proposed merger, the closing price of our common stock was
$16.49. On [      ] [ ], 2004, the most recent practicable date prior to the mailing of this document, our closing common stock price was $[ ].

Opinion of Financial Advisor

     In connection with the merger, the board of directors received the opinion of Friedman, Billings, Ramsey & Co., Inc. ("FBR") that the $23.00 per share of common stock in cash, without interest, to be received by Group 1 stockholders pursuant to the merger agreement is fair, from a financial point of view, to Group 1's stockholders. This opinion, which is attached as Annex C, sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the rendering of the opinion. We encourage you to read this opinion in its entirety. See "The Merger; Opinion of Group 1's Financial Advisor" on page ___.

     This opinion is directed to the board of directors of Group 1 and is not a recommendation to stockholders with respect to any matter relating to the merger. The opinion speaks only as of its date and FBR is under no obligation to confirm its opinion as of a later date.

Material Federal Income Tax Consequences of the Merger

     The receipt of cash by a Group 1 stockholder will generally be a taxable transaction for United States Federal income tax purposes. Generally speaking, each stockholder will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and such stockholder's adjusted tax basis in its Group 1 common stock immediately prior to the merger. A holder's gain or loss will generally be capital gain or loss, and will generally be long-term capital gain or loss if the Group 1 common stock exchanged in the merger had been held for more than one year at the time of the merger. See "The Merger; Material Federal Income Tax Consequences of the Merger" on page ____.

     The United States Federal income tax consequences described above may not apply to certain holders of Group 1 common stock, including certain holders specifically referred to in "Material Federal Income Tax Consequences of the Merger." The tax consequences to you may vary depending on your particular circumstances. Therefore, we strongly urge you to consult your own tax advisor concerning the particular tax consequences of this merger to you, including the application of any federal, state, local and foreign tax laws.

Regulatory Approvals

     Completion of the merger will not occur until receipt of all material regulatory approvals, including expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and clearance of the transaction by the Federal Cartel Office pursuant to the German Act against Restraints of Competition. On May 5, 2004, we received notice from the Federal Trade Commission that we received early termination of the waiting period under the HSR Act. See "The Merger; Regulatory Matters Relating to the Merger" on page ___.

Interests of Certain Persons in the Merger

     In considering whether to vote in favor of the approval and adoption of the merger agreement and approval of the merger, you should be aware that a number of Group 1 officers and directors may have interests in the merger that may be different from, or in addition to, their interests as Group 1 stockholders, including the fact that certain executive officers entered into employment and consulting agreements in connection with the merger. See "Interests of Certain Persons in the Merger" on page ____.

Dissenters' Appraisal Rights

     If you do not wish to accept the merger consideration of $23.00 for each share of your Group 1 common stock together with the associated rights to purchase Group 1 common stock issued under the Rights Plan, then, if you:

          o make a written demand for appraisal of your shares prior to the vote at the special meeting;

          o    do not vote in favor of the merger;

          o continuously hold your shares of record through the date of the merger; and

          o otherwise comply with the procedures described in "The Merger; Appraisal Rights of Stockholders,"

you will have the right under Delaware law to seek a judicial appraisal of your shares to determine their "fair value." This amount may be more than, equal to or less than $23.00 per share of Group 1 common stock. A proxy received by Group 1 which is properly executed but does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, if you vote by proxy and wish to exercise appraisal rights, you must vote against the merger agreement or abstain from voting on the merger agreement. For a more detailed discussion of your appraisal rights, see "The Merger; Appraisal Rights of Stockholders" on page ____.

Conditions to the Completion of the Merger

     The completion of the merger depends upon a number of conditions, including the following:

          o    approval by the Group 1 stockholders;

          o expiration or early termination of the waiting period under the HSR Act and clearance by the German Federal Cartel Office (on May 5, 2004, we received notice from the Federal Trade Commission that we received early termination under the HSR Act);

          o receipt of consents from governmental entities on terms that would not reasonably be expected to result in a material adverse effect;

          o    absence of any law or court order prohibiting the merger;

          o material accuracy as of the closing of the representations and warranties made by the other party;

          o performance in all material respects by each party of the obligations required to be performed by it prior to closing;

          o    no material adverse effect has occurred with respect to Group 1;
               and

          o    other customary conditions specified in the merger agreement.

See "The Merger Agreement; Conditions" on page ____.

No Solicitation Covenant

     We have agreed with Pitney Bowes that we will not encourage, solicit or initiate any "acquisition proposals" (as that term is defined on page ___) from a party other than Pitney Bowes. Nevertheless, our board of directors may, in response to an unsolicited written proposal from a third party that our board of directors determines to be reasonably likely to lead to a "superior proposal" (as that term is defined on page ___), participate in discussions or negotiations regarding such proposal if the failure to do so may result in a breach of its fiduciary duties.

Termination of Merger Agreement

     Pitney Bowes and Group 1 can mutually agree to terminate the merger agreement without completing the merger, and either party can terminate the merger agreement if:

          o    Group 1's stockholders do not approve the merger;

          o    the merger is not completed by September 30, 2004;

          o any law or a final, nonappealable court order makes the merger illegal or otherwise prohibits the merger;

          o the other party breaches any of its representations or warranties, which breach has had or would reasonably be expected to have a material adverse effect; or

          o the other party materially breaches any of its material covenants or other agreements, which breach is incapable of being cured or is not cured within 30 days after written notice.

     Pitney Bowes may terminate the merger agreement if:

          o prior to Group 1 stockholder approval, Group 1 (i) withdraws or modifies its approval or recommendation of the merger agreement or the merger or recommends, enters into, or publicly announces its intention to enter into, an agreement with respect to a superior proposal, (ii) breaches its obligation not to solicit an alternative transaction, (iii) fails to affirm its recommendation of the merger within 10 business days after any request from Pitney Bowes, (iv) exempts any person from Section 203 of the Delaware General Corporation Law ("DGCL") or (v) exempts any person under its Rights Plan; or

          o a person or group has acquired, or has the right to acquire, 25% or more of Group 1's common stock or 25% or more of the book value or fair market value of the assets of Group 1.

     Group 1 may terminate the merger agreement if it enters into a definitive agreement providing for the implementation of a superior proposal, subject to:

          o Group 1 not breaching the covenant contained in the merger agreement not to solicit an alternative transaction;

          o providing Pitney Bowes 5 business days notice during which time it will offer to negotiate with Pitney Bowes concerning any adjustments to the terms of the merger agreement;

          o a conclusion by Group 1's board of directors that the superior proposal giving rise to Group 1's notice is still, after any negotiation with Pitney Bowes, a superior proposal;

          o terminating the merger agreement within 5 business days following the 5 day period referred to above in which it has offered to negotiate with Pitney Bowes; and

          o    payment of a termination fee.

See "The Merger Agreement; Termination of Merger Agreement" on page ___.

Termination Fee

     Group 1 has agreed to pay Pitney Bowes a termination fee of $14,000,000 if any of the following occurs:

          o Pitney Bowes terminates the merger agreement because Group 1 (i) withdraws or modifies its approval or recommendation of the merger in a manner adverse to Pitney Bowes, or recommends, enters into, or publicly announces its intention to enter into, an agreement with respect to a superior proposal, (ii) breaches its obligation not to solicit an alternative transaction, (iii) fails to affirm its recommendation of the merger within 10 business days after any request from Pitney Bowes, (iv) exempts any person from Section 203 of the DGCL or (v) exempts any person under its Rights Plan;

          o Pitney Bowes terminates the merger agreement because a person or group has acquired, or has the right to acquire, 25% or more of Group 1's common stock or 25% or more of the book value or fair market value of the assets of Group 1;

          o Group 1 terminates the merger agreement upon entering into a superior proposal;

          o Pitney Bowes terminates the merger agreement because (i) Group 1 breaches or fails to perform any of its representations, warranties or covenants or (ii) because Group 1 stockholder approval is not obtained, and in either case, at the time of such termination: (a) Pitney Bowes is not in breach of its representations, warranties and covenants such that Group 1's conditions to consummate the merger have been satisfied; and (b) an acquisition proposal existed or has been previously announced and within 1 year following termination Group 1 consummates an acquisition proposal.

See "The Merger Agreement; Termination Fee" on page ____.

Procedures for Receipt of Merger Consideration

     You should NOT send your share certificates to us or to the proxy solicitor now. Shortly after the merger is completed, the paying agent appointed by Pitney Bowes will send you written instructions explaining how to exchange your Group 1 common stock certificates for the merger consideration.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     The following questions and answers address briefly some commonly asked questions regarding the special meeting and the proposed merger. The questions and answers may not address all questions that may be important to you as a Group 1 stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the other documents we refer to in this proxy statement.

Q:    What am I being asked to vote upon?

A: You are being asked to consider and vote upon a proposal to approve and adopt the proposed merger agreement and to approve the merger contemplated by that agreement. Under the merger agreement, Merger Sub will be merged with and into Group 1, with Group 1 as the surviving corporation. If the merger agreement and the merger are approved and adopted and the merger is completed, Group 1 will no longer be a publicly held corporation, and you will no longer own shares of Group 1 common stock, including the associated rights to purchase shares of common stock issued under Group 1's Rights Plan.

Q:    What will I receive if the merger is completed?

A: You will receive $23.00 in cash, without interest, for each share of your Group 1 common stock, including the associated rights to purchase common stock issued under the Group 1 Rights Plan. No additional consideration will be paid for the associated rights issued under Group 1's Rights Plan.

Q: Does the Board of Directors recommend the approval and adoption of the merger agreement?

A: Yes. Your board of directors believes that the merger is advisable, fair to and in the best interest of Group 1 and its stockholders. After careful consideration, your board of directors unanimously recommends that the stockholders vote in favor of approval and adoption of the merger agreement and approval of the merger.

Q:    Will I receive any stock as a result of the merger?

A: No. You will not have any further ownership of Group 1, and you will not receive any Pitney Bowes stock if the merger is completed.

Q:    What will holders of options and/or warrants receive in the merger?

A: Upon completion of the merger, holders of options and/or warrants will receive the excess, if any, of $23.00 over the per share exercise price of each stock option or warrant, less any applicable withholding tax, except for certain executives of Group 1 which entered into employment agreements in connection with the merger whereby each executive agreed to waive 50% of the cash out value with respect to the unvested Group 1 stock options held by him at the effective time of the merger. See "Interests of Certain

      Persons in the Merger; Employment, Severance and Consulting Agreements with Executive Officers" on page __.

Q:    What happens if the merger is not completed?

A: If the merger is not completed, both companies will continue to operate as independent companies. Group 1 may be required to pay a termination fee to Pitney Bowes if the merger is not completed for certain reasons.

Q:    When do you expect the merger to be completed?

A: We hope to complete the merger as soon as reasonably practicable. If Group 1's stockholders approve and adopt the merger agreement and the other conditions to the merger are satisfied or waived, we expect to complete the merger in the third quarter of 2004. However, it is possible that factors outside our control could cause the merger to be completed at a later time. In addition, subject to certain exceptions, either Group 1 or Pitney Bowes may terminate the merger agreement if the merger is not completed by September 30, 2004.

Q: What is the vote required to adopt the merger agreement and approve the merger?

A: Under Delaware law and our certificate of incorporation, the standard required to adopt the merger agreement and approve the merger is the affirmative vote of a majority of the outstanding shares of Group 1 common
      stock. This means that the affirmative vote of at least [      ] shares of
      Group 1 common stock is required for adoption of the merger agreement.

      Robert S. Bowen, chief executive officer of Group 1, has entered into a voting agreement in connection with the merger, pursuant to which he has agreed to hold and vote all of his shares of Group 1 common stock in favor of approval and adoption of the merger agreement and approval of the
      merger. As of the record date, Mr. Bowen held [      ] shares of Group 1
      common stock, which represents approximately [      ]% of the shares
      outstanding. Accordingly, if Mr. Bowen votes in favor of the merger, the
      vote of approximately [      ] additional shares of Group 1 common stock
      (or [      ]% of the shares of Group 1 common stock outstanding as of
      [      ] [ ], 2004) will be required to approve and adopt the merger agreement and approve the merger.

Q:    Which stockholders are entitled to vote on the merger?

A:    Stockholders of record of Group 1 on [      ] [ ], 2004 are entitled to
      vote on the merger at the special meeting.

Q: What are the "rights to purchase shares of common stock issued under the Rights Plan"?

A: The rights to purchase shares of common stock were issued to all holders of shares of common stock of Group 1 in connection with the adoption by Group 1 of the Rights Plan (sometimes colloquially known as a "poison pill"), but currently are not represented by separate certificates. Instead, they are represented by the certificate for the shares of common stock of Group 1.

Q:    How can I vote?

A:    You may vote by either completing and returning the enclosed proxy card,
      appearing at the special meeting, by telephone at [      ], or by
      Internet, at [http://www.].

Q:    When and where is the special meeting?

A:    The special meeting of Group 1 stockholders will take place on [      ] [
      ], 2004 at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038.

Q:    What do I need to do now?

A: After you carefully read this document, including its annexes, mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. In order to assure that your vote is obtained, please vote your proxy as instructed on the proxy card, or vote by telephone or via the Internet, even if you currently plan to attend the special meeting in person.

Q:    Can I change my vote after I have mailed my proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways:

      o timely delivery of a valid, later-dated proxy (including a proxy given by telephone or the Internet);

      o written notice to Group 1's Secretary before the meeting that you have revoked your proxy; or

      o     voting by ballot at the special meeting.

Q:    What happens if I do not return a proxy card?

A: Failure to return your proxy card will have the same effect as voting against the merger, unless you attend and vote in person at the special meeting.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: No. If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the approval of the merger. If you do not give voting instructions to your broker, you will, in effect, be voting against the merger unless you appear in person at the special meeting with a legal, valid proxy from the record holder. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet voting.

Q:    Should I send in my stock certificates now?

A: No. If the merger is completed, Pitney Bowes will send you written instructions for exchanging your certificates of Group 1 common stock for a cash payment of $23.00 per share, including the associated rights to purchase shares of common stock issued under the Group 1 Rights Plan, without interest.

Q:    Am I entitled to appraisal rights?

A: Yes. If you make a written demand for appraisal of your shares prior to the vote at the special meeting, do not vote in favor of the adoption of the merger agreement, continue to hold your shares of record through the date of the merger and otherwise follow the procedural requirements of the DGCL, you will be entitled to have your shares appraised by the Delaware Court of Chancery and receive the fair value of your shares in cash, as determined by the Court, which may be more than, equal to or less than $23.00 per share. You may also be required to pay all or a portion of the costs and expenses incurred in connection with the appraisal proceeding.

Q: Who can help me answer my questions about the special meeting or the merger?

A: If you have questions about the special meeting or the merger, including the procedures for voting your shares, you should contact:

      [          ]
      [          ]
      [          ]

      (800) [   ]-[    ]

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this document that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of Group 1's management. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of Group 1. Forward-looking statements include the information in this document, specifically, regarding:

o  conditions to, and the timetable for,   o  the economy
   completing the merger                   o  future economic performance
o  combined operations                     o  changes in government regulations
o  management's plans

These statements may be preceded by, followed by or include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements contained in this proxy statement.

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

     Group 1's board of directors is using this proxy statement to solicit proxies from the holders of Group 1 common stock for use at the special meeting of Group 1's stockholders. We are first mailing this proxy statement and the
accompanying form of proxy to Group 1 stockholders on or about [      ] [ ],
2004.

Matters Relating to the Special Meeting

             Time and Place:           10:00 a.m. local time, on [      ] [ ],
                                       2004, at the offices of Cadwalader,
                                       Wickersham & Taft LLP, 100 Maiden Lane,
                                       New York, NY 10038.

  The Purpose of the Special           Vote on a proposal to approve and adopt
              Meeting is to:           the merger agreement and approve the
                                       merger. If we complete the merger, we
                                       will become a wholly-owned subsidiary of Pitney Bowes, and you will have the right to receive $23.00 in cash, without interest, for each of your shares of Group 1 common stock, including the associated rights to purchase shares of common stock issued under the Rights
                                       Plan.

                                       Group 1 is also soliciting proxies to
                                       grant discretionary authority to vote in favor of any adjournment of the special meeting solely for the purpose of soliciting additional proxies in favor of voting to approve and adopt the merger agreement and approve the merger, if necessary. Group 1 does not expect a vote to be taken on any other matters at the special meeting. However, if any other matters are properly presented at the special meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

                Record Date:           The record date for shares entitled to
                                       vote is [      ] [ ], 2004.

    Outstanding Shares Held            As of [      ] [ ], 2004, there were
            on Record Date:            approximately [ ] shares of Group 1
                                       common stock outstanding.

    Shares Entitled to Vote:           Shares entitled to vote are the shares of
                                       Group 1 common stock held at the close of
                                       business on the record date, [      ] [
                                       ], 2004.

                                       Each share of Group 1 common stock that
                                       you own on the record date entitles you
                                       to one vote. Shares held by Group 1 in
                                       its treasury are not voted.

         Quorum Requirement:           A quorum of stockholders is necessary to
                                       hold a valid meeting.

                                       According to our by-laws, the presence in person or by proxy at the meeting of holders of a majority of the outstanding shares of Group 1 common stock entitled to vote at the meeting will constitute a quorum. Abstentions and broker "non-votes" count as present for purposes of establishing a quorum. Shares held by Group 1 in its treasury do not count toward a quorum.

                                       A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.

   Shares Beneficially Owned           3,463,654 shares of Group 1 common stock,
    by Group 1 Directors and           including options that will become
    Executive Officers as of           exercisable upon stockholder approval of
             April 30, 2004:           the merger. These shares and options
                                       represent in total approximately 21% of
                                       the outstanding shares of
                                       Group 1 common stock.

Vote Necessary to Adopt the Merger Agreement and Approve the Merger

     Adoption of the merger agreement and approval of the merger requires the affirmative vote of a majority of the outstanding shares of Group 1 common stock. Abstentions and broker non-votes have the same effect as a vote against the merger.

How to Vote

     You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the meeting.

     Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposal or abstain from voting.

     How to Vote by Proxy. Mark your proxy, date and sign it, and return it to [ ] in the postage-paid envelope provided. If the envelope is missing, please address your completed proxy card to Group 1 Software, Inc., 4200 Parliament Place, Suite 600, Lanham, MD, 20706-1844, Attention: Corporate Secretary.

     If you submit your proxy but do not make a specific choice, your proxy will follow the board of directors' recommendation and vote your shares "FOR" the approval and adoption of the merger agreement and approval of the merger and "FOR" the grant of discretionary authority to vote in favor of other matters that come before the special meeting.

     Revoking Your Proxy. You may revoke your proxy at any time before it is voted by:

      o timely delivery of a valid, later-dated proxy (including a proxy given by telephone or the Internet);

      o written notice to Group 1's secretary before the special meeting that you have revoked your proxy; or

      o     voting by ballot in person at the special meeting.

     Voting in Person. If you plan to attend the special meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are
the beneficial owner of the shares on [      ] [ ], 2004 , the record date for
voting.

     Proxy Solicitation. We will pay our own costs of soliciting proxies. In addition to this mailing, proxies may be solicited by directors, officers or employees of Group 1 in person or by telephone or electronic transmission.

     Group 1 has hired [            ] to assist it in the distribution and
solicitation of proxies. Group 1 will pay [            ] a fee of approximately
$[      ], plus reasonable expenses for these services.

     The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy without delay by mail. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

     Do not send in any stock certificates with your proxy cards. Pitney Bowes will mail to you transmittal forms with instructions for surrendering your Group 1 stock certificates as soon as practicable after the completion of the merger.

Other Business; Adjournments

     Although it is not expected, the special meeting may be adjourned for the purpose of soliciting additional proxies in favor of voting to approve and adopt the merger agreement and approve the merger, if necessary. Any adjournment of the special meeting may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the outstanding shares of Group 1 common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. Group 1 is soliciting proxies to grant discretionary authority to vote in favor of adjournment of the special meeting. In particular, discretionary authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes to approve and adopt the merger agreement and approve the merger. THE BOARD OF DIRECTORS RECOMMENDS THAT GROUP 1 STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, INCLUDING TO ADJOURN THE SPECIAL MEETING.

                                   THE MERGER

Background of the Merger

     Group 1's board of directors and management have periodically considered a variety of strategic alternatives as part of Group 1's long term strategy to maximize stockholder value.

     On February 14, 2002, Group 1 and Pitney Bowes entered into a distribution agreement pursuant to which Group 1 granted Pitney Bowes a non-exclusive license to market, distribute and sublicense Group 1's electronic document - "DOC1" software products.

     In March of 2002, a representative of the Document Messaging Technologies Division of Pitney Bowes contacted Robert S. Bowen, Group 1's chief executive officer, to discuss a potential business combination transaction between Group 1 and Pitney Bowes, and on April 3, 2002, Group 1 and Pitney Bowes entered into a confidentiality agreement to allow the exchange of information between the two companies and their respective legal and financial advisors.

     During the period from October 21, 2002 through November 3, 2002, members of Pitney Bowes' management team and its legal and financial advisors conducted a preliminary diligence review of Group 1, primarily at the offices of Group 1's legal advisors, Cadwalader, Wickersham & Taft LLP ("Cadwalader"). During this period, Pitney Bowes' legal advisors, Paul, Weiss, Rifkind, Wharton & Garrison LLP ("Paul Weiss") and Cadwalader exchanged preliminary drafts of a proposed merger agreement and engaged in telephonic conferences to discuss preliminary issues concerning a potential merger.

     On November 5, 2002, Pitney Bowes informed Group 1 that they were not prepared to proceed with the potential merger at that time.

     On March 26, 2003, Mr. Bowen met with Matthew S. Kissner, executive vice president--global enterprise solutions of Pitney Bowes, to explore the possibility of expanding the existing distribution relationship between Group 1 and Pitney Bowes.

     On May 22, 2003, Mr. Bowen met with Leslie Abi-Karam, president of the Document Messaging Technologies Division of Pitney Bowes to discuss expanding the distribution relationship between Group 1 and Pitney Bowes.

     On June 25, 2003, representatives of Group 1, including Mr. Bowen, met with Patrick Brand, vice president--global product management and marketing of Pitney Bowes, and Bernie Gracie, vice president of enterprise integrity solutions of Pitney Bowes, to further discuss expanding the distribution relationship between Group 1 and Pitney Bowes.

     On July 21, 2003, Group 1 and Pitney Bowes entered into a revised confidentiality agreement to provide for the confidential treatment of information that was to be exchanged by Pitney Bowes and Group 1 relating to their consideration of a potential distribution arrangement on a going-forward basis.

     On July 23, 2003, certain members of the executive management team of Group 1, including Messrs. Bowen, Funston, Naden, Slater and Waggoner, met with certain members of the executive management team of Pitney Bowes, including Ms. Abi-Karam and Messrs. Brand and Gracie, at Group 1's corporate headquarters in Lanham, Maryland, to discuss Group 1' products and organizational structure.

     On September 5, 2003, Group 1 and Pitney Bowes entered into a distribution agreement pursuant to which Pitney Bowes granted Group 1's DOC-1 division a non-exclusive license to market, distribute and sublicense Pitney Bowes' "Streamweaver" software products.

     On September 17, 2003, Ms. Abi-Karam called Mr. Bowen and indicated that the possibility of acquiring Group 1 had been presented to the board of directors of Pitney Bowes on a preliminary basis and that the board would likely consider that possibility further at a board meeting in November of 2003.

     On February 12, 2004, David Kleinman, vice president--corporate development, and Adam Glucksman, Pitney Bowes' executive director of corporate transactions, discussed with Mr. Bowen and Mr. Funston the possibility of Pitney Bowes acquiring Group 1 at a preliminary indicative price of $17.50 per share in cash, subject to a satisfactory diligence review of Group 1. Later that day, the board of directors of Group 1 held a telephonic meeting at which management reported that Pitney Bowes had indicated an interest in exploring an acquisition of Group 1 at a price of $17.50 per share in cash. The Group 1 board of directors instructed management to advise Pitney Bowes that $17.50 was inadequate and authorized management to continue to negotiate with Pitney Bowes if it appeared that Pitney Bowes might consider a higher price.

     On February 23, 2004, Messrs. Funston, Kleinman and Glucksman held a telephonic discussion regarding various methodologies that could be appropriate to determine a range of equity values for Group 1. Mr. Funston informed Messrs. Kleinman and Glucksman that, based on a preliminary analysis, he believed an acceptable range for Group 1 would likely have to be well above Pitney Bowes' current offer.

     On February 27, 2004, Messrs. Kleinman and Glucksman informed Mr. Funston that Pitney Bowes was prepared to increase their indicative price to up to $20 per share in cash, subject to a satisfactory diligence review of Group 1.

     On March 2, 2004, Messrs. Bowen and Funston engaged in a telephone call with Ms. Abi-Karam and Mr. Kleinman, to discuss, among other things, potential synergies between the two companies. Mr. Bowen also indicated to Ms. Abi-Karam and Mr. Kleinman that he would support a price of $23.00 and recommend such a price to the Group 1 board of directors.

     On March 5, 2004 and again on March 9, 2004, Messrs. Kleinman, Glucksman, Bowen and Funston held telephone calls to discuss certain issues with respect to a potential transaction, including price, retention of senior management of Group 1 and timing for completing diligence.

     On or about March 5, 2004, Group 1 engaged FBR to act as its financial advisor in connection with a potential transaction with Pitney Bowes, and the parties signed a formal engagement letter on March 10, 2004.

     On March 10, 2004, Messrs. Kleinman and Glucksman called Messrs. Bowen and Funston to inform them that Pitney Bowes was prepared to increase their indicative price to $22.25, subject to a satisfactory diligence review of Group
1. Mr. Bowen indicated that this price would be reported back to the Group 1 board of directors, but that he would not endorse a price below $23.00.

     On March 12, 2004, the board of directors of Group 1 met and discussed, among other things, the potential transaction with Pitney Bowes. Mr. Bowen, as well as the other members of the board, indicated that they would consider a price of $23.00 per share depending on the other terms of the potential transaction. The board of directors of Group 1 authorized management to proceed with discussions with Pitney Bowes.

     On March 17, 2004, Ms. Abi-Karam informed Mr. Bowen telephonically that Pitney Bowes' senior executives had reviewed the proposed transaction with Group 1 and confirmed that Pitney Bowes was prepared to pay $23.00 per share, subject to a satisfactory diligence review of Group 1 and was committed to commencing diligence immediately with the goal of executing definitive documents by March 31, 2004.

     During the period from March 18, 2004 through March 31, 2004, members of Pitney Bowes' management team, its outside accountants and its legal and financial advisors conducted a diligence review of Group 1 from an operational, financial, accounting, tax and legal perspective, at the offices of Cadwalader.

     On March 22, 2004, Paul Weiss presented to Group 1 and Cadwalader a draft merger agreement.

     On March 23, 2004, Ms. Abi-Karam informed Mr. Bowen that Pitney Bowes' board of directors would not be able to consider a proposed transaction with Group 1 until its regularly scheduled board meeting on April 12, 2004.

     On March 25, 2004, Group 1's board of directors met, during which management reported on the status of the Pitney Bowes transaction, including the revised timetable for completing a potential transaction. Management also discussed with the board matters with respect to the retention of Group 1 senior executives.

     On March 26, 2004, Group 1 and FBR met at the offices of Cadwalader with Goldman Sachs & Co. ("Goldman Sachs"), Pitney Bowes' financial advisor, to review financial information and forecasts regarding Group 1.

     After completion of a substantial portion of their diligence review of Group 1, on March 31, 2004, Pitney Bowes identified certain issues they wanted to discuss further with Group 1. Mr. Bowen agreed to meet with Pitney Bowes at their offices in Connecticut on April 2, 2004.

     On April 1, 2004, the Group 1 board of directors met. Mr. Bowen updated the board on the status of the negotiations with Pitney Bowes. The board then held discussions regarding the relative benefits of the proposed transaction with Pitney Bowes and authorized Mr. Bowen to proceed to negotiate a final agreement with Pitney Bowes as long as the merger consideration remained at $23.00 per share in cash. The offer of $23.00 per share was conveyed on March 17, 2004 by Ms. Abi-Karam to Mr. Bowen prior to commencing the diligence investigation of Group 1.

     On April 2, 2004, Mr. Bowen met with Ms. Abi-Karam, Mr. Kleinman and other representatives of Pitney Bowes at their offices. They discussed several of the issues raised by Pitney Bowes' diligence investigation, as well as the proposed merger consideration and matters related to Group 1's executives and employees. During this meeting, Pitney Bowes' representatives confirmed, after substantial discussion related to a reduction in the proposed price, that they would recommend to the Pitney Bowes' board the offer conveyed on March 17, 2004 by Ms. Abi-Karam to Mr. Bowen of $23.00 per share in cash and the parties also resolved the proposed arrangements concerning Group 1's senior executives with the combined company.

     On April 4, 2004, Cadwalader distributed to Paul Weiss revisions to the proposed merger agreement.

     On April 5, 2004, the Group 1 board of directors met. Mr. Bowen reported on his meeting with representatives of Pitney Bowes on April 2, 2004 and informed the board that Pitney Bowes' representatives had agreed to recommend to its board the offer conveyed on March 17, 2004 by Ms. Abi-Karam to Mr. Bowen of $23.00 per share.

     On April 6, 2004, representatives from Cadwalader and Paul Weiss engaged in a telephonic conference call to discuss several issues regarding the merger agreement, including the scope of the representations and warranties, the restrictive operating covenants, the actions required to be taken by each party to obtain required approvals, the non-solicitation provision, the break-up fee and the circumstances under which such fee would be payable and whether the proposed transaction would be structured as a front-end tender offer or a merger.

     Also on April 6, 2004, representatives from Pitney Bowes, Goldman Sachs, FBR and Group 1 engaged in a telephonic conference call to discuss additional financial information regarding Group 1, including its preliminary financial results for the fiscal year ended March 31, 2004.

     On April 9, 2004, Group 1's board of directors met. Representatives from Cadwalader and Group 1's management updated the board as to the status of Group 1's negotiations with Pitney Bowes and unresolved issues concerning the merger agreement and FBR discussed its preliminary analysis of the proposed transaction. Counsel for Group 1 and Pitney Bowes continued to negotiate the terms of the merger agreement and related documents, including (i) the voting agreement to be entered into by Mr. Bowen, (ii) employment agreements for Messrs. Bowen, Naden, Renehan, Slater and Waggoner and (iii) consulting agreements for Messrs. Bebee, Funston and Weiss. Negotiation of the merger agreement and the voting agreement continued through the weekend of April 10-11.

     At 9:00 a.m. (Eastern daylight savings time) on April 12, 2004, the Group 1 board met to discuss and vote on the proposed merger agreement with Pitney Bowes. Representatives of Cadwalader reviewed the proposed merger agreement in detail with the members of the board of directors and discussed the fiduciary duties of the board of directors in considering a possible business combination. FBR presented a detailed analysis of the proposed transaction and rendered its oral opinion, subsequently confirmed in writing, that, as of such date, the consideration proposed to be paid to Group 1's stockholders in the merger was fair, from a financial point of view, to such stockholders. After Group 1's board of directors concluded their deliberations and discussions regarding the proposed merger, the meeting was adjourned until the closing of the stock market. At about 4:00 p.m. (Eastern daylight savings time), the meeting reconvened, and Group 1's board of directors, after due deliberations and after considering the conclusions of its financial advisor and the other factors described under "Reasons for the Merger" on page __, voted unanimously to declare the merger advisable, to adopt and approve the merger agreement and to approve the merger and the other transactions contemplated by the merger agreement.

     The Pitney Bowes board of directors met on April 12, 2004 and, by unanimous vote of the directors, approved the merger agreement with Group 1.

     Following the board meetings on April 12, 2004, Group 1 and Pitney Bowes finalized, executed and delivered the merger agreement.

     Prior to the opening of business on April 13, 2004, Group 1 and Pitney Bowes issued a joint press release announcing the signing of the merger agreement.

Reasons for the Merger; Recommendation of the Board of Directors

     At its meeting on April 12, 2004, the Group 1 board of directors unanimously:

      o determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, Group 1 and its stockholders;

      o approved the merger agreement and the transactions contemplated thereby;

      o directed that the merger agreement and the merger be submitted for consideration by Group 1's stockholders; and

      o recommended that stockholders vote FOR approval and adoption of the merger agreement and approval of the merger.

     In the course of reaching its decision to approve the merger agreement, the board of directors of Group 1 consulted with Group 1's management, as well as its legal counsel and financial advisors, and considered the following positive factors:

      o the consideration represents a premium of approximately 36% over Group 1's closing stock price on April 8, 2004, the last trading day before execution of the merger agreement;

      o the fact that Group 1's employees continuing with the combined company would be afforded the resources and stability associated with a large, established company such as Pitney Bowes;

      o the negotiations which took place between Group 1 and Pitney Bowes with respect to the merger consideration and the belief by the board that the merger consideration was the highest price that Pitney Bowes would agree to pay;

      o the analyses, presentations and opinion of FBR to the effect that, as of the date of the opinion and subject to the matters set out in its opinion, $23.00 per share of common stock in cash, without interest, to be received by Group 1 stockholders pursuant to the merger agreement was fair, from a financial point of view, to Group 1's stockholders;

      o the consideration for the merger is all cash, which provides certainty of value to Group 1's stockholders compared with a transaction in which they would receive stock or other non-cash consideration;

      o the fact that Pitney Bowes' obligations under the merger agreement are not conditioned on its obtaining financing;

      o the terms of the merger agreement, which provide the board with the ability, should Group 1 receive a superior third party proposal, to furnish information to and conduct negotiations with a third party and, subject to certain requirements, including the payment of a termination fee, enter into an agreement relating thereto;

      o the board's view that the amount of the termination fee and the circumstances under which such fee would be payable to Pitney Bowes pursuant to the merger agreement, are reasonable in that the amount of the termination fee would not be likely to deter potentially interested third parties from pursuing a business combination transaction with Group 1;

      o the availability of appraisal rights under the DGCL to stockholders who dissent from the merger, which provides stockholders who dispute the adequacy of the merger consideration with an opportunity to have a court determine the fair value of their shares; and

      o the likelihood that regulatory approval would be obtained and the proposed transaction would be consummated, in light of the fact that there are no unusual requirements or conditions to the merger and that Pitney Bowes has the financial resources (through available cash and existing credit facilities) to consummate the merger expeditiously.

     In addition, the board of directors of Group 1 consulted with Group 1's management, as well as its legal counsel and financial advisors in order to identify and consider a number of potentially adverse factors in its deliberations concerning the proposed transaction, including the following:

      o     the risk that the transaction might not be consummated;

      o in the event that the transaction is not consummated, the possible negative effects on Group 1's customers, vendors, employees and stock price;

      o the possibility that Group 1 would be substantially more profitable than expected or that another acquiror would be willing to pay a higher price sometime in the future;

      o the public announcement of the transaction may have a significant negative effect on the continuing commitment of the Group 1's management, employees and customers pending completion of the merger;

      o the sale of Group 1 for cash in a merger transaction will generally be a taxable event to Group 1 stockholders; and

      o because Group 1's stockholders are receiving cash in exchange for their shares of common stock, they will not participate as stockholders in any potential future growth of either Group 1 or Pitney Bowes.

     The board's decision was based on their determination that the benefits of the merger outweighed its potential negatives. This description of the information and factors considered by the board is not intended to be exhaustive, but is believed to include all material factors that the board considered. In view of the variety of factors and the amount of information considered, Group 1's board of directors did not find it practicable to and did not quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The determination was made after consideration of all of the factors as a whole. In addition, individual members of Group 1's board of directors may have given different weight to different factors.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND BELIEVES THAT THE TERMS OF THE MERGER ARE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, GROUP 1 AND ITS STOCKHOLDERS. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

Opinion of Group 1's Financial Advisor

     Pursuant to an engagement letter dated March 19, 2003, as amended March 10, 2004, Group 1 retained FBR as its financial advisor in connection with the proposed merger.

     At the meeting of the board of directors of Group 1 on April 12, 2004, FBR rendered its oral opinion to the board of directors of Group 1, subsequently confirmed in writing, that, as of such date and based upon and subject to the various considerations set forth in the opinion, the consideration to be paid to Group 1's stockholders in the proposed merger was fair, from a financial point of view, to such stockholders. No limitations or other instructions were imposed by Group 1's board of directors upon FBR with respect to the investigations made or procedures followed by it in rendering its opinion.

     The full text of the written opinion of FBR dated April 12, 2004, which sets forth the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by FBR, is attached as Annex B to this Proxy Statement and is incorporated herein by reference. Group 1's stockholders are urged to read the opinion in its entirety. FBR's written opinion, which is addressed to the board of directors of Group 1, is directed only to the fairness of the $23.00 per share of common stock in cash to be received by Group 1 stockholders pursuant to the merger agreement, from a financial point of view of such stockholders, as of the date of the opinion. It does not address any other aspect of the proposed merger, nor does it constitute a recommendation to any stockholder of Group 1 as to how such stockholder should vote at the special meeting of Group 1's stockholders. The summary of the opinion of FBR set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     In arriving at its opinion, FBR, among other things:

      o reviewed drafts of the merger agreement and the financial terms and conditions set forth therein;

      o reviewed Group 1's annual and quarterly disclosure filings and current reports filed under the Securities Exchange Act of 1934 for periods ranging from January 1, 2003 to the date of the opinion;

      o reviewed Pitney Bowes' annual and quarterly disclosure filings and current reports filed under the Securities Exchange Act of 1934 for periods ranging from January 1, 2003 to the date of the opinion;

      o reviewed certain other publicly available business and financial information of Group 1 and Pitney Bowes;

      o reviewed certain internal financial statements and other financial and operating data of Group 1 prepared by Group 1's management team;

      o reviewed certain publicly available estimates of research analysts regarding Group 1 and Pitney Bowes;

      o held discussions with the senior management team, advisors and legal counsel of Group 1 regarding the proposed merger as well as the business, past and current operations, financial condition and future prospects of Group 1;

      o compared the financial performance of Group 1 with that of certain other comparable companies with publicly traded securities;

      o compared the financial terms of the proposed merger with the financial terms, to the extent publicly available, of other relevant announced and completed transactions;

      o compared the per share premiums paid for publicly-traded companies to the per share premium represented by the proposed merger consideration offered to Group 1's stockholders;

      o     prepared a discounted cash flow analysis of Group 1;

      o reviewed general industry information for the software and technology industries in which Group 1 operates;

      o participated as an advisor in discussions among representatives of Group 1 and their advisors or consultants during negotiations with Pitney Bowes;

      o held discussions with the management of Group 1 regarding the business lines, customers and operations of Group 1; and

      o made such other studies and inquires, and reviewed such other data, as FBR deemed relevant.

     FBR assumed and relied, without independent verification, upon the accuracy and completeness of all information reviewed by it for the purposes of its opinion. With respect to the financial projections, FBR has assumed that such projections were prepared in good faith on reasonable bases reflecting the best estimates and judgments of Group 1's future financial performance by Group 1's management, and that the historical and projected financial information prepared by Group 1 accurately reflected the historical and projected operations of Group
1. FBR did not make any independent evaluation or appraisal of the assets or liabilities of Group 1, nor was it furnished with any such evaluation or appraisal. FBR also did not make an independent evaluation or appraisal of Group 1 and Pitney Bowes, and accordingly expressed no opinion as to the future prospects, plans, valuation or viability of Group 1 and Pitney Bowes after completion of the proposed merger. The opinion provided by FBR is based on market, economic, financial and other circumstances and conditions as they existed and were evaluated as of the date of the opinion.

     The following represents a brief summary of the material financial analyses performed by FBR in connection with providing its opinion to the Group 1 board of directors. The value in cash of the consideration offered by Pitney Bowes to common stockholders of Group 1 is $23.00 per share of Group 1 common stock. Using data provided by Group 1 pertaining to common stock, treasury stock, and common stock options, the total equity value of the proposed merger was determined to be $382.8 million (using the treasury stock method). Based on guidance from Group 1 concerning cash, cash equivalent, and debt balances, the implied enterprise value of the proposed merger was determined to be $323.8 million. Enterprise value is calculated as equity value less cash and cash equivalents plus debt. Some of the summaries of financial analyses performed by FBR include information presented in tabular format. In order to fully understand the financial analyses performed by FBR, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Comparable Company Analysis

     In performing a comparable company analysis, FBR examined public companies it considered to have characteristics reasonably similar to Group 1, either in terms of the industry group, business model and/or financial and operational characteristics. While no company was identified as having exactly the same risks, financial and operating characteristics, relevant markets, customer bases and demographics and other comparable factors as Group 1, companies with similar business characteristics, including the type of services offered, service lines, markets, distribution channels, customer bases, growth prospects or operating strategies were identified. The comparable companies FBR analyzed included:

     Ascential Software Corporation
     Business Objects SA
     Cognos, Inc.
     Docucorp International, Inc.

     FileNet Corporation
     Hummingbird Ltd.
     Informatica Corporation
     Interwoven, Inc.
     Open Text Corporation
     Stellent, Inc.
     Vignette Corporation

     In performing its analysis, FBR made certain judgments and assumptions, many of which are beyond the control of Group 1 and Pitney Bowes, such as the impact of competition on Group 1 or the industry generally, industry growth, and the absence of any material adverse change in the financial condition and prospects of Group 1, the industry or the financial markets in general.

     All the projected financial information for Group 1 used in the comparable company analysis was based on projections provided by Group 1. All the projected financial data for the comparable companies used in the comparable company analysis were obtained from public filings, news articles, published Wall Street research analysts' reports and forecasts and other publicly available third party sources.

     Because no company was identical to Group 1, complex considerations, decisions and judgments were made concerning differences in the financial and operating characteristics of the comparable company group. As a result FBR felt that no one analytical method would be a sufficient basis upon which to determine the fairness of the consideration. Accordingly, FBR used the following multiple analytical methods to reach its fairness determination.

     Enterprise Value to Revenue Analysis

     The following table sets forth the implied range of equity values indicated by this analysis:

                                                 FY2004          FY2005
Comparable Company Median Multiple                2.6 x    to     2.4 x
Implied Enterprise Value (millions)              $301.5    to    $353.6
Implied Equity Value (millions)                  $360.5    to    $412.6

     FBR observed that the total equity value of $382.8 million being paid for Group 1 fell within the range obtained from the comparable group, and that, in general, the comparable companies had lower projected revenue growth rates than Group 1.

     Enterprise Value to EBITDA Analysis

     FBR adjusted the estimated EBITDA for Group 1 by treating capitalized software costs as a component of research and development expense. This adjustment was made to Group 1's EBITDA because a significant majority of the comparable companies did not capitalize software costs. The following table sets forth the implied range of equity values indicated by this analysis:

                                                 FY2004          FY2005
Comparable Company Median Multiple               25.6 x    to    16.4 x
Implied Enterprise Value (millions)              $441.0    to    $386.8
Implied Equity Value (millions)                  $500.0    to    $445.8

     FBR noted that the total equity value of $382.8 million being paid for Group 1 fell below the range obtained from the comparable group, and that, in general, the comparable companies had higher projected EBITDA growth rates than Group 1.

     Equity Value to Net Income Analysis

     The following table sets forth the implied range of equity values indicated by this analysis:

                                                 FY2004          FY2005
Comparable Company Median Multiple               33.4 x    to    35.7 x
Implied Equity Value (millions)                  $303.0    to    $432.2

     FBR observed that the total equity value of $382.8 million being paid for Group 1 fell within the range obtained from the comparable group, and that, in general, the comparable companies had projected net income growth rates that were slightly lower than Group 1.

     Comparable Transactions Analysis

     Using publicly available information, FBR reviewed the terms of certain announced, pending or completed merger and acquisition transactions and compared relevant operating and valuation metrics for these transactions to similar operating and valuation metrics of Group 1.

     In performing its analysis, FBR selected transactions that (i) involved target businesses in the software industry, (ii) were announced or completed since January 1, 2003 and (iii) had total consideration of greater than $50.0 million at the time of the announcement. In each case, FBR used estimates based on public filings, news articles, published Wall Street research analysts' reports and forecasts and other publicly available third party sources.

-------------------------------------------------------------------------------------------------------
Announcement Date                       Name of Acquirer                      Name of Target
-------------------------------------------------------------------------------------------------------
January 12, 2004                        Stellent                              Optika
-------------------------------------------------------------------------------------------------------
October 21, 2003                        Open Text                             IXOS Software
-------------------------------------------------------------------------------------------------------
January 22, 2004                        Vignette                              Tower Technology
-------------------------------------------------------------------------------------------------------
October 14, 2003                        EMC                                   Documentum
-------------------------------------------------------------------------------------------------------
August 11, 2003                         Pervasive Software                    Data Junction
-------------------------------------------------------------------------------------------------------
August 6, 2003                          Interwoven                            iManage
-------------------------------------------------------------------------------------------------------
July 16, 2003                           Sage Group                            Timberline Software
-------------------------------------------------------------------------------------------------------
June 2, 2003                            PeopleSoft                            JD Edwards
-------------------------------------------------------------------------------------------------------
December 6, 2002                        IBM                                   Rational Software
-------------------------------------------------------------------------------------------------------

     For each acquired entity, FBR analyzed the total consideration relative to both the trailing and forward twelve months revenues as of the announcement date. The following table sets forth the implied range of equity values indicated by this analysis:

                                                       TTM            FTM
Comparable Transactions Median Multiple               2.6 x    to     1.6 x
Implied Enterprise Value (millions)                  $290.7    to    $225.2
Implied Equity Value (millions)                      $349.7    to    $284.2

     FBR observed that the total equity value of $382.8 million being paid for Group 1 fell above the range based on the comparable group. FBR noted that the comparable transaction analysis was just one of several analyses used by FBR to reach its fairness determination. No company, business or transaction utilized in the comparable transaction analysis is identical to Group 1 or the Merger. Accordingly, an analysis of the foregoing involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of comparable companies, precedent transactions or the business segment, company or transactions to which they are being compared.

     Premiums Analysis

     Using publicly available information, FBR reviewed the premiums paid by the acquirer relative to the one-trading day, five-trading day, and thirty-trading day stock prices prior to the announcement dates. In performing its analysis, FBR selected transactions that (i) involved only the purchase of all of the outstanding stock of a public company, (ii) were announced or completed since January 1, 1999, (iii) had a target entity with a deal value or base equity price of greater than $50.0 million and (iv) involved a target entity in the software industry. The following table sets forth the implied range of equity values indicated by this analysis:

                                          Trading Days Prior to Announcement
                                       ----------------------------------------
                                           One            Five          Thirty
                                           ---            ----          ------
     Median Premium Paid                     28%            35%            47%
     Implied Group 1 Per Share Price      $21.59         $22.94         $21.68
     Implied Equity Value (millions)      $357.6         $381.6         $359.2

     FBR observed that the total equity value of $382.8 million being paid for Group 1 fell above the range based on the comparable group. FBR noted that, for reasons previously stated above, premium analysis was just one of several analyses used by FBR to reach its fairness determination.

     Discounted Cash Flow Analysis

     FBR performed a discounted cash flow analysis for Group 1 in which it calculated the present value of the projected future free cash flows of Group 1 based on the financial projections provided by Group 1. FBR estimated a range of theoretical values for Group 1 based on the sum of the net present value of the Group 1's implied annual cash flows plus a terminal value for Group 1 in 2009, which was calculated based on a multiple of free cash flow. FBR applied a range of discount rates from 15.5% to 19.5% and a range of terminal value multiples from 7.0x to 9.0x of forecasted fiscal 2009 free cash flow. This analysis resulted in implied equity values ranging from $255.7 million to $323.0 million.

     FBR observed that the total equity value of $382.8 million being paid for Group 1 fell above the range based on the comparable group. FBR noted that, for reasons previously stated above, discounted cash flow analysis was just one of several analyses used by FBR to reach its fairness determination.

     Other Considerations

     The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial consideration of the analyses or summary description. FBR believes that its analyses must be considered as a whole and that selecting certain portions of the analyses and of the factors considered, without keeping them in the proper context of full information, would create an incomplete or misleading view of the processes underlying its opinion.

     In view of the wide variety of factors considered in connection with its evaluation of the fairness of the total consideration to be paid, from a financial point of view, FBR did not find it practicable to assign relative weights to the factors considered in reaching its opinion. No single company or transaction used in the above analyses as a comparison was identical to Group 1 nor was any transaction identical to the proposed merger. The analyses were prepared solely to provide information upon which FBR could render an opinion as to whether or not the total consideration to be paid, from a financial point of view, to stockholders of Group 1 was fair. The analyses performed by FBR are not intended to be appraisals or to reflect the prices at which businesses or securities actually may be sold in different circumstances.

     In connection with its analyses, FBR made, based on information provided by Group 1's management, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Group 1's or Pitney Bowes' control. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, and are based upon numerous factors or events beyond the control of Group 1, Pitney Bowes, or their advisors, none of Group 1, Pitney Bowes, FBR, or any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

     The consideration payable in the proposed merger was determined through negotiation between Group 1 and Pitney Bowes and the decision to enter into the merger agreement was solely that of Group 1's board of directors. FBR provided advice to Group 1 during these negotiations, but did not recommend any specific amount of consideration to Group 1. FBR also did not recommend that any specific amount of consideration constituted the only appropriate amount of consideration for the merger.

     FBR is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. FBR was selected because of its expertise, reputation and familiarity with the software industry, and because its investment banking professionals have substantial experience in transactions comparable to this transaction.

     As compensation for its services in connection with the merger, we have agreed to pay FBR a success fee based on the value, at closing, of the consideration paid by Pitney Bowes. In addition, FBR received a fee from Group 1 for rendering its fairness opinion, which amount will be credited toward payment of the success fee. In addition, we have agreed to reimburse FBR for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify FBR for certain liabilities that may arise out of its engagement by us and the rendering of the FBR opinion.

     In the ordinary course of its business, FBR may actively trade in the securities of Group 1 and Pitney Bowes for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Material Federal Income Tax Consequences of the Merger

     The following general discussion summarizes the material United States federal income tax consequences of the merger to Group 1 stockholders that hold their Group 1 common stock as a capital asset. It does not address all aspects of federal income taxation that may be relevant to a holder of Group 1 common stock in light of that stockholder's particular circumstances or to a stockholder subject to special rules, such as:

      o a stockholder that is not a citizen or resident of the United States and other foreign persons;

      o     a financial institution or insurance company;

      o     a mutual fund;

      o     a tax-exempt organization;

      o     a dealer or broker in securities or foreign currencies;

      o a trader in securities that elects to apply a mark-to-market method of accounting;

      o a stockholder that holds its Group 1 common stock as part of a hedge, appreciated financial position, straddle or conversion transaction; or

      o a stockholder that acquired its Group 1 common stock pursuant to the exercise of options or otherwise as compensation.

     The tax treatment of a partner in a partnership that holds Group 1 common stock will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership that holds Group 1 common stock should consult his, her or its tax advisor regarding the particular tax consequences to the partner.

     The following discussion is based on the Internal Revenue Code of 1986, as amended, final, temporary and proposed Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, each as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect which may adversely affect the accuracy of the statements and conclusions described in this document. The consequences under state, local, foreign and estate and gift taxation laws are not addressed. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

     Group 1 stockholders' receipt of cash pursuant to the merger (including pursuant to the exercise of dissenter's rights of appraisal) will be a taxable transaction for United States Federal income tax purposes. A Group 1 stockholder will generally recognize taxable gain or loss for United States Federal income tax purposes equal to the difference between the amount of cash received by the stockholder and the stockholder's aggregate adjusted tax basis in its Group 1 common stock converted into cash in the merger. Gain or loss will be calculated separately for each block of Group 1 common stock.

     Gain or loss recognized by a Group 1 stockholder will be capital gain or loss, and will be long-term capital gain or loss if the stockholder's holding period for its shares of Group 1 common stock exceeds one year. In general, noncorporate stockholders will be eligible for a reduced United States Federal income tax rate on long-term capital gains. Stockholders will also be subject to limits on the deductibility of any capital losses.

     Certain holders of Group 1 common stock may be subject to backup withholding. Backup withholding generally applies if the holder (i) fails to furnish its social security number or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) fails properly to report interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct and that the holder is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment of tax, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF HIS, HER OR ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. TAX MATTERS ARE COMPLEX AND MAY VARY DEPENDING ON YOUR PARTICULAR CIRCUMSTANCES. THEREFORE, WE STRONGLY URGE YOU TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE PARTICULAR TAX CONSEQUENCES TO YOU OF THIS MERGER, INCLUDING THE APPLICATION OF ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

Regulatory Matters Relating to the Merger

     The proposed transaction is subject to the requirements of the HSR Act, which prevents certain transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the appropriate waiting periods expire or are terminated. We filed the required information and materials with the Department of Justice and the Federal Trade Commission on April 26, 2004. On May 5, 2004, we received notice from the Federal Trade Commission that we received early termination of the waiting period under the HSR Act. The requirements of Hart-Scott-Rodino will be satisfied if the merger is completed within one year from the termination of the waiting period.

     The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws. Certain other persons could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period was terminated, any state could take action under the antitrust laws. A challenge to the merger could be made and if a challenge is made there is no assurance that we would prevail.

     The proposed transaction is also subject to the German Act against Restraints of Competition, which requires certain transactions to be notified to the Federal Cartel Office of the Federal Republic of Germany (the "Federal Cartel Office"). A transaction which is subject to notification to the Federal Cartel Office may be completed only after the Federal Cartel Office has granted clearance of the transaction or if the Federal Cartel Office fails to inform the notifying party within one month of receiving a complete notification documentation that it intends to initiate formal merger control proceedings. In the event that such proceedings are initiated, the transaction may be completed upon clearance or if the Federal Cartel Office fails to prohibit the transaction within four months after initiation of such proceedings. We filed the required information for notifying the Federal Cartel Office of the transaction on May 3, 2004.

     After initiation of formal merger control proceedings, the Federal Cartel Office must prohibit the merger if it leads to the creation or strengthening of a dominant position on any of the affected markets. The Federal Cartel Office may also grant clearance only subject to certain conditions which the notifying party would be obliged to comply with. Legal action may be taken against the decision to prohibit the transaction or against conditions to which the decision to clear the merger was subjected, but there is no assurance that an unconditional clearance could then be obtained. Alternatively, an exemption by the Federal Secretary of the Economy of Germany may be applied for, but there is no assurance that such exemption would be granted.

     Third parties whose interests would be affected by the decision to grant clearance of the merger may apply to the Federal Cartel Office to be admitted to the procedures as parties. Such parties may challenge the merger during the merger control proceedings or take legal action against the decision to clear the merger within one month of the delivery of such decision. If the decision to clear the merger is challenged there is no assurance that we would prevail.

     The Federal Cartel Office may repeal its decision to clear the merger on the grounds that it was based on wrongful information supplied by the notifying parties or on the grounds of non-compliance with conditions to which the Federal Cartel Office subjected its decision. The repeal of the decision to clear the merger would trigger the obligation to divest the merged businesses. Legal action may be taken against the repeal of the decision to clear the merger or an exemption by the Federal Secretary of the Economy of Germany may be applied for, but there is no assurance that clearance could then be obtained.

     Under the Brazilian Competition laws, the merger agreement must be submitted to the Administrative Economic Protection Council ("CADE") for review. We filed the required information and materials on May 4, 2004. It is believed that clearance by CADE of the transactions contemplated by the merger agreement is not required to be obtained prior to closing of the merger. Under Law No. 8.8884/94, CADE's approval is retroactive to the date of the execution of the merger agreement.

     We are not aware of any other material governmental or regulatory approval required for completion of the merger, other than compliance with the applicable corporate law of Delaware.

Appraisal Rights of Stockholders

     If the merger is consummated, stockholders who do not vote "FOR" the adoption of the merger agreement, who hold shares of common stock of record on the date of making a written demand for appraisal as described below, who continuously hold shares of common stock through the closing of the merger, and who otherwise comply fully with Section 262 of the DGCL ("Section 262"), will be entitled to a judicial determination of the fair value of their shares of common stock exclusive of any element of value arising from the accomplishment of the merger in accordance with the provisions of Section 262 and to receive from us payment of such fair value in cash together with a fair rate of interest, if any, as determined by such court. This amount may be more than, equal to or less than $23.00 per share of Group 1 common stock. A proxy returned to us that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement.

     Under Section 262, not less than 20 calendar days prior to the special meeting, we must notify each of the holders of Group 1 stock who was a stockholder on the record date for the special meeting that such appraisal rights are available and include in each such notice, a copy of Section 262. This proxy statement constitutes such notice to the holders of record of Group 1 common stock and we attach the applicable statutory provisions to this proxy statement as Annex D.

     The following is a summary of the procedures to be followed under Section 262, the full text of which is attached as Annex D to this proxy statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex D. Stockholders should read carefully the full text of Section 262 because failure to follow any Section 262 procedure may result in the loss of appraisal rights. Any stockholder who desires to exercise appraisal rights should carefully review
Section 262 before electing or attempting to exercise appraisal rights.

     Holders of record of shares of Group 1 common stock who desire to exercise appraisal rights must not vote in favor of the merger or consent to the merger in writing (including by returning a signed proxy card without indicating any voting instructions as to the proposal) and must deliver a separate written demand for appraisal of such shares to us prior to the taking of the vote on the merger agreement. A holder of shares of Group 1 common stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares of record through the effective time of the merger. The demand for appraisal will be sufficient if it reasonably informs us of the identity of the stockholder and that the stockholder intends to demand an appraisal of the fair value of shares of Group 1 common stock.

     If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by or for the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a holder of record provided the agent identifies the record owner or owners and expressly discloses in such demand that the agent is acting as agent for the record owner or owners of such shares.

     A record holder, such as a broker, who holds shares of common stock as a nominee for beneficial owners, some or all of whom desire to demand appraisal, must exercise appraisal rights on behalf of such beneficial owners with respect to the shares held for such beneficial owners. In such case, the written demand for appraisal should set forth the number of shares covered by such demand. Unless a demand for appraisal specifies a number of shares, the demand will be presumed to be applicable to all shares outstanding in the name of such record owner. If a stockholder holds shares of common stock through a broker which in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. BENEFICIAL OWNERS WHO ARE NOT RECORD OWNERS AND WHO INTEND TO EXERCISE APPRAISAL RIGHTS SHOULD INSTRUCT THE RECORD OWNER TO COMPLY STRICTLY WITH THE STATUTORY REQUIREMENTS WITH RESPECT TO THE DELIVERY OF WRITTEN DEMAND FOR APPRAISAL. A DEMAND FOR APPRAISAL SUBMITTED BY A BENEFICIAL OWNER WHO IS NOT THE RECORD OWNER WILL NOT BE HONORED.

     A proxy or vote against the adoption of the merger agreement will not constitute a demand for appraisal. Stockholders should not expect to receive any additional notice with respect to the deadline for demanding appraisal rights.

     Any holder of record of common stock must deliver the written demand for appraisal prior to the taking of the vote on the merger agreement. All demands for appraisal should be addressed to Group 1 Software, 4200 Parliament Place, Suite 600, Lanham, MD, 20706-1844, Attention: Edward Weiss, Secretary.

     If the merger agreement is adopted, then within 10 days after the effective date of the merger, the surviving corporation will provide notice of the effective date of the merger to all stockholders who have complied with Section 262 and who have not voted in favor of or consented to the merger. In addition, the surviving corporation will notify these stockholders that they have 120 days from the effective date of the merger to exercise their appraisal rights.

     A stockholder may withdraw a demand for appraisal in writing within 60 days after the effective time of the merger and accept the terms of the merger. Thereafter, approval of the surviving corporation will be needed for such a withdrawal. In all events, if a petition for appraisal has been filed in the Delaware Court of Chancery, a stockholder may not withdraw without the approval of the Court.

     Within 120 days after the effective date of the merger, in compliance with
Section 262, any stockholder who has properly demanded an appraisal and who has not withdrawn his or her demand as provided above and the surviving corporation each has the right to file in the Delaware Court of Chancery a petition, with a copy served on the surviving corporation in the case of a petition filed by a dissenting stockholder, demanding a determination of the fair value of the shares held by all dissenting stockholders. If, within the 120-day period following the effective time of the merger, no petition has been filed as provided above, all rights to appraisal will cease and all dissenting stockholders who owned shares of common stock will become entitled to receive the merger consideration for each share of Group 1 common stock held, without interest.

     Any dissenting stockholder is entitled, within the 120-day period following the effective time of the merger and upon written request to the surviving corporation, to receive from the surviving corporation a statement setting forth:

      o the aggregate number of shares of Group 1 common stock not voted in favor of the merger and with respect to which demands for appraisal have been received, and

      o     the aggregate number of dissenting stockholders.

     Such statement must be mailed within ten days after a written request for such statement has been received by the surviving corporation, or within ten days after the expiration of the period for delivery of demands for appraisal, as described above, whichever is later.

     Upon the filing of a petition, the Delaware Court of Chancery is empowered to determine which dissenting stockholders have complied with the provisions of
Section 262 and are entitled to an appraisal of their shares. The Delaware Court of Chancery may require that dissenting stockholders submit their share certificates for notation thereon of the pendency of the appraisal proceedings and the Delaware court may dismiss the proceedings as to any dissenting stockholder who does not comply with such requirement.

     After determining the stockholders entitled to appraisal, the Delaware Court of Chancery will appraise shares of Group 1 common stock owned by the dissenting stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger.

     Stockholders considering seeking appraisal should consider that the fair value of their shares determined by the Delaware Court of Chancery under Section 262 could be more than, equal to or less than, the $23.00 per share of Group 1 common stock in cash payable pursuant to the merger agreement.

The Delaware court may also:

      o determine a fair rate of interest, if any, to be paid to dissenting stockholders in addition to the fair value of the shares;

      o determine the costs of the proceeding and assess such costs against the parties as the Delaware Court of Chancery deems equitable (however, costs do not include attorneys' and expert witnesses' fees); and

      o upon application of a dissenting stockholder, order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

     No appraisal proceedings in the Delaware Court of Chancery will be dismissed as to any dissenting stockholder without the approval of the Delaware court, and this approval may be conditioned upon terms which the Delaware court deems just.

     Failure to take any required step in connection with appraisal rights may result in the loss of such rights. Any stockholder who loses such rights will only be entitled to receive the consideration offered in the merger without interest.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of Group 1's board of directors with respect to the merger, stockholders should be aware that certain officers and directors of Group 1 have interests in the merger that may be different from, or in addition to, the interests of stockholders of Group 1. The board of directors of Group 1 was aware of these interests and considered them, among other matters, in making their recommendation.

Employment, Severance and Consulting Agreements with Executive Officers

     Existing Employment Agreement of Mr. Bowen. Group 1 and Mr. Bowen, as chief executive officer of Group 1, are party to an amended and restated employment agreement, dated as of April 1, 2003 (the "Existing Agreement"). The Existing Agreement provides, among other things, that, following a "change in control" (as defined in the Existing Agreement), if Mr. Bowen's employment is terminated by Group 1 without "cause" or by Mr. Bowen with "good reason," Group 1 is obligated to provide Mr. Bowen with the following:

      o payment equal to 2 times the sum of (i) highest annual rate of salary in effect during twelve-month period prior to termination and
            (ii) target annual bonus for the then-current fiscal year, which will equal the amount Mr. Bowen would have earned under his bonus formula if Group 1 had attained its earnings projections for such fiscal year, or such greater amount as approved by the Group 1 board of directors prior to such fiscal year;

      o payment of pro-rated incentive compensation (including the annual bonus) for year of termination and of all accumulated, but unpaid deferred bonus amounts;

      o continuation of welfare benefits for 2 years following his termination of employment;

      o 2 years of out-placement expenses with a value of up to 20% of Mr. Bowen's base salary;

      o vesting of unvested 401(k) benefits or payment for forfeited benefits, and vesting of unvested stock options; and

      o a gross-up for any excise tax incurred in connection with the change in control such that Mr. Bowen is placed in same after-tax position as if no excise taxes has been imposed.

     Mr. Bowen has the right to terminate employment following the one-year anniversary of a change in control and receive the foregoing severance. The Existing Agreement provides that Mr. Bowen is subject to a 2-year non-competition covenant upon termination of employment for any reason.

     New Employment Agreement of Mr. Bowen. In connection with the execution of the merger agreement, Mr. Bowen entered into an employment agreement dated as of April 12, 2004 with Group 1, which will become effective upon the completion of the merger (the "New

Agreement") and supersede the Existing Agreement. On April 12, 2004, Mr. Bowen also entered into an amendment to the Existing Agreement and a Change in Control Agreement, both of which became effective as of April 12, 2004. The amendment eliminates Mr. Bowen's severance entitlement under the Existing Agreement, and in lieu thereof, the Change in Control Agreement provides for a lump sum payment of $2,476,178 upon the earlier of (i) the second anniversary of a change in control or (ii) the termination of Mr. Bowen's employment for any reason following a change in control.

     The New Agreement provides for compensation and benefits that are substantially similar to those under the Existing Agreement, including a gross up for excise taxes. However, the New Agreement does not provide for a severance payment. Unlike the Existing Agreement, the New Agreement provides for a guaranteed minimum incentive bonus of $500,000. In addition, under the New Agreement, Mr. Bowen agrees to waive 50% of the cash out value with respect to the unvested Group 1 stock options held by him at the effective time of the merger. This amount will be paid, subject to Mr. Bowen's continuing employment, as a "retention bonus" in two equal payments on each of the first two anniversaries of the effective time of the merger. The retention bonus will also be payable in the event of a termination of Mr. Bowen's employment by Group 1 without "cause" or by him with "good reason." The New Agreement provides that Mr. Bowen is subject to a 5-year non-competition covenant upon termination of employment for any reason.

     Existing Change-in-Control Agreements of Executives. Group 1 entered into change in control agreements with each of Messrs. Bebee, Funston, Naden, Slater, Waggoner and Weiss on March 7, 2003 and with Mr. Renehan on September 4, 2003. Each of the change in control agreements provide that, if within 3 years following a "change in control," the employment of any of the foregoing officers is terminated by Group 1 "without cause" or by such officer with "good reason," Group 1 is obligated to provide the terminated officer with the following:

      o payment equal to 2 times the sum of (i) the highest annual rate of salary in effect during twelve-month period prior to termination plus (ii) the target annual bonus for the then-current fiscal year;

      o continuation of welfare benefits for 2 years from the date of termination of employment;

      o     2 years of outplacement expenses (not to exceed 20% of base salary);

      o vesting of unvested 401(k) benefits or payment for forfeited benefits and vesting of unvested stock options; and

      o a gross-up for any excise tax incurred such that the officer is placed in same after-tax position as if no excise tax had been imposed.

     Under each agreement, each officer has agreed to be bound to a non-competition covenant that is effective regardless of whether any change in control in Group 1 occurs and which applies during the officer's employment with Group 1 and for 12 months thereafter.

     New Employment Agreements of Messrs. Naden, Renehan, Slater and Waggoner. In connection with the execution of the merger agreement, Messrs. Naden, Renehan, Slater and Waggoner entered into employment agreements dated as of April 12, 2004 with Group 1, which will become effective upon the completion of the merger and supersede their existing change in control agreements. The employment agreements have a term of two years after which time the executives will become "at-will" employees. The employment agreements provide for payment of base salary and minimum guaranteed bonuses (i.e. the "Target Bonuses") for the first year, the grant of stock options (each as set forth in the chart below) and the provision of various standard benefits, including a car allowance.

----------------------------------------------------------------------------------------------------
                          Naden              Renehan           Slater             Waggoner
----------------------------------------------------------------------------------------------------
Base Salary               $250,000           $145,000          $280,000           $185,000
----------------------------------------------------------------------------------------------------
Target Bonus              $200,000           $100,000          $155,000           $125,000
----------------------------------------------------------------------------------------------------
Pitney Bowes Options      8,000 shares       4,000 shares      8,000 shares       6,000 shares
----------------------------------------------------------------------------------------------------

     In the event of a termination of an executive's employment by Group 1 without "cause" or by the executive with "good reason" during the term, the executive will be entitled to severance equal to 2 times base salary and target bonus and two years of benefits continuation, which is comparable to the severance provided for in the existing change in control agreements. The employment agreements also retain the excise tax gross up provision from the change in control agreements.

     Under the employment agreements, each executive also agrees to waive 50% of the cash out value with respect to the unvested Group 1 stock options held by him at the effective time of the merger. This amount will be paid, subject to the executive's continuing employment, as a "retention bonus" in two equal payments on each of the first two anniversaries of the effective time of the merger. The retention bonus will also be payable in the event of a termination of an executive's employment by Group 1 without "cause" or by the executive with "good reason." The executives are subject to a one-year non-competition covenant upon a termination of employment for any reason.

     New Consulting Agreements of Messrs. Bebee, Funston and Weiss. In connection with the execution of the merger agreement, Messrs. Bebee, Funston and Weiss entered into consulting agreements dated as of April 12, 2004 with Group 1, which will become effective upon the completion of the merger. Immediately prior to the effective time of the merger, Group 1 will terminate the executives' employment, and upon execution of a separation and release agreement, they will be paid severance benefits under their existing change in control agreements. The consulting agreements provide for a monthly consulting fee and a final payment (except for Mr. Bebee) at the end of the consulting term (as set forth below), which payments will be prorated in the event of a consultant's death or disability.

-------------------------------------------------------------------------------------------------------------------
                               Bebee                Funston               Weiss
-------------------------------------------------------------------------------------------------------------------
Term                           3 months             6 months              6 months; renewable at Group 1's
                                                                          election for an additional 6 months
-------------------------------------------------------------------------------------------------------------------
Monthly Fee                    $14,200              $16,666               $14,166
-------------------------------------------------------------------------------------------------------------------
Final Payment                  None                 $165,004              $140,004
-------------------------------------------------------------------------------------------------------------------

Equity-Based Awards

     The 1986 Comnet Corporation Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan provides that each stock option granted thereunder will automatically become fully vested and exercisable as of the date on which Group 1 entered into the merger agreement. In addition, the 1995 Comnet Corporation Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan, the 1995 Group 1 Software, Inc. Non-Employee Directors' Stock Option Plan and the 1996 Group 1 Software, Inc. Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Rights Plan provide that, upon approval of Group 1's compensation committee, the stock options granted under such plans shall become vested and exercisable as of the date on which Group 1 entered into the merger agreement. Given that both vested and unvested stock options will be cancelled and converted into the right to receive an amount in cash equal to the difference between $23.00 and the applicable exercise price per share of the option, less applicable withholding taxes, at the effective time of the merger, the compensation committee has not granted, and does not intend to grant, such approval. Stock options granted under the Comnet Corporation 1992 Non-Employee Directors Stock Option Plan and the Comnet Corporation 1995 Non-Employee Directors' Stock Option Plan vest and become exercisable upon approval of the merger agreement by Group 1's stockholders. As of April 30, 2004, the directors and executive officers of Group 1 listed below held unvested options to purchase the number of shares of Group 1 common stock opposite their name.

                   Name                    Number of Unvested
                                            Options/Warrants
            -----------------------        ------------------
            Robert S. Bowen                     239,997
            Alan P. Slater                      46,996
            Stephen R. Bebee                    23,800
            Andrew W. Naden                     38,000
            Mark D. Funston                     29,000
            Edward Weiss                        8,000
            John C. Renehan                     15,600
            James P. Marden                     21,000
            Charles A. Mele                     21,000
            Charles J. Sindelar                 21,000
            James V. Manning                    21,000
            Richard H. Eisenberg                21,000
            Bruce J. Spohler                    21,000*
            Thomas S. Buchsbaum                 21,000

-------------

*Represents warrants to purchase 21,000 shares of Group 1 common stock. Pursuant to the terms of the merger agreement, each warrant to purchase common stock, whether vested or unvested, will, at the effective time of the merger, be converted into the right to receive $23.00 in cash less the per share exercise price.

     As discussed above, Messrs. Bowen, Naden, Renehan, Slater and Waggoner entered into employment agreements in connection with the merger whereby each executive agreed to waive 50% of the cash out value with respect to the unvested Group 1 stock options held by him at the effective time of the merger.

Directors' and Officers' Indemnification and Insurance

     In the merger agreement, Pitney Bowes has agreed that all rights to indemnification existing in favor of the present or former directors, officers and employees of Group 1 and its subsidiaries as provided in Group 1's certificate of incorporation and by-laws (or the similar organizational documents of any of Group 1's subsidiaries) or under any indemnification agreements of Group 1 with its current or former directors will be assumed by the surviving corporation and Pitney Bowes and will continue in full force and effect without modification for a period of not less than the statute of limitations applicable to such matters.

     Pitney Bowes is also obligated, for a 6-year period after the merger, to maintain in effect directors' and officers' liability insurance covering present or former directors, officers and employees of Group 1 and its subsidiaries in respect of acts or omissions occurring prior to the effective time of the merger, provided that Pitney Bowes is not required to pay annual premiums for such insurance in excess of 200% of the amount of the current premiums.

                     OWNERSHIP OF VOTING STOCK BY MANAGEMENT

     The following table gives information concerning the beneficial ownership of Group 1's common stock as of April 30, 2004, by each director, the chief executive officer and each of our most highly compensated executive officers, and all directors and executive officers of Group 1 as a group. Unless otherwise indicated below, the person included in the table has sole voting and investment power with respect to all shares included therein.

                                                  Total Shares          Direct                          Percent
Name of Beneficial Owner                      Beneficially Owned (1)   Ownership     Right To Acquire   Of Class
------------------------------------          ---------------------    ---------     ----------------   --------
Robert S. Bowen                                    1,788,136(2)         599,703          1,188,433      11.83%
Alan P. Slater                                       215,278                 --            215,278       1.52%
Stephen R. Bebee                                     110,330              1,000            109,330       0.79%
Andrew W. Naden                                       55,000                 --             55,000       0.39%
Mark D. Funston                                      119,000             10,000            109,000       0.85%
Edward Weiss                                          42,450             17,450             25,000       0.30%
John C. Renehan                                       27,400              4,200             23,200       0.20%
James P. Marden                                      145,000              2,000            143,000       1.03%
Charles A. Mele                                      242,584             45,114            197,470       1.72%
Charles J. Sindelar                                  146,960              4,960            142,000       1.04%
James V. Manning                                     160,000             15,000            145,000       1.14%
Richard H. Eisenberg                                 113,900                900            113,000       0.81%
Bruce J. Spohler                                     210,859            125,859             85,000       1.50%
Thomas S. Buchsbaum                                   86,757             45,307             41,450       0.62%
All directors and executive officers               3,463,654            871,493          2,592,161      20.96%
as a group

-------------

(1) The information as to beneficial ownership is based on statements furnished to Group 1 by its executive officers and directors. Unless otherwise indicated, each executive officer and director has sole voting and sole investment power with respect to his respective shares listed above.

(2) Mr. Bowen has entered into a voting agreement in connection with the merger, pursuant to which he has agreed to hold and vote all of his Group 1 shares in favor of the approval and adoption of the merger agreement and approval of the merger. See "Description of the Transaction Agreements - The Voting Agreement."

             Ownership of Voting Stock by Certain Beneficial Owners

     The following table sets forth information with respect to the only people who, to the best knowledge of Group 1, beneficially owned more than five percent of the common stock of Group 1 as of April 21, 2004. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares included therein.

                                               Amount And Nature Of                           Right To        Percent Of
Name And Address Of Beneficial Owner           Beneficial Ownership      Direct Ownership      Acquire           Class
------------------------------------           --------------------      ----------------     ---------       ----------
Robert S. Bowen                                     1,788,136(1)              599,703         1,188,433          11.83%
4200 Parliament Place
Suite 600
Lanham, MD                                                                                                       20706

Wachovia Securities, Inc.                             962,261                 962,261                --           6.91%
901 East Byrd Street
Richmond, VA 23219

John Spohler                                          761,208                 761,208                --           5.46%
383 Madison Avenue
New York, NY 10179

------------------

(1) Mr. Bowen has entered into a voting agreement in connection with the merger, pursuant to which he has agreed to hold and vote all of his Group 1 shares in favor of the approval and adoption of the merger agreement and approval of the merger. See "Description of the Transaction Agreements - The Voting Agreement."

                    DESCRIPTION OF THE TRANSACTION AGREEMENTS

                              THE MERGER AGREEMENT

     The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by the complete merger agreement which is attached as Annex A to this proxy statement and incorporated herein by reference. All stockholders of Group 1 are urged to read the merger agreement carefully and in its entirety.

General

     Under the merger agreement, Merger Sub, a wholly-owned subsidiary of Pitney Bowes, will merge with and into Group 1, with Group 1 continuing as the surviving corporation and a wholly-owned subsidiary of Pitney Bowes. Each share of Group 1 common stock, together with the associated rights to purchase common stock issued under the Group 1 Rights Plan, will be converted into the right to receive $23.00 in cash, without interest.

Charter and By-Laws

     The certificate of incorporation of Group 1 will be amended at the effective time of the merger, as provided for in the merger agreement, and will be the certificate of incorporation of the surviving corporation. The by-laws of Group 1 will be amended at the effective time of the merger to conform to the by-laws of Merger Sub, and will be the by-laws of the surviving corporation.

Closing Matters

     Unless the parties agree otherwise, the closing of the merger will take place two business days after all closing conditions have been fulfilled or waived, at which time the parties will file a certificate of merger in such form as is required by and executed in accordance with the relevant provisions of the DGCL and make all other required filings or recordings. The merger will become effective when the certificate of merger is filed with the Delaware Secretary of State or at such later time as may be stated in the certificate of merger. See "The Merger Agreement; Conditions" below for a more complete description of the conditions that must be satisfied prior to closing.

Consideration to Be Received in the Merger

     The merger agreement provides that each share of Group 1 common stock issued and outstanding immediately prior to the effective time of the merger, together with the associated rights to purchase common stock issued under the Group 1 Rights Plan, will be converted into, and become exchangeable for the right to receive, $23.00 in cash, without interest.

     In addition, any shares of Group 1 common stock owned by Pitney Bowes, Merger Sub or any other subsidiary or affiliate of Pitney Bowes or Merger Sub or held by Group 1 as treasury stock will be automatically canceled, and will not be exchanged for any consideration.

Treatment of Stock Options and Warrants

     The merger agreement provides that each unexercised stock option, whether or not then vested or exercisable, that remains outstanding at the effective time of the merger will be cancelled and converted into the right to receive an amount in cash equal to the difference between $23.00 and the applicable exercise price per share of the option, less any applicable withholding taxes. However, Messrs. Bowen, Naden, Renehan, Slater and Waggoner entered into employment agreements in connection with the merger whereby each executive agreed to waive 50% of the cash out value with respect to the unvested Group 1 stock options held by him at the effective time of the merger. See "Interests of Certain Persons in the Merger; Employment, Severance and Consulting Agreements with Executive Officers" on page ___.

     Each holder of a warrant to purchase Group 1 common stock outstanding at the effective time of the merger will be entitled to receive an amount in cash, without interest, equal to the excess, if any, of $23.00 over the per share exercise price of each warrant, less any applicable withholding taxes.

Exchange of Certificates in the Merger

     Prior to the effective time of the merger, Pitney Bowes will deposit with a paying agent reasonably acceptable to Group 1 an amount of cash sufficient to pay the merger consideration. As soon as reasonably practicable after the effective time of the merger (but not later than 10 business days thereafter), the paying agent will mail to each registered holder of Group 1 common stock a letter of transmittal containing instructions for surrendering their stock certificates in exchange for the merger consideration. Upon proper surrender of a stock certificate, together with such letter of transmittal, duly completed in accordance with the instructions thereto, Group 1 stockholders will receive $23.00 in cash, without interest, per share of Group 1 common stock surrendered.

     If any shares of Group 1 common stock are lost, stolen or destroyed, the holder of such shares, after making an affidavit of that fact, and, if required by the surviving corporation, the posting by such holder of a bond in a reasonable amount as the surviving corporation may direct as indemnity against any claim made against it with respect to such lost, stolen or destroyed shares, the paying agent will deliver the applicable merger consideration for the lost, stolen or destroyed shares.

     Any portion of the aggregate merger consideration (including the proceeds from any investments thereof) that remains unclaimed by stockholders of Group 1 for a period of 6 months after the completion of the merger will be repaid to Pitney Bowes. After the 6-month period noted above, former stockholders of Group 1 may only look to Pitney Bowes (subject to abandoned property, escheat or other similar laws) for payment of their claim of the applicable merger consideration, without interest, upon the surrender of the shares of Group 1 common stock held by such stockholder. Neither Pitney Bowes, the surviving corporation nor the paying agent will be liable to any stockholder of Group 1 for any of the merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

Covenants

     Group 1 has undertaken certain covenants in the merger agreement concerning the conduct of its business between the date the merger agreement was signed and the completion of the merger. The following summarizes the more significant of these covenants.

     No Solicitation. Group 1 has agreed that neither it nor any of its subsidiaries or affiliates or any of their respective officers, directors, employees, representatives or other agents will, directly or indirectly:

      o encourage, solicit or initiate any proposal or offer with respect to an "acquisition proposal" (as defined below); or

      o participate in any discussions or negotiations with, or provide, furnish or disclose any information to, any person concerning any acquisition proposal.

     In the event that Group 1 receives any acquisition proposal, Group 1 will as promptly as practicable notify Pitney Bowes of the receipt and provide Pitney Bowes with the identity of the potential acquiror and a copy of the acquisition proposal or a reasonably detailed written summary setting forth the material terms and conditions thereof.

     However, in the event that a potential acquiror makes an unsolicited written acquisition proposal, Group 1 may furnish information with respect to it and its subsidiaries and participate in discussions and negotiations regarding such acquisition proposal, if:

      o the Group 1 board of directors determines in good faith, (i) after consultation with its independent financial advisor, that such acquisition proposal is reasonably likely to result in the making of a "superior proposal" (as defined below) and (ii) after consultation with its outside legal counsel, that the failure to take such action in their reasonable judgment may result in a breach of its fiduciary duties;

      o Group 1 in its reasonable judgment keeps Pitney Bowes advised of any material developments with respect to such acquisition proposal;

      o Group 1 receives from the potential acquiror an executed confidentiality agreement in customary form; and

      o Group 1 furnishes to Pitney Bowes the same information provided to the potential acquiror (to the extent not previously furnished or made available).

     An "acquisition proposal" means (i) any offer or proposal, or any indication of interest in making an offer or proposal, made by a person which is structured to permit such person to acquire, directly or indirectly, beneficial ownership of at least 20% of the assets of Group 1 and its subsidiaries taken as a whole, or at least 20% of the outstanding shares of capital stock of Group 1 pursuant to a merger, consolidation or other business combination, joint venture, dissolution, liquidation, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction and (ii) any offer or proposal made in the context of a proxy contest with respect to any of the foregoing.

     A "superior proposal" means any unsolicited, bona fide written acquisition proposal which would result in a person (or in the case of a direct merger between a person and Group 1, the stockholders of the person) acquiring, directly or indirectly, more than 50% of the voting power of the shares of common stock of Group 1 or all or substantially all the assets of Group 1 and its subsidiaries, taken as a whole, which the Group 1 board of directors (acting by a majority of the entire board) determines in its good faith judgment (after consultation with its independent financial advisors and independent legal counsel) taking into account all relevant aspects of the acquisition proposal, that (i) such acquisition proposal is more favorable from a financial point of view to the Group 1 stockholders than the merger agreement, (ii) the conditions to the consummation of such acquisition proposal are reasonably capable of being satisfied promptly and (iii) financing for such transaction, to the extent required, is then committed or for which the Group 1 board of directors after consultation with its outside financial advisor concludes in good faith is reasonably likely to be available on commercially reasonable terms.

     Group 1 Board of Directors' Covenant to Recommend. Group 1's board of directors has agreed to unanimously and unconditionally recommend approval and adoption of the merger agreement and approval of the merger to Group 1 stockholders. However, the Group 1 board of directors is permitted to approve or recommend a superior proposal or authorize Group 1 to enter into a definitive written agreement with respect to a superior proposal in accordance with the termination provisions described in "The Merger Agreement; Termination of the Merger Agreement."

     Operations of Group 1 Pending Closing. Group 1 has undertaken a separate covenant that places restrictions on itself and its subsidiaries until the effective time of the merger. In general, Group 1 and its subsidiaries are required to conduct themselves in the ordinary course of business consistent with past practice and to use commercially reasonable efforts to (i) preserve intact their business organizations, (ii) ensure the continued employment of their current officers and employees, (iii) preserve their material relationships with third parties that have significant dealings with them and
(iv) ensure continued compliance with the Sarbanes-Oxley Act.

     In addition to this covenant, Group 1 and its subsidiaries have certain other interim covenants, including:

      o     restrictions with respect to the issuance of securities and options;

      o a requirement not to acquire, redeem, or amend any of their securities;

      o restrictions with respect to the paying or declaring of any dividends or distributions and to the splitting, combining, or reclassifying its capital stock;

      o restrictions with respect to amending its certificate of incorporation or by-laws;

      o restrictions with respect to amending its Rights Plan, other than amendments contemplated by the merger agreement;

      o restrictions with respect to granting any stock related performance or similar awards to any employees of Group 1;

      o restrictions on entering into or amending any employment, severance or other similar agreements with any officers, directors or employees, or increasing the compensation of any officers, directors or employees (other than normal increases to persons who are not officers or directors in the ordinary course consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense of Group 1);

      o restrictions with respect to acquisitions, other than the acquisition of assets which are immaterial to Group 1 in the ordinary course of business consistent with past practice;

      o restrictions with respect to selling, licensing, leasing mortgaging or to otherwise encumbering any of its properties or assets;

      o restrictions with respect to entering into, amending, modifying or terminating any material contracts, other than in the ordinary course of business consistent with past practice;

      o restrictions with respect to incurring any indebtedness or guaranteeing any debt securities or issuing any debt securities or the making of any loans, capital contributions or investments;

      o restrictions with respect to entering into any or amending any collective bargaining arrangements, bonus arrangements, retirement plans, deferred compensation plans or similar arrangements;

      o restrictions with respect to changing its accounting methods (except as required by law or a change in generally accepted accounting principles) or making material tax elections;

      o a requirement that Group 1 not change its material existing insurance policies;

      o a requirement that Group 1 not pay or discharge any claims or liabilities except in the ordinary course of business or for obligations not to exceed $100,000 individually or $500,000 in the aggregate or waive any rights of material value pursuant to any material contract other than in the ordinary course of business consistent with past practices;

      o a requirement that Group 1 not adopt any plans of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

      o     restrictions with respect to settling material litigation;

      o a requirement that Group 1 not engage in any "related party" transactions;

      o a requirement that Group 1 not effectuate a plant closing or mass layoff affecting in whole or in part any site of employment, facility, operating unit or employee of Group 1 or its subsidiaries;

      o a requirement that Group 1 take commercially reasonable actions to protect its intellectual property and notify Pitney Bowes upon any abandonment of its intellectual property, upon notice of any adverse determination or development regarding its ownership or right to use its intellectual property, and upon any material infringement of its intellectual property of which it becomes aware; and

      o a requirement that Group 1 not agree, in writing or otherwise, to take any action that would violate these covenants.

     Reasonable Efforts Covenant/HSR Filings. Group 1 and Pitney Bowes have agreed to use their commercially reasonable efforts to take all actions and do all things advisable or necessary under the merger agreement and applicable laws to complete the merger and the other transactions contemplated by the merger agreement. Group 1 and Pitney Bowes have also agreed:

      o to make the required filings under the HSR Act and any similar foreign antitrust laws as promptly as practicable;

      o to comply at the earliest practicable date with any request under the HSR Act or any similar foreign antitrust laws for additional information; and

      o to cooperate with the other party in connection with any such filing and in connection with resolving any investigation or inquiry of any such governmental entity.

     However, neither Pitney Bowes nor Group 1 will be required to dispose of or hold separate, or agree to dispose of or hold separate or restrict its ownership or operation of, all or any part of the business or assets of itself or any of its subsidiaries.

     Employee Matters. Pitney Bowes has agreed to honor all existing employment, severance and consulting agreements of any current or former officer, director, employee or consultant of Group 1 or its subsidiaries, so long as such agreements were disclosed to Pitney Bowes pursuant to the merger agreement. In addition, the merger agreement provides that Pitney Bowes will, for a period of one year from the effective time of the merger, provide compensation and benefit plans to employees of Group 1 that are in the aggregate no less favorable than those provided under the existing Group 1 employee benefit plans.

Other Covenants and Agreements

     Meeting of Stockholders. The merger agreement stipulates that Group 1 will convene a meeting of its stockholders as promptly as reasonably practicable after the mailing of this proxy statement, to consider and vote upon the merger agreement. Group 1 will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the agreement and will take any necessary or advisable action to secure the required stockholder approval to effect the agreement, except to the extent the Group 1 board changes or withdraws its recommendation of the agreement as provided by the agreement.

     Insurance and Indemnification. Pitney Bowes has agreed that all rights to indemnification existing in favor of the present or former directors, officers and employees of Group 1 and its subsidiaries as provided in Group 1's certificate of incorporation and by-laws (or the similar organizational documents of any of Group 1's subsidiaries) or under any indemnification agreements of Group 1 with its current or former directors will be assumed by the surviving corporation and Pitney Bowes and will continue in full force and effect without modification for a period of not less than the statute of limitations applicable to such matters.

     Pitney Bowes is also obligated, for a 6-year period after the merger, to maintain in effect current directors' and officers' liability insurance covering present or former directors, officers and employees of Group 1 and its subsidiaries in respect of acts or omissions occurring prior to the effective time of the merger, provided that Pitney Bowes is not required to pay annual premiums for such insurance in excess of 200% of the amount of the current premiums.

     Expenses. Pitney Bowes and Group 1 have each agreed to pay their own costs and expenses incurred in connection with the merger and the merger agreement, other than the termination fees payable as described under "The Merger Agreement; Termination Fees."

Representations and Warranties

     The merger agreement contains representations and warranties of Group 1 as to, among other things:

      o     due organization and qualification;

      o     capital structure;

      o     authority to enter into the merger agreement;

      o     required consents and approvals; no conflicts;

      o     compliance with applicable laws;

      o     board approval and recommendation to stockholders;

      o     timely filing of SEC reports and accuracy of financial statements;

      o     material compliance with Sarbanes-Oxley;

      o     absence of liabilities and no material adverse changes;

      o     brokers and finders;

      o     disclosure and maintenance of employee benefit plans;

      o     compliance with labor and employment laws;

      o     pending and threatened litigation;

      o     taxes;

      o     compliance with environmental laws;

      o     good title or valid license to intellectual property;

      o title or valid lease to real property used in the conduct of its business;

      o     disclosure of material agreements;

      o     receipt of fairness opinion;

      o     state takeover statutes and the Rights Plan;

      o     maintenance of insurance policies;

      o     material trade relations;

      o     warranties and product claims;

      o     potential conflicts of interest;

      o     amendment of the Rights Plan; and

      o     required vote to approve the merger.

Pitney Bowes and Merger Sub represent and warrant as to:

      o     due organization and qualification;

      o     authority to enter into the merger agreement;

      o     accuracy of information supplied in this proxy statement;

      o     required consents and approvals; no conflicts;

      o     no business activities of Merger Sub;

      o     adequacy of funds; and

      o     brokers and finders.

     The representations and warranties in the merger agreement do not survive the effective time of the merger.

Conditions

     The respective obligations of Pitney Bowes and Group 1 to complete the merger are subject to the satisfaction or waiver of the following conditions:

      o the approval and adoption of the merger agreement and approval of the merger by Group 1 stockholders;

      o expiration or early termination of the waiting period under the HSR Act and clearance by the German Federal Cartel Office and receipt of consents from governmental entities on terms that would not reasonably be expected to result in a material adverse effect (on May 5, 2004, we received notice from the Federal Trade Commission that we received early termination of the waiting period under the HSR Act);

      o absence of a law or order of any court or other governmental entity restraining, enjoining or otherwise prohibiting the completion of the merger.

     The obligation of Pitney Bowes and Merger Sub to complete the merger is subject to the satisfaction or waiver of the following conditions:

      o the representations and warranties of Group 1 contained in the merger agreement, disregarding all qualifications and exceptions contained in the merger agreement relating to materiality or material adverse effect, must be true and correct as of the time of closing, except for the failure to be true and correct which, individually or in the aggregate, would not be expected to result in a material adverse effect;

      o performance by Group 1 in all material respects of all of its obligations as set forth in the merger agreement;

      o     absence of a material adverse effect on Group 1;

      o receipt by Group 1 of all required consents, the failure of which to obtain would have a material adverse effect;

      o     no distribution date under the Group 1 Rights Plan having occurred;
            and

      o absence of any action or proceeding instituted, pending or threatened by a governmental entity:

      o     challenging or otherwise prohibiting the merger;

      o     seeking to obtain material damages;

      o seeking to restrain or prohibit Pitney Bowes' ownership of Group 1 or compelling Pitney Bowes to dispose of or hold separate any portion of its assets;

      o seeking to materially limit Pitney Bowes' ability to exercise full rights of ownership of Group 1;

      o seeking to require divestiture by Pitney Bowes of any shares of Group 1; or

      o that would otherwise reasonably be expected to have a material adverse effect.

     The obligation of Group 1 to complete the merger is subject to the satisfaction or waiver of the following conditions:

      o the representations and warranties of Pitney Bowes and Merger Sub contained in the merger agreement, disregarding all qualifications and exceptions contained in the merger agreement relating to materiality or material adverse effect, must be true and correct as of the time of closing, except for the failure to be true and correct which, individually or in the aggregate, would not be expected to result in a material adverse effect; and

      o performance by Pitney Bowes and Merger Sub in all material respects of all of their obligations as set forth in the merger agreement.

Termination of the Merger Agreement

     Pitney Bowes and Group 1 can mutually agree to terminate the merger agreement by written consent without completing the merger. Pitney Bowes or Group 1 can terminate the merger agreement by written notice if:

      o Group 1's stockholders do not approve the merger at the special meeting or at any adjournment or postponement thereof;

      o     the merger has not been completed by September 30, 2004;

      o any law or rule prohibits the completion of the merger or if any governmental entity issues an order, judgment, decree or injunction which prohibits completion of the merger and such order, judgment, decree or injunction is final and nonappealable; or

      o there has been (i) a breach by the other party of any representation or warranty contained in the merger agreement which would reasonably be expected to have a material adverse effect or (ii) a material breach of any of the material covenants or agreements set forth in the merger agreement on the part of the other party, which breach is incapable of being cured or is not cured within 30 days after written notice.

     Pitney Bowes may terminate the merger agreement if, prior to Group 1 stockholder approval:

      o Group 1's board of directors withdraws or modifies, in a manner adverse to Pitney Bowes, its approval or recommendation of the merger, or recommends, enters into, or publicly announces its intention to enter into, an agreement with respect to a superior proposal;

      o Group 1 breaches its covenant under the merger agreement not to solicit an alternative transaction;

      o Group 1's board of directors refuses to affirm its approval and recommendation of the merger and the merger agreement within 10 business days after any written request from Pitney Bowes;

      o Group 1's board of directors exempts any person from Section 203 of the DGCL; or

      o     Group 1's board of directors exempts any person under its Rights
            Plan.

     Pitney Bowes may also terminate the merger agreement if a person or group, other than Pitney Bowes or its affiliates, has acquired, or has the right to acquire, 25% or more of Group 1's common stock or 25% or more of the book value or fair market value of the assets of Group 1.

     Group 1 may terminate the merger agreement if it enters into a definitive agreement providing for the implementation of a superior proposal, subject to:

      o Group 1 not breaching the covenant contained in the merger agreement not to solicit an alternative transaction;

      o Group 1 providing Pitney Bowes 5 business days notice during which time it will offer to negotiate with Pitney Bowes concerning any commercially reasonable adjustments to the terms of the merger agreement as would enable Group 1 to proceed with the completion of the merger;

      o Group 1's board of directors having concluded that the superior proposal giving rise to Group 1's notice is still, after any negotiation with Pitney Bowes, a superior proposal;

      o Group 1 terminating the merger agreement within 5 business days following the 5 day period referred to above in which it has offered to negotiate with Pitney Bowes; and

      o     Payment of the termination fee.

Termination Fee

     Group 1 has agreed to pay Pitney Bowes a termination fee of $14,000,000 if any of the following occurs:

      o     Pitney Bowes terminates the merger agreement because:

            o Group 1's board of directors withdraws or modifies, in a manner adverse to Pitney Bowes, its approval or recommendation of the merger, or recommends, enters into, or publicly announces its intention to enter into, an agreement with respect to a superior proposal;

            o Group 1 breaches its covenant under the merger agreement not to solicit an alternative transaction;

            o Group 1's board of directors refuses to affirm its approval and recommendation of the merger and the merger agreement within 10 business days after any written request from Pitney Bowes;

            o Group 1's board of directors exempts any person from Section 203 of the DGCL; or

            o Group 1's board of directors exempts any person under its Rights Plan.

o Pitney Bowes terminates the merger agreement because a person or group, other than Pitney Bowes or its affiliates, has acquired, or has the right to acquire, 25% or more of Group 1's common stock or 25% or more of the book value or fair market value of the assets of Group 1;

      o Group 1 terminates the merger agreement upon entering into a superior proposal; or

      o Pitney Bowes terminates the merger agreement because Group 1 has breached or failed to perform any of its representations, warranties or covenants, or because Group 1 stockholder approval is not obtained, and in either case at the time of such termination: (a) Pitney Bowes is not in breach of its representations, warranties and covenants such that Group 1's conditions to consummate the merger have been satisfied; and (b) an acquisition proposal existed or has been previously announced and within 1 year Group 1 consummates an acquisition proposal.

Amendments, Extensions and Waivers

     The merger agreement may be amended by the parties at any time, with agreement of the board of directors of each company. All amendments to the merger agreement must be in writing signed by each party. Prior to the effective time of the merger either party may extend the time for compliance by or waive performance of any representation, warranty, condition or obligation of the other party.

                              THE VOTING AGREEMENT

     In connection with the merger agreement, Pitney Bowes has entered into a voting agreement with Mr. Bowen. The following is a summary of the material terms of the voting agreement. This summary does not purport to describe all the terms of the voting agreement and is qualified by the complete voting agreement which is attached as Annex B to this proxy statement and incorporated herein by reference. All stockholders of Group 1 are urged to read the voting agreement carefully and in its entirety.

Agreement to Vote

     Pursuant to the terms of the voting agreement, Mr. Bowen agrees to vote all of his shares in favor of the approval and adoption of the merger agreement, approval of the transactions contemplated by the merger agreement and against any proposal relating to any recapitalization, dissolution, liquidation or sale of assets or merger or other business combination or any other action that is intended or could reasonably be expected to interfere with or delay the completion of merger or the transactions contemplated thereby.

Restrictions on Transfer

     Mr. Bowen is prohibited from selling, transferring, pledging, encumbering, assigning or otherwise disposing of any of his shares of Group 1 common stock, unless such transferee agrees to be bound by the terms of the voting agreement until termination of the voting agreement upon the earlier to occur of (i) the termination of the merger agreement or (ii) the completion of the merger.

                     ADDITIONAL INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2004 Annual Meeting

     Group 1 does not currently expect to hold a 2004 Annual Meeting of Stockholders, as Group 1's common stock will be delisted and deregistered and will no longer be publicly traded after the merger.

     If the merger is not consummated, Group 1 will hold a 2004 Annual Meeting of Stockholders. In order for a stockholder to have a proposal included in Group 1's proxy materials for the 2004 Annual Meeting of Stockholders, Group 1 must have received such proposal at its principal executive office at 4200 Parliament Place, Suite 600, Lanham, Maryland 20706-1844, Attention: Edward Weiss, Secretary, by April 6, 2004.

     In addition, if stockholders wish to bring a proposal before the 2004 Annual Meeting of Stockholders but do not wish to have such proposal included in Group 1's proxy statement for that meeting, the stockholder must give Group 1 written notice of such proposal at the address set forth in the preceding paragraph, on or before June 18, 2004 in order for such proposal to be considered timely. The persons designated as proxies in connection with the 2004 Annual Meeting of Stockholders will have discretionary voting authority with respect to any stockholder proposal not received timely.

     Each proposal submitted should include the full and correct name and address of the stockholder making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof should also be submitted with the proposal. The stockholder or his or her representative must appear in person at the annual meeting and must present the proposal, unless he or she can show good reason for not doing so.

Where You Can Find More Information

     Group 1 files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's Public Reference Room, located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about Group 1 at the offices of the National Association of Securities Dealers, 1735 K Street, Washington, D.C. 20006.

     WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR GROUP 1 THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS GROUP 1 HAS PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

     With respect to the information contained in this document, Group 1 has supplied the information concerning Group 1, and Pitney Bowes has supplied the information concerning Pitney Bowes and Merger Sub.

                                                                         Annex A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                PITNEY BOWES INC.

                        GERMANIUM ACQUISITION CORPORATION

                                       and

                             GROUP 1 SOFTWARE, INC.


                           Dated as of April 12, 2004

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I THE MERGER......................................................  A-1
      SECTION 1.1   The Merger............................................  A-1
      SECTION 1.2   Closing...............................................  A-2
      SECTION 1.3   Effective Time........................................  A-2
      SECTION 1.4   Effects of the Merger.................................  A-2
      SECTION 1.5   The Certificate of Incorporation......................  A-2
      SECTION 1.6   The By-Laws...........................................  A-2
      SECTION 1.7   Directors and Officers................................  A-2
      SECTION 1.8   Additional Actions....................................  A-3

ARTICLE II EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF
               CERTIFICATES...............................................  A-3
      SECTION 2.1   Effect on Capital Stock of the Company................  A-3
      SECTION 2.2   Conversion of Common Stock of Merger Sub..............  A-4
      SECTION 2.3   Payment for Shares....................................  A-4
      SECTION 2.4   Existing Stock Options; Warrants......................  A-5
      SECTION 2.5   Dissenting Shares.....................................  A-7
      SECTION 2.6   Adjustments...........................................  A-7
      SECTION 2.7   Withholding Taxes.....................................  A-7
      SECTION 2.8   Closing of the Company's Transfer Books...............  A-8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................  A-8
      SECTION 3.1   Organization and Qualification........................  A-8
      SECTION 3.2   Capitalization........................................  A-8
      SECTION 3.3   Authority for this Agreement; Binding Effect.......... A-10
      SECTION 3.4   Consents and Approvals; No Violation.................. A-11
      SECTION 3.5   Reports; Financial Statements......................... A-12
      SECTION 3.6   Absence of Certain Changes............................ A-13
      SECTION 3.7   Proxy Statement....................................... A-13
      SECTION 3.8   Brokers............................................... A-13
      SECTION 3.9   Employee Benefit Matters.............................. A-13
      SECTION 3.10  Litigation, etc....................................... A-17
      SECTION 3.11  Tax Matters........................................... A-17
      SECTION 3.12  Compliance with Law................................... A-18
      SECTION 3.13  Environmental Matters................................. A-19
      SECTION 3.14  Intellectual Property................................. A-19
      SECTION 3.15  Real Property......................................... A-22
      SECTION 3.16  Material Contracts.................................... A-23
      SECTION 3.17  Opinion of Financial Advisor.......................... A-24
      SECTION 3.18  Anti-takeover Plan; State Takeover Statutes........... A-24
      SECTION 3.19  Insurance............................................. A-25

      SECTION 3.20  Trade Relations....................................... A-25
      SECTION 3.21  Warranties; Product Claims............................ A-25
      SECTION 3.22  Potential Conflicts of Interest....................... A-26
      SECTION 3.23  Amendment to the Company Rights Plan.................. A-26
      SECTION 3.24  Voting Requirements................................... A-27

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........ A-27
      SECTION 4.1   Organization and Qualification........................ A-27
      SECTION 4.2   Authority for this Agreement.......................... A-27
      SECTION 4.3   Proxy Statement....................................... A-27
      SECTION 4.4   Consents and Approvals; No Violation.................. A-27
      SECTION 4.5   Operations of Merger Sub.............................. A-28
      SECTION 4.6   Funds................................................. A-28
      SECTION 4.7   Brokers............................................... A-28

ARTICLE V COVENANTS....................................................... A-28
      SECTION 5.1   Conduct of Business of the Company.................... A-28
      SECTION 5.2   No Solicitation....................................... A-32
      SECTION 5.3   Access to Information................................. A-34
      SECTION 5.4   Reasonable Efforts; Further Actions................... A-34
      SECTION 5.5   Indemnification and Insurance......................... A-35
      SECTION 5.6   Proxy Statement....................................... A-36
      SECTION 5.7   Special Meeting....................................... A-38
      SECTION 5.8   Notification of Certain Matters....................... A-38
      SECTION 5.9   Press Releases and Communications..................... A-38
      SECTION 5.10  Employee Benefits Matters............................. A-39
      SECTION 5.11  HSR Act Filings....................................... A-39
      SECTION 5.12  Stockholder Litigation................................ A-41
      SECTION 5.13  Rights Agreement...................................... A-41
      SECTION 5.14  Resignations of Directors and Officers................ A-41
      SECTION 5.15  FIRPTA Affidavit...................................... A-41

ARTICLE VI CONDITIONS TO CONSUMMATION OF THE MERGER....................... A-41
      SECTION 6.1   Conditions to Each Party's Obligation to Effect the
                    Merger................................................ A-41
      SECTION 6.2   Conditions to Obligations of Parent and Merger Sub.... A-42
      SECTION 6.3   Conditions to Obligation of the Company............... A-43

ARTICLE VII TERMINATION; AMENDMENT; WAIVER................................ A-44
      SECTION 7.1   Termination........................................... A-44
      SECTION 7.2   Effect of Termination................................. A-46
      SECTION 7.3   Fees and Expenses..................................... A-46
      SECTION 7.4   Amendment............................................. A-47
      SECTION 7.5   Extension; Waiver; Remedies........................... A-47

ARTICLE VIII MISCELLANEOUS................................................ A-48

      SECTION 8.1   Definitions........................................... A-48
      SECTION 8.2   Survival of Representations and Warranties............ A-54
      SECTION 8.3   Entire Agreement; Assignment.......................... A-54
      SECTION 8.4   Validity.............................................. A-54
      SECTION 8.5   Notices............................................... A-54
      SECTION 8.6   GOVERNING LAW......................................... A-55
      SECTION 8.7   Jurisdiction.......................................... A-56
      SECTION 8.8   Waiver of Jury Trial.................................. A-56
      SECTION 8.9   Descriptive Headings.................................. A-56
      SECTION 8.10  Parties in Interest................................... A-56
      SECTION 8.11  Counterparts.......................................... A-56
      SECTION 8.12  Further Assurances.................................... A-56
      SECTION 8.13  Specific Performance.................................. A-57


Exhibits

Exhibit A   Form of Voting Agreement
Exhibit B   Form of Certificate of Incorporation of the Surviving Corporation

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of April 12, 2004 (as amended, modified or supplemented from time to time, this "Agreement"), by and among Pitney Bowes Inc., a Delaware corporation ("Parent"), Germanium Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Group 1 Software, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that this Agreement and the transactions contemplated hereby, including the Merger (as hereinafter defined), are advisable and fair to, and in the best interests of, their respective stockholders;

            WHEREAS, the Board of Directors of the Company has adopted resolutions approving the acquisition of the Company by Parent and Merger Sub, this Agreement and the transactions contemplated by this Agreement, and has agreed to recommend that the stockholders of the Company approve this Agreement, the Merger and the transactions contemplated by this Agreement;

            WHEREAS, concurrently with the execution of this Agreement, as a condition to the willingness of Parent to enter into this Agreement, a certain stockholder of the Company is entering into a Voting Agreement, a copy of which is attached hereto as Exhibit A (the "Voting Agreement"), providing for, among other things, the agreement of such stockholder to vote his Shares (as hereinafter defined), and an irrevocable proxy to vote his Shares, in each case in favor of the approval and adoption of this Agreement and the Merger at the Special Meeting;

            WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in Section 8.1; and

            WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

            NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

            SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time and in accordance with the

General Corporation Law of the State of Delaware (the "Corporation Law"), Merger Sub shall be merged with and into the Company (the "Merger") in accordance with this Agreement and the separate corporate existence of Merger Sub shall cease. The Company shall be the successor or the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Company and Merger Sub are sometimes referred to herein, collectively, as the "Constituent Corporations."

            SECTION 1.2 Closing. Unless this Agreement shall have terminated and the transactions contemplated in the Agreement shall have been abandoned pursuant to Section 7.1 hereof, the closing of the Merger (the "Closing") shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, at 10:00 a.m. on the second (2nd) Business Day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (b) at such other place and time and/or on such other date as Parent and the Company may agree in writing (the "Closing Date").

            SECTION 1.3 Effective Time. As soon as practicable following the Closing, the parties hereto will cause a Certificate of Merger (the "Certificate of Merger") to be signed, acknowledged and delivered for filing with the Secretary of State of the State of Delaware as provided in Section 251 of the Corporation Law. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other subsequent date or time as shall be agreed upon by the parties and set forth in the Certificate of Merger and in accordance with the Corporation Law (the time the Merger becomes effective being referred to herein as the "Effective Time").

            SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the Corporation Law, including Section 259 of the Corporation Law.

            SECTION 1.5 The Certificate of Incorporation. The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended at the Effective Time to read in its entirety as set forth in Exhibit B attached hereto, until duly amended as provided therein or by applicable Law.

            SECTION 1.6 The By-Laws. The by-laws of the Company in effect immediately prior to the Effective Time shall be amended at the Effective Time to read in their entirety as the by-laws of Merger Sub then read and shall, as so amended, from and after the Effective Time, be the by-laws of the Surviving Corporation until duly amended as provided therein or by applicable Law.

            SECTION 1.7 Directors and Officers. From and after the Effective Time, the officers of the Company shall be the officers of the Surviving Corporation and the directors of Merger Sub shall be the directors of the Surviving Corporation, in each case until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified all in accordance with applicable Law.

            SECTION 1.8 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of either Constituent Corporation acquired or to be acquired by reason of, or as a result of, the Merger, or (ii) otherwise to carry out the purposes of this Agreement, each Constituent Corporation hereby grants to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation shall be fully authorized in the name of either Constituent Corporation to take any and all such action.

                                   ARTICLE II

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES
                            ------------------------

            SECTION 2.1 Effect on Capital Stock of the Company. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

                  (a) Merger Consideration. Each share of the common stock, par value $0.50 per share, of the Company (the "Common Stock"), including the associated rights ("Rights") to purchase shares of Common Stock, issued pursuant to the Company Rights Plan (the Common Stock together with the Rights are hereinafter referred to each as a "Share" and collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted by virtue of the Merger and without any action on the part of the holder thereof into the right to receive and become exchangeable for TWENTY-THREE UNITED STATES DOLLARS ($23.00) in cash (the "Merger Consideration"), without interest thereon, upon surrender of the certificates representing such shares of Common Stock as provided in Section
2.3. The amount of the Merger Consideration shall be subject to adjustment as provided in Section 2.6.

                  (b) Cancellation of Shares. Each Share issued and outstanding and owned by Parent, Merger Sub or any other Subsidiary or affiliate of Parent or Merger Sub or Shares that are owned by the Company and in each case not held on behalf of third parties (collectively, "Excluded Shares") immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of such

Excluded Share, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

            SECTION 2.2 Conversion of Common Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one share of common stock of the Surviving Corporation.

            SECTION 2.3 Payment for Shares.

                  (a) Prior to the Effective Time, Parent will, or will cause Merger Sub to make available to a bank or trust company designated by Parent and reasonably acceptable to the Company (the "Paying Agent") sufficient funds to make the payments pursuant to Section 2.1(a) hereof on a timely basis to holders (other than holders of Excluded Shares) of Shares that are issued and outstanding immediately prior to the Effective Time (such amounts being hereinafter referred to as the "Payment Fund"). The Paying Agent shall make the payments provided for in the preceding sentence out of the Payment Fund. The Payment Fund shall not be used for any other purpose, except as provided in this Agreement. Parent shall pay all fees and expenses of the Paying Agent.

                  (b) As soon as reasonably practicable after the Effective Time but in no event later than 10 Business Days thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each record holder (other than Parent or Merger Sub or any of their respective Subsidiaries or affiliates), as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), a form of letter of transmittal (each a "Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and customary instructions for use in effecting the surrender of the Certificate and receiving payment therefor. Following surrender to the Paying Agent of a Certificate, together with such Letter of Transmittal duly executed and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificate shall promptly be paid in exchange therefor cash in an amount (subject to any applicable withholding tax as specified in Section 2.7 hereof) equal to the product of the number of Shares represented by such Certificate multiplied by the Merger Consideration, and each such Certificate shall forthwith be canceled. No interest shall be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment (A) pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or (B) establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. From and after the Effective Time and until surrendered in accordance with the provisions of this Section 2.3(b), each Certificate (other than Certificates representing Excluded Shares and

Dissenting Shares) shall represent for all purposes solely the right to receive, in accordance with the terms hereof, the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate.

                  (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will deliver in exchange for such affidavit, the applicable Merger Consideration with respect to the Shares formerly represented by such Certificate.

                  (d) Any portion of the aggregate Merger Consideration made available to the Paying Agent to pay for Shares for which appraisal rights have been perfected shall be returned to Parent upon demand. Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains unclaimed by the former stockholders of the Company for six (6) months after the Effective Time shall be repaid to Parent. Any former stockholders of the Company who have not complied with this Section 2.3(d) hereof prior to the end of such six (6) month period shall thereafter look only to Parent (subject to abandoned property, escheat or other similar Law) but only as general creditors thereof for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of the Certificates held by them. Neither Parent, the Surviving Corporation nor the Paying Agent, shall be liable to any holder of Shares for any monies delivered from the Payment Fund or otherwise to a public official pursuant to any applicable abandoned property, escheat or similar Law.

            SECTION 2.4 Existing Stock Options; Warrants.

                  (a) Except to the extent set forth in Section 2.4(a) of the Disclosure Letter, which options shall be cancelled by the Company upon the Effective Time, the Company shall take all reasonable actions to ensure that each option or right to acquire Shares (the "Existing Stock Options") granted under any stock option or similar plan of the Company or under any agreement to which the Company or any Subsidiary is a party (the "Stock Option Plans") which is outstanding as of the Effective Time, whether or not then exercisable or vested, shall by virtue of the Merger and without any action on the part of the Company or the holder thereof, be converted into and represent only the right to receive an amount in cash, without interest, with respect to each Share subject thereto equal to the excess, if any, of the Merger Consideration over the per share exercise or purchase price of such Existing Stock Option. Except to the extent set forth in Section 2.4(a) of the Disclosure Letter, on the Effective Time, each holder of an Existing Stock Option shall be entitled to receive, in full satisfaction of such Existing Stock Option, an amount in cash without interest in respect thereof equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise or purchase price of such Existing Stock Option and (ii) the number of Shares subject to such Existing Stock Option (such amount being hereinafter referred to as the "Option Consideration") and each Existing Stock Option (including those Existing Stock Options set forth on Section 2.4(a) of the Disclosure Letter) shall be canceled upon payment to the

Option holder of the Option Consideration reduced by any income or employment tax withholding required under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Existing Stock Option. Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain all necessary consents or releases from holders of Existing Stock Options under the Stock Option Plans and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 2.4(a). The Company shall take all reasonable actions to ensure (i) that the Stock Option Plans shall terminate as of the Effective Time and (ii) that following the Effective Time no participant in the Stock Option Plans or other plans, programs or arrangements shall have any right thereunder to acquire any capital stock of the Company, the Surviving Corporation or any subsidiary thereof. All administrative and other rights and authorities granted under any Stock Option Plan to the Company, the Board of Directors of the Company or any Committee or designee thereof, shall, following the Effective Time, reside with the Surviving Corporation.

                  (b) The Company shall take all reasonable actions required to qualify for the exemption contemplated by Rule 16b-3 under the Exchange Act for the treatment of the Existing Stock Options contemplated hereby, including, if necessary or appropriate, obtaining the approval of the Company's Board of Directors, of the type described in a pertinent SEC no-action letter dated January 12, 1999.

                  (c) Each warrant to acquire Shares (the "Existing Warrants") granted under any warrant or similar agreement set forth in Section 2.4(c) of the Disclosure Letter to which the Company or any Subsidiary is a party which is outstanding as of the Effective Time, whether or not then exercisable or vested, shall by virtue of the Merger and without any action on the part of the Company or the holder thereof, be converted into and shall represent only the right to receive an amount in cash, without interest, with respect to each Share subject thereto equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Existing Warrant. On and after the date hereof, the Company shall grant no additional warrants. After the Effective Time, following delivery of a duly executed Letter of Transmittal and such other documents as may be reasonably required by the Company or the Paying Agent, each holder of an Existing Warrant shall be entitled to receive, in full satisfaction of such Existing Warrant (subject to any applicable withholding tax as specified in Section 2.7), an amount in cash without interest in respect thereof equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise or purchase price of such Existing Warrant and (ii) the number of Shares subject to such Existing Warrant (such amount being hereinafter referred to as the "Warrant Consideration") and each Existing Warrant shall be canceled as of the Effective Time. Such payment shall be reduced by any income or employment tax withholding required under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Existing Warrant.

            SECTION 2.5 Dissenting Shares.

                  (a) Notwithstanding anything in this Agreement to the contrary, Shares that are held by any record holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal rights in accordance with Section 262 of the Corporation Law (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but shall become the right to receive such consideration as may be determined to be due in respect of such Dissenting Shares pursuant to the Corporation Law; provided, however, that any holder of Dissenting Shares who shall have failed to perfect or shall have withdrawn or lost his rights of appraisal with respect to such Dissenting Shares, in each case under the Corporation Law, shall forfeit the right to appraisal of such Dissenting Shares, and such Dissenting Shares shall be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration, without interest. Notwithstanding anything to the contrary contained in this Section 2.5(a), if the Merger is rescinded or abandoned, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Shares shall cease. The Surviving Corporation shall comply with all of its obligations under the Corporation Law with respect to holders of Dissenting Shares.

                  (b) The Company shall give Parent (i) prompt notice of any demands for appraisal, and any withdrawals of such demands, received by the Company and any other related instruments served pursuant to the Corporation Law, and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Corporation Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal, or negotiate or offer to settle any such demands.

            SECTION 2.6 Adjustments. If during the period between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur, by reason of any reclassification, recapitalization, stock dividend, stock split or combination, exchange or readjustment of Shares, or any stock dividend thereon with a record date during such period (but not as a result of the exercise of (i) Existing Stock Options or (ii) Existing Warrants), the Merger Consideration shall be appropriately adjusted.

            SECTION 2.7 Withholding Taxes. Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares, Existing Stock Options or Existing Warrants, pursuant to the Merger such amounts as are required to be withheld under the Internal Revenue Code of 1986, together with the rules and regulations promulgated thereunder, as amended (the "Code"), or any applicable provision of state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, Existing Stock Options or Existing Warrants, as the case may be, in respect of which such deduction and withholding were made.

            SECTION 2.8 Closing of the Company's Transfer Books. At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed. At and after the Effective Time, there shall be no registration of transfers of shares of capital stock which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. From and after the Effective Time, the holders of shares of capital stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of capital stock, except as otherwise provided in this Agreement or by applicable Law. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of capital stock previously represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for cash as provided in this Article II.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

            Except as set forth in the corresponding section of the disclosure letter (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent expressly specified therein) delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the "Disclosure Letter"), the Company represents and warrants to Parent and Merger Sub, as follows:

            SECTION 3.1 Organization and Qualification. The Company and each of its Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with all corporate power and authority to own its properties and conduct its business as currently conducted on the date hereof, except where the failure to be so organized, existing and in good standing or to have such power and authority has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 3.1 of the Disclosure Letter, the Company and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.1 of the Disclosure Letter sets forth a true and complete list of each of the Company's Subsidiaries.

            SECTION 3.2 Capitalization.

                  (a) The authorized capital stock of the Company consists of
(i) 200,000,000 Shares and (ii) 1,200,000 shares of "blank check" preferred stock. As of the close of business on April 9, 2004, 13,929,259 Shares were issued and outstanding and no shares of preferred stock were issued and outstanding. Section 3.2(a)(i) of the Disclosure Letter contains a list, as of April 9, 2004, of the name of each Existing Stock

Option holder, the number of outstanding Existing Stock Options held by such holder, the number of Shares such holder is entitled to receive upon the exercise of each Existing Stock Option and the corresponding exercise price.
Section 3.2(a)(i) of the Disclosure Letter also contains a list, as of the close of business on the day immediately preceding the date hereof, of any Shares issued subsequent to April 9, 2004 upon the exercise of Existing Stock Options.
Section 3.2(a)(ii) of the Disclosure Letter contains a list, as of April 9, 2004, of the name of each Existing Warrant holder, the number of outstanding Existing Warrants held by such holder, the number of Shares such holder is entitled to receive upon the exercise of each Existing Warrant and the corresponding exercise price. Section 3.2(a)(ii) of the Disclosure Letter also contains a list, as of the close of business on the day immediately preceding the date hereof, of any Shares issued subsequent to April 9, 2004 upon the exercise of Existing Warrants. Except as disclosed in Sections 3.2(a)(i) and 3.2(a)(ii) of the Disclosure Letter, since April 9, 2004, the Company has not issued any Shares (other than pursuant to the exercise of any (i) Existing Warrants or (ii) Existing Stock Options), has not granted any options, warrants or rights or entered into other agreements or commitments to issue or purchase Shares (under the Stock Option Plans or otherwise) and has not split, combined or reclassified any of its shares of capital stock. All of the outstanding shares of capital stock of the Company have been, and all Shares that may be issued pursuant to the exercise of options or warrants will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued and fully paid and non-assessable, and have not been (and will not be) issued in violation of (nor are any of the authorized shares of capital stock subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation of the Company or By-laws of the Company, or any agreement to which the Company is a party or is bound. Except for the Rights, the Existing Stock Options and the Existing Warrants, there are not now and as of the Effective Time there will not be, any (i) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company, (ii) options (including stock option plans and programs), warrants, rights or other agreements or commitments to acquire from the Company, or obligations of the Company to issue, sell, deliver, exchange, convert, transfer or cause to be issued, sold, delivered, exchanged, converted or transferred from the Company, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company, (iv) bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders of the Company may vote (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as "Company Securities") or (v) obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of the Shares. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, other than by exercise of holders of Existing Stock Options or Existing Warrants. There are no voting trusts or other agreements or understandings to which the

Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company or any of its Subsidiaries.

                  (b) The Company is directly or indirectly the record and beneficial owner of all the outstanding shares of capital stock of each Company Subsidiary, except as set forth in Section 3.2(b) of the Disclosure Letter, free and clear of any Lien, and there are no irrevocable proxies with respect to any such shares. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company,
(ii) options (including stock option plans and programs), warrants, rights or other agreements or commitments to acquire from the Company or any of its Subsidiaries (or obligations of the Company or any of its Subsidiaries to issue, sell, deliver, exchange, convert, transfer or cause to be issued, sold, delivered, exchanged, converted or transferred) any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its Subsidiaries, (iii) obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in any of the Company's Subsidiaries (the items in clauses (i), (ii) and (iii), together with the capital stock of such Subsidiaries, being referred to collectively as "Subsidiary Securities") or (iv) obligations of the Company or any of its Subsidiaries to make any payment based on the value of any shares of capital stock of any Subsidiary. Except as set forth in Section 3.2(b) of the Disclosure Letter, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

                  (c) Except as set forth in Section 3.2(c) of the Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person.

            SECTION 3.3 Authority for this Agreement; Binding Effect. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Requisite Company Vote, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the approval of the Merger, this Agreement and the transactions contemplated by this Agreement, by the holders of a majority of the outstanding Shares prior to the consummation of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and, assuming the due authorization, execution and delivery of this Agreement by Merger Sub and Parent, binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            SECTION 3.4 Consents and Approvals; No Violation.

                  (a) Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will
(i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or By-laws (or other similar governing documents) of the Company or any of its Subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any foreign, federal, state or local government or subdivision thereof, or governmental, judicial, legislative, executive, administrative or regulatory authority, agency, commission, tribunal, body or instrumentality (including tribal bodies or any official thereof or any arbitrator or panel thereof) (each a "Governmental Entity"), other than (A) filing of appropriate merger documents in accordance with the Corporation Law and (B) compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations thereunder, the "HSR Act"), the Securities Act, the Exchange Act and the "blue sky" or securities laws of any state, (iii) except as set forth in Section 3.4(a) of the Disclosure Letter, require any consent, waiver or approval or result in a default (or give rise to any right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any contract, agreement, lease or sub-lease, license, franchise, loan or credit agreement, note, bond, mortgage, indenture or other instrument, arrangement, commitment or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets may be bound, (iv) result in the creation or imposition of any imperfection of title, mortgage, Lien or encumbrance of any kind on any asset of the Company or any of its Subsidiaries or (v) assuming compliance with the matters set forth in the preceding subsection (ii), violate any order (including one issued by an arbitrator), writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or by which any of their respective assets are bound, except in the case of clauses (ii), (iii), (iv) and (v) for any of the foregoing that has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the Merger.

                  (b) The Board of Directors of the Company (at a meeting or meetings duly called and held prior to the date hereof) has by the unanimous vote of the directors present (who constitute one hundred percent (100%) of the directors in office) (A) determined that the terms of the Merger are advisable and fair to, and in the best interests of, the stockholders of the Company, (B) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger) and (C) resolved to recommend the approval and adoption of this Agreement, the Merger and the transactions contemplated by this Agreement by the stockholders of the Company and directed that this Agreement and the Merger be submitted to the stockholders of the Company for approval.

            SECTION 3.5 Reports; Financial Statements.

                  (a) Except as set forth in Section 3.5(a) of the Disclosure Letter, since April 1, 2001, the Company has duly filed all forms, reports, schedules, proxy statements and documents required to be filed by it with the SEC. True and correct copies of all filings made by the Company with the SEC since such date and prior to the date hereof (the "Company SEC Report"), whether or not required by Law and including any registration statement filed by the Company under the Securities Act, have been either made available or are publicly available to Parent and Merger Sub. As of their respective dates, the Company SEC Reports (other than preliminary material) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and none of the Company SEC Reports, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to periodic reporting requirements of the Exchange Act or is otherwise required to file documents with the SEC or comparable Governmental Entity or any national securities exchange or quotation service.

                  (b) The audited consolidated financial statements of the Company for the year ended March 31, 2003 and the audited and unaudited consolidated financial statements of the Company included (or incorporated by reference) in the Company SEC Reports (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto and were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved ("GAAP") (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of their respective dates, and the consolidated income, stockholders equity, results of operations and changes in consolidated financial position or cash flows for the periods presented therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The books and records of the Company and its Subsidiaries accurately reflect in all material respects, the transactions and accounts of the Company and its Subsidiaries.

                  (c) Except (i) as reflected or reserved against or disclosed in the Financial Statements, (ii) for liabilities that are not required to be recorded or reflected on a balance sheet pursuant to GAAP and (iii) as incurred in the ordinary course of business since December 31, 2003, neither the Company nor any of its Subsidiaries has any liabilities of any nature, whether accrued, absolute, fixed, contingent or otherwise, or whether due or to become due, other than liabilities that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (d) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act").

            SECTION 3.6 Absence of Certain Changes. Except (i) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, (ii) as disclosed by the Company SEC Reports or (iii) as set forth in
Section 3.6 of the Disclosure Letter, since December 31, 2003, (a) the Company and its Subsidiaries have not suffered any change, condition, event or development that has had, or would reasonably be expected to have, a Material Adverse Effect, (b) the Company and its Subsidiaries have conducted in all material respects their respective businesses only in the ordinary course consistent with past practice, except for the negotiation and execution and delivery of this Agreement and (c) there has not been any action by the Company or any of its Subsidiaries which would constitute a breach of clauses (a)-(z) of
Section 5.1.

            SECTION 3.7 Proxy Statement. The Proxy Statement, and any other schedule or document required to be filed by the Company in connection with the Merger, will not, at the time the Proxy Statement is first mailed and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied in writing by Parent, Merger Sub or an affiliate of Parent or Merger Sub for inclusion therein. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and any other applicable laws. If at any time prior to the date of the Special Meeting any event occurs which should be described in an amendment to the Proxy Statement, the Company will file and disseminate, as required, an amendment or supplement which complies in all material respects with the Exchange Act and any other applicable laws. Prior to its filing with the SEC, the amendment or supplement shall be delivered to Parent and its outside counsel.

            SECTION 3.8 Brokers. Except as set forth in Section 3.8 of the Disclosure Letter and except for Friedman, Billings, Ramsey & Co., Inc., whose fees will be paid by the Company pursuant to an engagement letter, a copy of which has previously been provided to Parent, no Person is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company or any of its Subsidiaries.

            SECTION 3.9 Employee Benefit Matters.

                  (a) Section 3.9(a) of the Disclosure Letter lists all material pension, retirement, savings, disability, medical, dental, health, life (including all individual life insurance policies as to which the Company or any of its Subsidiaries is the owner, beneficiary or both), death benefit, group insurance, profit sharing, deferred compensation, stock option or other equity-based compensation, bonus, incentive, vacation pay, severance pay, "cafeteria" or "flexible benefit" plan under Section 125 of the Code, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including without limitation, all employee pension benefit plans as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all material employee welfare benefit plans as defined in Section 3(l) of ERISA), (A) under which current or former employees of the Company or any of its Subsidiaries or their respective ERISA Affiliates are entitled to participate by reason of their employment with the Company or any of its Subsidiaries or their respective ERISA Affiliates, whether or not any of the foregoing is funded, whether insured or self-funded and whether written or oral and with respect to which the Company or any of its Subsidiaries or their respective ERISA Affiliates are a party or a sponsor or a fiduciary thereof or by which the Company or any of its Subsidiaries or their respective ERISA Affiliates (or any of their rights, properties or assets) are bound or (B) with respect to which the Company or any of its Subsidiaries otherwise may have any material liability (collectively, the "Employee Benefit Plans"). For each Employee Benefit Plan, the Company has made available true and correct copies of all plan documents, all employment agreements, summary plan descriptions, determination letters, all material communications with any government entity or agency (including the Internal Revenue Service and the PBGC) given or received with respect to any Employee Benefit Plan other than non-material communications received in the ordinary course within the past five (5) years, and the three (3) most recent Forms 5500, including all financial or actuarial reports, if applicable, and all other attached schedules.

                  (b) Except as set forth in Section 3.9(b) of the Disclosure Letter and except as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company, its Subsidiaries and their respective ERISA Affiliates and, to their knowledge, any "administrator(s)" (as described in Section 3(16)(A) of ERISA) of the Employee Benefit Plans have complied in all material respects with such Plans' terms and with the applicable requirements of ERISA, the Code and any other applicable Law, specifically including the reporting and disclosure requirements of Part 1 of Title I, and Title IV of ERISA and the Code, in a timely and accurate manner, such that no material penalties are reasonably expected to be imposed on the Company or its Subsidiaries or their respective ERISA Affiliates, and no material penalties may be imposed on Parent or Merger Sub under ERISA, the Code or otherwise with respect to the Employee Benefit Plans or any related trusts.

                  (c) For purposes of this Agreement, "ERISA Affiliates" shall mean any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes, the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                  (d) With respect to the Employee Benefit Plans:

                        (i) No Employee Benefit Plan is, and no "employee benefit plan" within the meaning of Section 3(3) of ERISA which the Company or any ERISA Affiliate has maintained or contributed to within the six (6) years immediately preceding the date hereof was, (A) subject to Title IV of ERISA or
Section 412 of the

Code, (B) a "multiemployer" plan within the meaning of Section 3(37) of ERISA or
(C) a "multiple employer plan" within the meaning of the Code or ERISA. Except as set forth in Section 3.9(d)(i) of the Disclosure Letter or except as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Employee Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter that the plan complies with the Code, as amended, pursuant to a request which accurately described such plan, and has been administered and operated in all material respects in accordance with all Laws so as to maintain such qualification.

                        (ii) Except as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all contributions or other amounts payable by the Company or any of its Subsidiaries or their ERISA Affiliates through the date hereof with respect to each Employee Benefit Plan in respect of current or prior plan years have been either paid or accrued on the Financial Statements to the extent required under the terms of such plan or in accordance with GAAP.

                        (iii) Except as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no pending, or to the Company's knowledge, threatened or anticipated material claims (other than routine claims for benefits) by, on behalf of or against any of the Employee Benefit Plans or any trust related thereto or, to the knowledge of the Company, by, on behalf of or against any fiduciary of such plans.

                  (e) Except as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any material liability, whether absolute or contingent, direct or indirect, including any obligations under any Employee Benefit Plan, with respect to any misclassification of a person as an independent contractor rather than as an employee or with respect to any employees "leased" from another employer.

                  (f) The consummation of the transactions contemplated by this Agreement will not, with respect to employees or former employees of the Company or any of its Subsidiaries: (A) except as set forth in Section 3.9(f) of the Disclosure Letter, entitle any individual to severance pay; or (B) except as set forth in Section 2.4, accelerate the time of payment or vesting of, increase the amount of, or satisfy a condition to the compensation due to any individual under any Employee Benefit Plan. Except as set forth in Section 3.9(f) of the Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, with respect to employees or former employees of the Company or any of its Subsidiaries, result in the payment of an amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment" under Section 280G(b)(1) of the Code.

                  (g) Except as set forth in Section 3.9(g) of the Disclosure Letter, (A) neither the Company nor any of its Subsidiaries has or will have any material liability or obligation under any Employee Benefit Plan which provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment (other than coverage mandated by Law); and (B) except as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company, its Subsidiaries and their respective ERISA Affiliates which maintains a "group health plan," within the meaning of Section 607(l) of ERISA has materially complied with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Health Insurance Portability and Accountability Act of 1996, as amended, and any other applicable Law.

                  (h) Except as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan subject to ERISA, other than such a transaction subject to an administrative or statutory exemption, with respect to which a material tax, penalty or other amount may reasonably be expected to be imposed on the Company or any of its Subsidiaries or their respective ERISA Affiliates.

                  (i) None of the Company or any of its Subsidiaries, or any of their respective ERISA Affiliates, or any organization with respect to which any such entity is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Section 4069 of ERISA which has had or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (j) To the Company's knowledge, there has been no "mass layoff" or "plant closing," as each such term is defined in the Worker Adjustment and Retraining Notification Act of 1986, as amended ("WARN"), with respect to the employees of the Company or any of its Subsidiaries, with respect to which there could be any future material liability to such employees under WARN.

                  (k) Except as set forth in Section 3.9(k) of the Disclosure Letter, none of the Company or any of its Subsidiaries is a party to any collective bargaining or other labor union contract. To the Company's knowledge, there are no union organization attempts underway with respect to any employees of the Company or any of its Subsidiaries. There is no pending or, to the knowledge of the Company, threatened material labor dispute, strike or work stoppage involving such employees. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has committed any material unfair labor practices (as defined in the National Labor Relations Acts of 1947, as amended) in connection with the operation of its business and, except as set forth in
Section 3.9(k) of the Disclosure Letter, there is no pending or, to the knowledge of the Company, threatened material charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state or local agency.

                  (l) Except as set forth in Section 3.9(l) of the Disclosure Letter, the Company represents and warrants to Parent and Merger Sub that since December 31, 2003, neither the Board of Directors of the Company nor any committee of the Board of Directors of the Company has approved, committed or taken any other action to approve any bonuses for the Company's employees.

            SECTION 3.10 Litigation, etc. Except as set forth in Section 3.10 of the Disclosure Letter, there is no claim, charge, action, suit, arbitration, proceeding or investigation ("Claim") pending or, to the knowledge of the Company, threatened (a) against the Company or any of its Subsidiaries, (b) affecting their respective assets, rights or businesses or (c) against any of their directors, officers or employees that if adversely determined would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or seeks an award of damages with respect thereto. Neither the Company nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            SECTION 3.11      Tax Matters.

            Except as set forth in Section 3.11 of the Disclosure Letter and except to the extent that the failure of the following has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

                  (a) The Company and its Subsidiaries have duly filed all Tax Returns required to be filed by Law with respect to the Company and its Subsidiaries (or any of them) or any of their income, properties or operations as of the date hereof in a timely manner and, to the knowledge of the Company, there are no extensions of time within which to file any Tax Return that are currently in effect. All such Tax Returns are accurate and complete in all material respects. All Tax Returns required to be filed by or with respect to the Company and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be prepared and timely filed (taking into account applicable filing extensions). No penalties or other charges in a material amount in excess of amounts reserved for Taxes and accrued Taxes established on the Financial Statements of the Company are or will become due with respect to the late filing of any Tax Return of the Company and its Subsidiaries (or any of them) or payment of any Tax of the Company and its Subsidiaries (or any of them), required to be filed or paid on or before the Effective Time.

                  (b) With respect to all Tax Returns filed or required to be filed by or with respect to the Company and its Subsidiaries (or any of them):

                        (i) the statute of limitations for the assessment of United States federal corporate income taxes has expired for all years prior to 2000;

                        (ii) no audit is in progress and neither the Company nor any of its Subsidiaries has received written notice of any audit;

                        (iii) no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax;

                        (iv) no deficiency has been proposed in writing or assessed in writing by a taxing authority against the Company or any of its Subsidiaries; and

                        (v) there are no Liens for Taxes on the assets of the Company or any of its Subsidiaries, other than Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings for which adequate reserves have been provided on the consolidated balance sheet of the Company dated December 31, 2003.

                  (c)

                        (i) all amounts required to be paid on or before the date hereof by or with respect to the Company and its Subsidiaries (or any of them) with respect to Taxes have been timely paid; and

                        (ii) any amounts required to be paid by or with respect to the Company and its Subsidiaries (or any of them) with respect to Taxes after the date hereof and on or before the Effective Time shall be timely paid.

                  (d) Neither the Company nor any of its Subsidiaries has been or is a party to any tax sharing agreement or similar arrangement.

                  (e) The Company and its Subsidiaries have made adequate provisions in accordance with GAAP for each of the Company and its Subsidiaries in the Financial Statements for the payment of all Taxes for which each of the Company and its Subsidiaries may be liable for the periods covered thereby that were not yet due and payable as of the dates thereof.

            SECTION 3.12 Compliance with Law. Neither the Company nor any of its Subsidiaries (a) is, in any material respect, in conflict with, in default under, in violation of or under investigation pursuant to any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (b) has received notice of or, to the knowledge of the Company, been threatened to be charged with any of the foregoing, except where the failure to so comply has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have all permits, licenses, authorizations, consents, approvals, certificates and franchises from Governmental Entities required to conduct their businesses as currently conducted (the "Company Permits"), except as set forth in Section 3.12 of the Disclosure Letter and except for such permits, licenses, authorizations, consents, approvals, certificates and franchises the absence of which has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the Merger. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the Merger.

            SECTION 3.13 Environmental Matters. The Company and each of its Subsidiaries have been and are in compliance with all applicable Environmental Laws except for such instances of non-compliance that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each of its Subsidiaries have all material permits, licenses, consents, approvals, certificates, waivers, variances and other authorizations ("Authorizations") that are required with respect to the operation of their respective businesses, properties and assets under the Environmental Laws and are in compliance with such Authorizations and all such Authorizations are in full force and effect except for such non-compliance or failures to be in full force and effect that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 3.13 of the Disclosure Letter, none of the Company or its Subsidiaries is subject to any material claims, actions, suits, proceedings, investigations, decrees, judgments or orders pursuant to Environmental Law or principles of common law relating to pollution of the environment or health and safety which have had or would reasonably be expected to have a Material Adverse Effect. There are no events, conditions or circumstances which have resulted or are reasonably likely to result in liability or costs pursuant to Environmental Laws or principles of common law relating to pollution or protection of the environment or health and safety which have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            SECTION 3.14      Intellectual Property.

                  (a) Except as set forth in Section 3.14(a) of the Disclosure Letter, the Company and its Subsidiaries own, or otherwise have the right pursuant to a valid license, sublicense or other agreement to, the Company Intellectual Property, free and clear of all Liens, and have the right (subject to any such license terms, if applicable) to use, make, have made, sell, offer to sell, import, license, sublicense and otherwise exploit all Company Intellectual Property in accordance with applicable Law.

                  (b) Section 3.14(b) of the Disclosure Letter sets forth all registrations, issuances, filings and applications for any Intellectual Property filed by the Company, its Subsidiaries or any predecessors, specifying as to each item, as applicable: the nature of the item, including the title; the owner of the item; the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and the issuance, registration, or application numbers and dates.

                  (c) Section 3.14(c) of the Disclosure Letter sets forth all material IP Licenses under which the Company or any Subsidiary is a (i) licensor, except for licenses of its commercially-marketed Software in the ordinary course of business substantially under the Company's standard terms and conditions for such licenses, or (ii) licensee, distributor, or reseller. The Company and its Subsidiaries have substantially performed all obligations imposed on them pursuant to the IP Licenses. The Company and its Subsidiaries have made all payments to date required under all material IP Licenses, and are not, nor to the knowledge of the Company or any Subsidiary is another party thereto, in breach of or material default thereunder in any respect, nor is there any event that with notice or lapse of time or both would constitute a material default thereunder. All of the material IP Licenses are valid, enforceable, and in full force and effect in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), and, with respect to the Company and its Subsidiaries, will continue to be so on identical terms immediately following the completion of the transactions contemplated by this Agreement. The transactions contemplated by this Agreement will not result in the termination of, or otherwise require the consent of any party to, any material IP License.

                  (d) All of the Company's and the Subsidiaries' rights in the Company Intellectual Property are valid and enforceable with respect to all Intellectual Property rights other than Patents and Trademarks, and to the best of the Company's knowledge, with respect to Patents and Trademarks. The Company and the Subsidiaries have taken commercially reasonable actions to maintain and protect each item of Company Intellectual Property owned or purported to be owned by the Company or any Subsidiary. The Company and the Subsidiaries have taken commercially reasonable precautions to protect the secrecy, confidentiality, and value of their material Trade Secrets and the proprietary nature and value of their Intellectual Property. To the knowledge of the Company, none of the Company's or any Subsidiary's material Trade Secrets, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any employee, representative or agent of the Company, a Subsidiary or any other Person not obligated to maintain such material Trade Secret in confidence under applicable law or pursuant to a confidentiality agreement entered into with the Company or the applicable Subsidiary, except as required by the applicable patent office pursuant to the filing of a patent application by the Company or the applicable Subsidiary.

                  (e) Substantially all present employees involved with Software development and each officer, consultant or any other Person not employed by the Company or any of its Subsidiaries who developed any part of any Company or Subsidiary product or any Intellectual Property that is or will be made, had made, used, imported, or sold, offered for sale, licensed, sublicensed or otherwise exploited by the Company or a Subsidiary within the past five (5) years have executed a valid and enforceable agreement with the Company or the applicable Subsidiary that (i) conveys any and all right, title and interest in and to all Intellectual Property developed within the scope of such Person's employment or engagement by such Person to the Company or the applicable Subsidiary, (ii) establishes that to the extent such Person is an author of a copyrighted work created in connection with such Person's employment or contract, such work is a "work made for hire," and (iii) obligates the employee or contractor to keep any confidential information of the Company or any Subsidiary confidential both during and for a period of time after the term of employment or contract. No such employee, consultant or other Person has excluded works or inventions related to any business of the Company or the Company Intellectual Property made prior to his employment with or work for the Company or applicable Subsidiary from his/her assignment of inventions pursuant to such proprietary invention agreements.

                  (f) To the knowledge of the Company, no former employer or client of any employee of the Company or any Subsidiary, and no current or former client of any consultant of the Company or any Subsidiary, has made a material Claim against such employee, consultant or any other Person, that such employee or such consultant is utilizing or infringing upon Intellectual Property of such former employer or client.

                  (g) Except as set forth in Section 3.14(g) of the Disclosure Letter, it is not necessary for the Company's or any Subsidiary's business to use any Intellectual Property owned by any present or past director, officer, employee or consultant of the Company or any Subsidiary (or Persons the Company presently intends to hire).

                  (h) None of the Intellectual Property, products or services owned, used, developed, provided, sold, licensed or imported by the Company or any Subsidiary, or made for, used or sold by or licensed to the Company or any Subsidiary by any Person (i) infringes upon or otherwise violates any Intellectual Property rights (other than Patents and Trademarks) of any Person, or (ii) to the knowledge of the Company, infringes upon or otherwise violates any Patent or Trademark rights of any Person. To the knowledge of the Company, other than as set forth in Section 3.14(h) of the Disclosure Letter, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company or any Subsidiary.

                  (i) Except as set forth in Section 3.14(i) of the Disclosure Letter, there are no Claims pending, or to the knowledge of any of the Company, threatened, and the Company knows of no basis for any Claim, (i) contesting the right of the Company or any Subsidiary to use, make, have made, sell, offer to sell, import, license, or otherwise exploit any of the Company's or any Subsidiary's products or services currently or previously made, had made, sold, offered for sale, licensed, imported or made available to any person or used by the Company or any Subsidiary or (ii) opposing or attempting to cancel any of the Company's or any Subsidiary's rights in or to any Company Intellectual Property.

                  (j) Except as set forth in Section 3.14(j) of the Disclosure Letter, neither the Company nor any Subsidiary is party to or bound by any license or other agreement requiring the payment by the Company or any Subsidiary of any material royalty or license payment, excluding such agreements relating to Off-the-Shelf Software.

                  (k) Except as set forth in Section 3.14(k) of the Disclosure Letter, neither the Company nor any Subsidiary is bound by any non-competition or similar agreement that would be binding upon Parent or Merger Sub after completion of the transactions contemplated by this Agreement.

                  (l) All Software currently sold or licensed by the Company or any Subsidiary for use by the Company's customers is identified in Section 3.14(l) of the Disclosure Letter. The Software performs in substantial conformance with its documentation and, except as set forth in Section 3.14(l) of the Disclosure Letter, is fully and freely transferable to Parent or Merger Sub without any third party consents, is free from any material software defect and, except as set forth in Section 3.14(l) of the Disclosure Letter, does not contain any Self-Help Mechanism or Unauthorized Code.

                  (m) Neither the Company nor the Subsidiary is, nor, as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, will be, in violation of any agreement relating to any Company Intellectual Property. Upon Closing, Merger Sub will own all right, title, and interest in and to or have a valid written license to use all Company Intellectual Property on identical terms and conditions as the Company or the applicable Subsidiary enjoyed immediately prior to such transactions.

            SECTION 3.15      Real Property.

                  (a) The Company and its Subsidiaries have good and marketable title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) owned by them and material to the conduct of their respective businesses as such businesses are now being conducted. Neither the Company's nor any of its Subsidiaries' ownership of or leasehold interest in any such property is subject to any mortgage, pledge, Lien, option, conditional sale agreement, encumbrance, security interest, title, exception or restriction or claim or charge of any kind ("Encumbrances"), except for such Encumbrances as are set forth in Section 3.15(a) of the Disclosure Letter or that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such property is in good condition and repair, normal wear and tear excepted, and adequate in all material respects for the continued conduct of the business of the Company and its Subsidiaries in the manner in which it is currently conducted, except to the extent that the condition of any property is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Section 3.15(b) of the Disclosure Letter sets forth a list of all material leases, subleases and other agreements under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any material real property (the "Real Property Leases"). Each Real Property Lease is valid, binding and in full force and effect, and to the knowledge of the Company, no termination event or condition or uncured default of a material nature on the part of the Company or any such Subsidiary exists under any Real Property Lease. Each of the Company and its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) those reflected or reserved against in the balance sheet of the Company dated as of December 31, 2003, (ii) Taxes and general and special assessments not in default and payable without penalty and interest and (iii) other Liens that do not materially interfere with the Company's use and enjoyment of such real property or materially detract from or diminish the value thereof or that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            SECTION 3.16      Material Contracts.

                  (a) Section 3.16(a) of the Disclosure Letter sets forth a list of (i) all customers that have current maintenance contracts with the Company or one of its Subsidiaries, (ii) the top 16 of all Value Added Reseller contracts or Original Equipment Manufacturer contracts that the Company or one of its Subsidiaries is a party to, as determined by revenue for the last two (2) years ended December 31, 2003, and (iii) all other contracts, agreements, commitments, arrangements, leases (including with respect to personal property) and other instruments which have not been fully performed and for which the Company or any of its Subsidiaries has any continuing obligations or liabilities thereunder (to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective assets is bound) that involves or could involve aggregate payments of more than $250,000 that (A) are not described in clauses (i) or (ii) or otherwise not set forth in any of Sections 3.9, 3.14 or 3.15 of the Disclosure Letter, (B) are not liabilities and obligations for fees and expenses incurred in connection with this transaction and (C) do not relate to routine overhead and administrative costs or expenses with respect to the facilities of the Company or its Subsidiaries that are incurred in the ordinary course of business, consistent with past practices (the contracts, agreements, commitments, arrangements, leases (including with respect to personal property) and other instruments set forth in clauses (i) through
(iii) above, together with any contract, agreement or understanding required to be set forth in Section 3.16(c) of the Disclosure Letter, each, a "Scheduled Contract" and collectively, the "Scheduled Contracts"). Copies of all Scheduled Contracts have been previously delivered to or made available by the Company for inspection by Parent and Merger Sub, and such copies are true, complete and correct.

                  (b) Each of the material Scheduled Contracts set forth in clauses (ii) and (iii) of Section 3.16(a) are valid and binding and are in full force and effect and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law) and except for such failures to be in full force and effect or enforceable that has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is not, in any material respect, in violation or breach of or default under any Scheduled Contract nor, to the Company's knowledge, is any other party to any such Scheduled Contract.

                  (c) Except as set forth in Section 3.16(c) of the Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any (x) contract, agreement or arrangement (including any lease of real property) in the case of clauses (i-ii) and (iv-vi) or (y) any material contract, agreement or arrangement (including any lease of real property), in either case, entered into subsequent to January 1, 1990, (i) restricting the ability of the Company or any of its Subsidiaries (or after the Merger, Parent or any or its Subsidiaries) to compete in any material respect in or conduct any line of business or to engage in business in any geographic area or to hire any individual or group of individuals, (ii) containing covenants of any other Person not to compete in any material respect with the Company or any of its Subsidiaries, (iii) containing any so-called "most favored nation" provisions or any similar provision requiring the Company or any Subsidiary (or after the Merger, Parent or any of its Subsidiaries) to offer a third party terms or concessions at least as favorable as offered to one or more other parties, (iv) providing for "earn-outs," "performance guarantees" or contingent payments by the Company or any of its Subsidiaries involving more than $100,000 over the term of the contract, agreement or arrangement, (v) relating to indebtedness for borrowed money, letters of credit, the deferred purchase price of property, conditional sale arrangements, capital lease obligations, obligations secured by a Lien, or interest rate or currency hedging activities (including guarantees (other than the Company's guarantee of its Subsidiaries warranty obligations) or other contingent liabilities in respect of any of the foregoing but in any event excluding trade payables arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment) and
(vi) relating to any material joint venture, partnership, strategic alliance or similar arrangement (including, without limitation, any franchising agreement).

            SECTION 3.17 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Friedman, Billings, Ramsey & Co., Inc., a copy of which has been provided to Parent, to the effect that, as of the date of this Agreement, the consideration to be received in the Merger, by the holders of Shares (other than Parent or its affiliates) is fair to such holders from a financial point of view.

            SECTION 3.18 Anti-takeover Plan; State Takeover Statutes. Except for the Company Rights Plan, neither the Company nor any Subsidiary has in effect any stockholder rights plan or similar device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan or any similar plan, device or arrangement and the Board of Directors of the Company has not adopted or authorized the adoption of such a plan, device or arrangement. The Board of Directors of the Company has taken all necessary actions to exempt the Merger, this Agreement and the transactions contemplated by this Agreement from
Section 203 of the Corporation Law. No other "fair price," "moratorium," "control share acquisition," "business combination" or other similar state takeover statute or similar statute or regulation of any jurisdiction applies or purports to apply to the Merger, this Agreement, or any of the transactions contemplated by this Agreement.

            SECTION 3.19 Insurance. Except as set forth in Section 3.19 of the Disclosure Letter or except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and each of its Subsidiaries maintain, and have maintained, without interruption, during its existence, policies or binders of insurance covering such risk, and events, including personal injury, property damage and general liability in amounts the Company reasonably believes adequate for its business and operations, (ii) the Company has not received notice of termination or cancellation of any such policy and such policies shall not terminate as a result of the consummation of the transactions contemplated hereby, (iii) the Company or its Subsidiaries are named insureds under such policies, (iv) all premiums required to be paid with respect thereto covering all periods up to and including the Effective Time have been paid and (v) there has been no lapse in coverage under such policies during any period for which the Company and its Subsidiaries have conducted their respective operations. None of the Company or its Subsidiaries has any obligation for retrospective premiums for any period prior to the Effective Time which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such policies are in full force and effect and will remain in full force and effect to and including the Effective Time, unless replaced with comparable insurance policies having comparable terms and conditions. Except as set forth in Section
3.19 of the Disclosure Letter, no insurer has put the Company or any of its Subsidiaries on notice that coverage may be denied with respect to any claim submitted to such insurer by the Company or any such Subsidiary.

            SECTION 3.20 Trade Relations. There exists no actual or, to the knowledge of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company or any of its Subsidiaries with any distribution partner, customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the Company's or any of its Subsidiaries' business are, in the aggregate, material to the Company and its Subsidiaries, and there exists no present condition or state of facts or circumstances that has had or would reasonably be expected to prevent the Company or any of its Subsidiaries from continuing such business relationships or such business with any such distribution partner, customer, supplier or group of customers or suppliers in the same manner as heretofore conducted by the Company or any of its Subsidiaries, as the case may be.

            SECTION 3.21      Warranties; Product Claims.

                  (a) Except as set forth in Section 3.21(a) of the Disclosure Letter, the products manufactured by the Company and its Subsidiaries and sold to end user customers and, to the Company's knowledge, the products manufactured by the Company and its Subsidiaries and sold for use by original equipment manufacturer customers or the products sold by the Company or its Subsidiaries but manufactured by third parties, conform to design in all material respects and comply in all material respects with all applicable Laws. To the Company's knowledge, there is no pending federal or state legislation, not otherwise applicable to the Company's industry, which if adopted or enacted would reasonably be expected to result in a Material Adverse Effect as a result of the products sold by the Company and its Subsidiaries.

                  (b) Section 3.21(b) of the Disclosure Letter sets forth a summary of each material recall (voluntary or involuntary) of products manufactured by the Company or its Subsidiaries (or products containing products manufactured by the Company or any of its Subsidiaries) during the three (3) year period prior to the date hereof, describing in each case the nature of the problem giving rise to such recall, the approximate number of products recalled and the aggregate costs incurred by the Company or any of its Subsidiaries for each such recall. Except as set forth in Section 3.21(b) of the Disclosure Letter, during the three (3) year period prior to the date hereof, neither the Company nor any of its Subsidiaries has experienced any material return or Warranty Claims which in the aggregate in each of the last three (3) years, has exceeded $250,000, with respect to products sold or services performed by the Company and its Subsidiaries, nor are there any pending or, to the Company's knowledge, threatened material return or Warranty Claims with respect to products sold or services performed by the Company and its Subsidiaries for which the Company or its Subsidiaries may have continuing liability or obligations as of the date hereof.

            SECTION 3.22 Potential Conflicts of Interest. Except as set forth in
Section 3.22 of the Disclosure Letter, no director, officer, employee or the beneficial owner of one percent (1%) or more of the Shares nor any relative of any such individual, (a) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries, (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its Subsidiaries has used, or that the Company or any of its Subsidiaries intends to use within the next twelve months, in the conduct of their business or (c) receives any payment or other benefit from the Company or any of its Subsidiaries, has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing as of the date hereof. Except as disclosed in the Company SEC Reports, there are no transactions, arrangements or contracts between the Company and its Subsidiaries, on the one hand, and the Company's affiliates (other than Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

            SECTION 3.23 Amendment to the Company Rights Plan. The Board of Directors of the Company has taken all necessary action (including any amendment thereof) under the Company Rights Plan (without redeeming the Rights) so that none of the execution or delivery of this Agreement, the consummation of the Merger or any other transaction contemplated by this Agreement will cause (i) the Rights to become exercisable under the Company Rights Plan or to separate from the stock certificates to which they are attached, (ii) a Flip-in Date or Stock Acquisition Date (each as defined in the Company Rights Plan) to occur or (iii) Parent, Merger Sub or any of their Affiliates to be deemed an Acquiring Person (as defined in the Company Rights
Plan). The Company has furnished Parent with complete and correct copies of all such actions of the Board of Directors of the Company. The Company has delivered to Parent a true, complete and correct copy of the Company Rights Plan and the Company Rights Plan has not been further modified or amended.

            SECTION 3.24 Voting Requirements. The affirmative vote at the Special Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding Shares in favor of adopting this Agreement (the "Requisite Company Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                               REPRESENTATIONS AND
                       WARRANTIES OF PARENT AND MERGER SUB
                       -----------------------------------

            Parent and Merger Sub represent and warrant to the Company as follows:

            SECTION 4.1 Organization and Qualification. Each of Parent and Merger Sub is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization. All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by Parent.

            SECTION 4.2 Authority for this Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of Parent and Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

            SECTION 4.3 Proxy Statement. None of the information supplied by Parent, Merger Sub or any affiliate of Parent or Merger Sub for inclusion in the Proxy Statement will, at the date of filing with the SEC, and at the time the Proxy Statement is mailed and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            SECTION 4.4 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or By-laws (or other similar governing documents) of Parent or Merger Sub, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) as may be required under the HSR Act, the Securities Act, the Exchange Act, the Corporation Law and the "takeover," "blue sky" or securities laws of any state or (ii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby, (c) require any consent, waiver or approval or result in a default (or give rise to any right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, license, agreement, contract, indenture or other instrument or obligation to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation, modification or acceleration) as to which requisite waivers or consents have been obtained or which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby or (d) violate any order (including one issued by an arbitrator), writ, injunction, decree, statute, rule or regulation applicable to Parent, Merger Sub or any of their respective Subsidiaries or by which any of their respective assets are bound, except for violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

            SECTION 4.5 Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted and will conduct its operations only as contemplated hereby.

            SECTION 4.6 Funds. Parent or Merger Sub has or will have the funds necessary to consummate the Merger.

            SECTION 4.7 Brokers. Except as disclosed in a letter delivered by Parent to the Company as of the date hereof, no Person is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company or any of its Subsidiaries.

                                    ARTICLE V

                                    COVENANTS
                                    ---------

            SECTION 5.1 Conduct of Business of the Company. Except (i) as set forth in Section 5.1 of the Disclosure Letter, (ii) as expressly contemplated by this Agreement or (iii) as consented to in writing by Parent from time to time, during the period from the date of this Agreement to the earlier of the Effective Time or until the earlier termination of this Agreement, the Company will conduct and will cause each of its Subsidiaries to:

                  (a) act and carry on their respective businesses in the ordinary course of business substantially consistent with past practice and use their respective commercially reasonable efforts (i) to preserve substantially intact their current material business organizations, (ii) to keep available the services of their current officers and employees (except for terminations of employees in the ordinary course of business), (iii) to preserve their material relationships with others having significant business dealings with them and
(iv) to ensure continued compliance in all material respects with the Sarbanes-Oxley Act;

                  (b) not issue, sell, grant options or rights to purchase, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge of (i) any Company Securities (including any Existing Stock Option and Existing Warrants) or Subsidiary Securities, or grant or accelerate any right to convert or exchange any Company Securities or Subsidiary Securities, other than Shares issuable upon exercise of the Existing Stock Options and exercise of the Existing Warrants or (ii) any other securities in respect of, in lieu of or in substitution for Shares outstanding on the date hereof;

                  (c) not acquire or redeem, directly or indirectly, or amend any Company Securities or Subsidiary Securities (other than Existing Stock Options or Existing Warrants as contemplated by Section 2.4);

                  (d) not split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock (other than cash dividends paid to the Company by its wholly-owned Subsidiaries with regard to their capital stock);

                  (e) not propose or adopt any amendment to their Certificate of Incorporation or By-laws (or similar documents);

                  (f) except as contemplated by Section 3.23 and Section 5.13,
(i) not amend or modify the Company Rights Plan or (ii) not take any action with respect to, or make any determination under, the Company Rights Agreement (including a redemption of the Rights or any action to facilitate an Alternative Proposal);

                  (g) not grant any stock related performance or similar awards to any employees of the Company;

                  (h) except as contemplated by this Agreement, not enter into any new, or amend any existing, employment, severance, consulting or salary continuation agreements with or for the benefit of any officers, directors or employees (including, without limitation, amendment of, but not the entering into of, the employment and consulting agreements being entered into on the date hereof listed on Section 5.1(h) of the Disclosure Schedule), or grant any increases in the compensation, bonuses or benefits to officers, directors and employees (other than normal compensation increases to persons who are not officers or directors in the ordinary course of business consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense of the Company);

                  (i) not (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) acquire or agree to acquire, lease or manage any assets, other than in the ordinary course of business consistent with past practice acquire assets that are immaterial to the Company and its Subsidiaries taken as a whole;

                  (j) other than in the ordinary course of business consistent with past practice, not sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, including, without limitation, the Company Intellectual Property, or stock or other ownership interest in any of its properties or subsidiaries other than (i) any Liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings for which adequate reserves have been provided on the consolidated balance sheet of the Company at December 31, 2003 and (ii) such mechanics and similar liens, if any, as do not materially detract from the value of any of such properties, assets, stock or ownership interests or materially interfere with the present use of any of such properties or assets;

                  (k) not make any commitment or enter into, or amend, modify, or terminate, or waive any rights under, any material contract, agreement or understanding, without the prior written consent of Parent (which consent shall not be unreasonably withheld), other than in the ordinary course of business consistent with past practice;

                  (l) not (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings under its line of credit for working capital purposes and the endorsement of checks in the normal course of business or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any direct or indirect wholly owned Subsidiary of the Company and other than (A) sales commissions draws and (B) travel and entertainment advances to employees in the ordinary course of business consistent with past practice;

                  (m) not establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation stock option, restricted stock, pension, retirement, deferred compensation, employment termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer and employee (except (i) as required by Law, (ii) for bonus arrangements with new hires that are entered into in the ordinary course of business consistent with past practice and that are no more favorable than arrangements for similarly positioned employees of the Company or (iii) for reasonable employment termination or severance agreements entered into in the ordinary course of business consistent with past practice);

                  (n) except as disclosed in the Company's SEC Reports and except as may be required as a result of a change in Law or in GAAP or a change in order to comply with SEC requirements, not change any of their accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                  (o) ensure that it and each of its Subsidiaries shall use its commercially reasonable efforts to keep or cause to be kept its material existing insurance policies (or substantial equivalents) in such amounts in force until the Effective Time and shall give Parent notice of any material change in its insurance policies;

                  (p) not make any material election with regard to Taxes or settle or compromise any material federal, state, local or foreign income tax liability without the prior written consent of Parent, which consent shall not be unreasonably withheld. All Tax Returns required to be filed by or with respect to the Company and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be prepared in a manner consistent with prior years, unless otherwise required pursuant to a final determination (which shall include the execution of an IRS Form 870-AD or successor form);

                  (q) not, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), (x) pay, discharge or satisfy any material claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect as of the date hereof, (ii) liability or obligations not to exceed $100,000 individually or $500,000 in the aggregate or (iii) claims settled or compromised to the extent permitted by
Section 5.1(s), or (y) waive, release, grant, or transfer any rights of material value pursuant to any material contract, agreement or understanding other than in the ordinary course of business consistent with past practice;

                  (r) not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                  (s) not settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the settlement is limited solely to monetary payment and the release of claims and the amount paid by the Company in all such settlements or compromises does not exceed $250,000 in the aggregate or $50,000 for any individual settlement or compromise (net of any insurance contribution or coverage that has not been objected to or disclaimed);

                  (t) not engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's or its Subsidiaries' affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other Person covered under Item 404 of SEC Regulation S-K that would be required to be disclosed under such Item 404 other than transactions between the Company and its wholly-owned Subsidiaries or between the Company's wholly-owned Subsidiaries;

                  (u) not effectuate a "plant closing" or "mass layoff," as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries;

                  (v) take commercially reasonable actions to protect and maintain the Company Intellectual Property, including without limitation, prosecuting all pending applications for Patents or registration of Trademarks and Copyrights used in the Company's business and maintaining, to the extent permitted by law, each Patent or registration owned by the Company or any Subsidiary;

                  (w) not do any act or knowingly omit to do any act whereby any Company Intellectual Property may become invalidated, abandoned or dedicated to the public domain, and will use commercially reasonable efforts to prevent any licensee or sublicensee thereof from doing the same;

                  (x) notify Parent or Merger Sub promptly (i) if it knows, or has reason to know, that any Company Intellectual Property may become abandoned or dedicated to the public domain, (ii) it has received notice of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office (the "PTO") or the U.S. Copyright Office (the "Copyright Office") or equivalent office in any foreign jurisdiction, any court or tribunal in the United States or any political sub-division thereof, or any court or tribunal in any foreign jurisdiction), other than non-final determinations of the PTO or the Copyright Office, regarding its ownership of any Intellectual Property or its right to register the same or to keep, maintain and use the same;

                  (y) shall promptly notify Parent or Merger Sub of any material infringement of any Company Intellectual Property of which it becomes aware; and

                  (z) not agree in writing or otherwise to take any of the foregoing actions to the extent it would constitute a default under Section 5.1.

            SECTION 5.2 No Solicitation.

                  (a) The Company shall not, and shall cause its Subsidiaries and affiliates and each of their respective officers, directors, employees, representatives

(including, without limitation, investment bankers, attorneys and accountants) or other agents (collectively, the "Representatives") not to, directly or indirectly, (i) encourage, solicit or initiate any proposal or offer with respect to an Acquisition Proposal or (ii) participate in any discussions or negotiations (that are reasonably intended to facilitate the making of an Acquisition Proposal) with, or provide, furnish or disclose any information to, or afford any access to the properties, books or records of the Company or any of its Subsidiaries, or otherwise take any other action to assist or facilitate (including granting any waiver or release under any standstill or similar agreement with respect to any securities of the Company), any "person" or "group" (as such terms are used for purposes of Section 13(d)(3) of the Exchange
Act) (other than Parent or Merger Sub or any affiliate or associate of Parent or Merger Sub) (each, a "Potential Acquiror") concerning any Acquisition Proposal. In the event the Company receives any Acquisition Proposal, the Company shall as promptly as practicable notify Parent of such receipt and provide Parent with the identity of the Potential Acquiror and a copy of such Acquisition Proposal or a reasonably detailed written summary setting forth the material terms and conditions thereof. Without limiting the foregoing, the Company agrees that any breach of the restrictions set forth in this Section 5.2(a) by any Subsidiary or affiliate of the Company or any Representative shall be deemed to be a breach by the Company of this Section 5.2(a).

                  (b) Notwithstanding the provisions of Section 5.2(a), the Company may take any of the actions referred to in Section 5.2(a)(ii) with respect to a Potential Acquiror that has made an unsolicited written Acquisition Proposal provided that all of the following conditions are satisfied: (i) the Board of Directors of the Company (acting by a majority of the entire board) determines in good faith, (A) after consultation with its independent financial advisor, that such Acquisition Proposal is reasonably likely to result in the making of a Superior Proposal, and (B) after consultation with its outside legal counsel, that the failure to take such action in their reasonable judgment may result in a breach of its fiduciary duties pursuant to applicable Law; (ii) the Company in its reasonable judgment keeps Parent advised on a current basis of any material developments with respect to such Acquisition Proposal, (iii) the Company receives from such Potential Acquiror an executed confidentiality agreement customary for a transaction of this type; provided, that if the Company modifies or waives any standstill provision in such agreement for the benefit of any such Potential Acquiror, the Company shall in the same manner simultaneously modify or waive the standstill provision in the confidentiality agreement that the Parent is a party to with the Company for the benefit of Parent, and (iv) the Company furnishes or makes available to Parent the same information provided to such Person (to the extent not previously furnished or made available).

                  (c) The Company shall, and shall cause its Subsidiaries and affiliates and their respective Representatives to, immediately cease and cause to be terminated any existing solicitation, activity, discussions or negotiations with any Person (other than Parent, Merger Sub or any of their respective affiliates or associates) conducted prior to the date hereof with respect to any Acquisition Proposal.

                  (d) The Company shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation of the Merger and this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, including, without limitation, for purposes of Section 203 of the Corporation Law or (iii) enter into any letter of intent, agreement in principle or acquisition agreement related to any Acquisition Proposal.

                  (e) Nothing contained in this Section 5.2(e) shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to an Acquisition Proposal by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or otherwise communicating with the Company's stockholders to the extent required by Law.

            SECTION 5.3 Access to Information.

                  (a) From and after the date of this Agreement, the Company shall (i) give Parent and Merger Sub and their appropriate Representatives reasonable access (during regular business hours upon reasonable notice) to the facilities and books and records of the Company and its Subsidiaries and (ii) cause its officers and those of its Subsidiaries to furnish Parent and Merger Sub with such reasonable financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Parent or Merger Sub may from time to time reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that it reasonably concludes (A) it would interfere with the operation of the Company's business in the ordinary course of business, (B) in the reasonable judgment of the Company, after consultation with Company's outside counsel, any law, treaty, rule or regulation of any Governmental Entity applicable to the Company requires the Company or its Subsidiaries to restrict or prohibit access to any such properties or information, (C) in the reasonable judgment of the Company, after consultation with Company's outside counsel, the information is subject to confidentiality obligations to a third party, or (D) disclosure of any such information or document would, after consultation with Company's outside counsel, result in the loss of attorney-client privilege.

                  (b) Information obtained by Parent or Merger Sub pursuant to
Section 5.3(a) shall be subject to the provisions of the Confidentiality Agreement (as amended or supplemented from time to time in accordance with the terms thereof), the terms of which are incorporated herein by reference.

            SECTION 5.4 Reasonable Efforts; Further Actions.

                  (a) Subject to the terms and conditions herein provided for (including, without limitation, Section 5.11), each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the foregoing, (i) each of the Company, Parent and Merger Sub shall use its commercially reasonable efforts to make promptly any required submissions under any applicable Law that the Company or Parent determines should be made, in each case, with respect to the Merger and the transactions contemplated hereby and to respond as promptly as practicable to all inquiries received from any Governmental Entity with respect to such submissions for additional information or documentation, and
(ii) Parent, Merger Sub and the Company shall cooperate with one another (A) in promptly determining, in connection with the consummation of the transactions contemplated by this Agreement, whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any applicable Law or whether any consents, approvals or waivers are required to be or should be obtained from other parties to any material contract, agreement or understanding (including, without limitation, under any contract, agreement or understanding set forth in Section 3.4 of the Disclosure Letter) and (B) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers.

                  (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, Parent shall cause the proper officers and directors of each party to this Agreement to take all such necessary action.

                  (c) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated hereby is commenced, the parties hereto agree to cooperate and use all commercially reasonable to defend vigorously against it and respond thereto.

            SECTION 5.5 Indemnification and Insurance.

                  (a) Parent and Merger Sub agree that all rights to indemnification existing in favor of the present or former directors, officers and employees (or any individual who served at the Company's or any of its Subsidiaries' request as an officer, director, or agent) of the Company or any of its Subsidiaries (or any other entity or enterprise, such as a partnership, joint venture, trust or employee benefit plan) as provided in (i) the Company's Certificate of Incorporation or By-laws, (ii) or the articles of organization, by-laws or similar organizational documents of any of the Company's Subsidiaries or other entity or enterprise or (iii) under any indemnification agreements of the Company set forth in Section 5.5(a) of the Disclosure Letter as in effect as of the date hereof, with respect to matters occurring prior to the Effective Time, shall be assumed by the Surviving Corporation and Parent in the Merger, without further action, and shall continue in full force and effect without modification (other than modifications that would enlarge the indemnification rights) for a period of not less than the statutes of limitations applicable to such matters, and Parent shall, and shall cause the Surviving Corporation to comply fully with its obligations hereunder and thereunder.

                  (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person (other than another direct or indirect Subsidiary of Parent) and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any Person (other than any direct or indirect Subsidiary of Parent), or otherwise dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this
Section 5.5(b) by operation of law or otherwise.

                  (c) Parent shall or shall cause the Surviving Corporation to maintain in effect for a period of six (6) years after the Effective Time, in respect of acts or omissions occurring prior to the Effective Time, policies of directors' and officers' liability insurance and fiduciary liability insurance and fiduciary insurance covering the individuals described in Section 5.5(a) (which may include naming such individuals under Parent's existing policies); and such policies provided by Parent shall provide substantially similar coverage as is provided for the individuals who are covered by the Company's existing policies; provided, however, that Parent shall not be required in order to maintain such policies to pay an annual premium in excess of two hundred percent (200%) of the price set forth on Section 5.5(c) of the Disclosure Letter; provided, further, that, if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of two hundred percent (200%) of such amount, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to two hundred percent (200%) of such amount.

                  (d) The provisions of this Section 5.5(d) are (i) intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

            SECTION 5.6 Proxy Statement. As promptly as reasonably practicable after the execution and delivery of this Agreement, the Company shall:

                  (a) prepare and, after consultation with and review by Parent, file with the SEC a preliminary proxy statement relating to the special meeting of the stockholders of the Company (the "Special Meeting") to be held to consider approval and adoption of this Agreement and the Merger and use its commercially reasonable efforts (i) to obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with and review by Parent, to respond promptly to any comments made by the SEC with respect to the preliminary Proxy Statement and promptly cause a definitive Proxy Statement to be mailed to its stockholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy material and, if required in connection therewith, resolicit proxies; provided, that no such amended or supplemental proxy material will be mailed by the Company without consultation with and review by Parent and (ii) to obtain the necessary approvals of the Merger and this Agreement by its stockholders;

                  (b) promptly notify Parent of the receipt of the comments of the SEC and of any request from the SEC for amendments or supplements to the preliminary Proxy Statement or the definitive Proxy Statement or for additional information, and will promptly supply Parent with copies of all written correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary Proxy Statement, the definitive Proxy Statement or the Merger; and

                  (c) promptly inform Parent if at any time prior to the Special Meeting any event should occur that is required by applicable law to be set forth in an amendment of, or a supplement to, the Proxy Statement, in which case, the Company, with the cooperation of and in consultation with Parent, will, upon learning of such event, promptly prepare and mail such amendment or supplement.

                  (d) Parent and Merger Sub each agree that none of the information supplied in writing by it to be included or incorporated by reference in the Proxy Statement or any amendment thereof or supplement thereto, will, on the date of the mailing of the Proxy Statement or any amendment or supplement thereto, and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. It is expressly understood and agreed that (i) Parent, Merger Sub and the Company will cooperate with each other in connection with all aspects of the preparation, filing and clearance by the SEC of the Proxy Statement (including the preliminary proxy and any and all amendments or supplements thereto), (ii) the Company shall give Parent and its outside counsel the opportunity to review the Proxy Statement prior to it being filed with the SEC and shall give Parent and its outside counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC and each of the Company and Parent agrees to use its commercially reasonable efforts, after consultation with the other, to respond promptly to all such comments of and requests by the SEC, (iii) to the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including, without limitation, all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the transactions contemplated thereby and (iv) the Company will not file with, or send to, the SEC the Proxy Statement (including the preliminary Proxy Statement and any and all amendments or supplements thereto and any and all responses to requests for additional information and replies to comments relating thereto) or mail any Proxy Statement (including the preliminary Proxy Statement and any and all amendments or supplements thereto) or use any proxy material in connection with the Special Meeting, in each case without Parent's prior approval (not to be unreasonably withheld).

                  (e) The Proxy Statement shall include the unanimous and unconditional recommendation of the Board of Directors of the Company to the stockholders of the Company that they vote in favor of the adoption of this Agreement and the Merger; provided, however, that the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation solely in accordance with the provisions of Section 5.2 hereof. In addition, the Proxy Statement and the Proxy Materials will include a copy of the written opinion of the Financial Advisor referred to in Section 3.17.

            SECTION 5.7 Special Meeting. The Company shall call and hold the Special Meeting as promptly as reasonably practicable after the mailing of the Proxy Statement to the stockholders of the Company for the purpose of voting upon the approval of this Agreement and Parent and the Company will cooperate with each other to cause the Special Meeting to be held as soon as reasonably practicable following the mailing of the Proxy Materials to the stockholders of the Company. The Company shall use its commercially reasonable efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the approval of this Agreement, and shall take all other action necessary or advisable to secure the Requisite Company Vote, except to the extent that the Board of Directors of the Company withdraws, modifies or changes its recommendation in favor of the Merger as provided in Section 5.2(d) hereof.

            SECTION 5.8 Notification of Certain Matters. The Company shall give prompt notice to Parent and Merger Sub, and Parent or Merger Sub, as the case may be, shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which is likely (a) to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect if made as of any time at or prior to the Effective Time and (b) to result in any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to any of the parties sending or receiving such notice.

            SECTION 5.9 Press Releases and Communications.

                  (a) Parent, Merger Sub and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation (and affording the other party or parties an opportunity to comment thereon), except as may be required by applicable Law or by the rules of any stock exchange on which such party is listed.

                  (b) The Company, Parent and Merger Sub shall, and shall cause each of their respective Subsidiaries and Representatives, not to communicate with respect to this Agreement and the transactions contemplated hereby except in compliance with applicable Law.

            SECTION 5.10      Employee Benefits Matters.

                  (a) Other than as specifically provided in this Agreement, from and after the Effective Time, Parent will, and will cause the Company to, honor in accordance with their terms all existing employment, severance and consulting agreements of any current or former officer, director, employee or consultant of the Company or any of its Subsidiaries that were disclosed on
Section 3.9(a) of the Disclosure Letter; provided, however, that nothing herein shall preclude Parent or any of its Affiliates from having the right to terminate the employment of any employee, with or without cause, or to amend or terminate in accordance with its terms and applicable law any (i) Employee Benefit Plan or (ii) employee benefit plan of Parent established, maintained or contributed to by Parent or any of its Affiliates ("Parent Benefit Plan") after the Effective Time.

                  (b) Except as specifically provided herein, from and after the Effective Time, Parent will, and will cause the Company to, cause service rendered by employees of the Company and its Subsidiaries prior to the Effective Time to be taken into account for vesting and eligibility purposes under all employee benefit plans, programs, policies and arrangements of Parent, the Company and its Subsidiaries in which such employees participate or are offered participation (other than any retiree medical plans or defined benefit pension plans sponsored or maintained by the Parent), to the same extent as such service was taken into account under the corresponding plans of the Company and its Subsidiaries for those purposes prior to the Effective Time, provided that nothing herein shall result in the duplication of any benefits. Employees of the Company and its Subsidiaries will not be subject to any pre-existing condition limitation under any health plan of Parent, the Company or its Subsidiaries for any condition for which they would have been entitled to coverage under the corresponding plan of the Company or its Subsidiaries in which they participated prior to the Effective Time. Parent will and will cause the Company and its Subsidiaries to give employees credit under such plans for co-payments made and deductibles satisfied prior to the Effective Time.

                  (c) From and after the Effective Time until the first anniversary thereof, Parent shall provide, or cause the Company to provide, benefits to employees of the Company or its Subsidiaries that are no less favorable, in the aggregate than the benefits provided under the Employee Benefit Plans (but excluding any such Employee Benefit Plan providing for options or other stock-based awards); provided, however, that nothing herein shall preclude Parent or any of its Affiliates from having the right to amend or terminate in accordance with its terms and applicable law any Employee Benefit Plan or Parent Benefit Plan.

            SECTION 5.11      HSR Act Filings.

                  (a) Each of Parent and the Company shall (A) make or cause to be made the filings required of such party hereto or any of its subsidiaries or affiliates under the HSR Act and any similar foreign competition or Antitrust Laws with respect to the transactions contemplated by this Agreement as promptly as practicable and, with respect to the HSR Act, in any event within ten (10) Business Days after the date of this Agreement, (B) comply at the earliest practicable date with any request under the HSR Act or any similar foreign competition or Antitrust Laws for additional information, documents, or other materials received by such party hereto or any of its subsidiaries from the United States Federal Trade Commission or the United States Department of Justice or any other Governmental Entity in respect of such filings or such transactions, and (C) cooperate with the other party in connection with any such filing (including, with respect to the party hereto making a filing, providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws with respect to any such filing or any such transaction. Each of Parent and the Company shall promptly inform the other parties hereto of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filing. No party hereto shall independently participate in any meeting, or engage in any substantive conversation, with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party hereto prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate. The parties hereto will consult and cooperate with one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or other foreign competition or Antitrust Laws. Each of the parties hereto will use all commercially reasonable efforts to secure termination of any waiting periods under the HSR Act and any similar foreign competition or Antitrust Laws and obtain the approval of any other Governmental Entity for the transactions contemplated by this Agreement. Each of Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this
Section 5.11 "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel; provided, however, that materials concerning the valuation of the Company may be redacted.

                  (b) Notwithstanding anything to the contrary in this Agreement, (i) neither Parent nor any of its Subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation with respect to the ownership or holding of any of their respective businesses or assets, (ii) neither the Company nor any of its Subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any other action or agree to any limitation with respect to the ownership or holding of any of their respective businesses or assets, (iii) neither any party hereto nor their respective Subsidiaries shall be required to take any action that could reasonably be expected to substantially impair the benefits expected to be realized by Parent from consummation of the Merger or (iv) Parent shall not be required after consummation of the Merger to Company to hold separate (including by trust or otherwise) or to divest any of the respective businesses or assets of the Company or any of its Subsidiaries, or to take or agree to take any other action or agree to any limitation with respect to the ownership or holding of any of the respective businesses or assets of the Company or any of its Subsidiaries.

            SECTION 5.12 Stockholder Litigation. To the extent consistent with the fiduciary duties of the Board of Directors, the Company shall consult with Parent in connection with any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Voting Agreements, and no settlement shall be agreed with respect to such stockholder litigation without Parent's prior written consent (which consent shall not be unreasonably withheld).

            SECTION 5.13 Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.23) reasonably requested in writing by Parent in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

            SECTION 5.14 Resignations of Directors and Officers. The Company shall take all actions necessary to cause (i) each of the directors of the Company and each of its Subsidiaries to have tendered to Merger Sub their written resignations from the Board of Directors of the Company or such Subsidiary, as the case may be, in each case effective as of the Effective Time, and (ii) each of the officers of the Company and each of its Subsidiaries set forth in Section 5.14 of the Company Disclosure Schedule, to have tendered to Merger Sub their written resignations from such offices of the Company or such Subsidiary, as the case may be, effective as of the Effective Time.

            SECTION 5.15 FIRPTA Affidavit. Prior to the Effective Time, the Company shall provide to Parent a certificate stating that the Company is not a "United States Real Property Holding Corporation" as defined in section 897 of the Code in accordance with Treasury Regulations promulgated under sections 897 and 1445 of the Code; provided, however, that if the Company does not provide such certificate, Parent may withhold Taxes as provided in Section 2.7 of this Agreement.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER
                    ----------------------------------------

            SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                  (a) Stockholder Approval. This Agreement (including the Plan of Merger) and consummation of the Merger shall have been duly approved by the Requisite Company Vote.

                  (b) Governmental Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective subsidiaries from any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby shall have been made or obtained (as the case may be) upon terms and conditions that would not reasonably be expected to result in Material Adverse Effect.

                  (c) Orders, Injunctions. No Law, order, injunction or decree that prohibits, restrains, enjoins or otherwise prohibits (whether temporarily, preliminarily or permanently) consummation of the Merger shall have been enacted, issued, promulgated, enforced or entered by any court or Governmental Entity of competent jurisdiction and there shall not be pending any suit, action or proceeding by any Governmental Entity which seeks to restrain, enjoin or otherwise prohibit (whether temporarily, preliminarily or permanently) consummation of the Merger.

            SECTION 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of each of Parent and Merger Sub to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.2(a) shall be true and correct in all material respects (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (ii) the other representations and warranties of the Company set forth in this Agreement shall be true and correct (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 6.2(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the Company are not true and correct unless the failure of such representations and warranties of the Company to be true and correct (read for purposes of this Section 6.2(a)(ii) without any "materiality" or Material Adverse

Effect qualification) has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all other obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

                  (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect, and Parent shall have received a certificate of an executive officer of the Company to such effect.

                  (d) Consents Under Agreements. The Company shall have obtained the consent, approval or waiver of each person whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                  (e) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding by any Governmental Entity (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger, (ii) seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Merger, (iii) seeking to restrain or prohibit Parent's ownership or operation (or that of its respective Subsidiaries or affiliates) of all or any portion of the business or assets of the Company or its Subsidiaries or of Parent and its Subsidiaries or to compel Parent or any of its Subsidiaries or affiliates to dispose of or hold separate all or any portion of the business or assets of the Company and its Subsidiaries or of Parent and its Subsidiaries, (iv) seeking to impose or confirm material limitations on the ability of Parent, Merger Sub or any of Parent's other Subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent, Merger Sub or any of Parent's other Subsidiaries or affiliates on all matters properly presented to the Company's stockholders, (v) seeking to require divestiture by Parent, Merger Sub or any of Parent's other Subsidiaries or affiliates of any Shares or (vi) that otherwise, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (f) Rights Plan. No Distribution Date (as defined in the Company Rights Agreement) shall have occurred.

            SECTION 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of each of Parent and Merger Sub set forth in this Agreement shall be true and correct (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section and 6.3(a) shall be deemed to have been satisfied even if any representations and warranties of the Parent and Merger Sub are not true and correct unless the failure of such representations and warranties of the Parent and Merger Sub to be true and correct (read for purposes of this Section 6.3(a) without any "materiality" qualification) has had or would reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the financial condition, business, properties, assets, liabilities, results of operations or prospects of the Parent, Merger Sub and its other Subsidiaries taken as a whole; and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub to such effect.

                  (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                                  ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER
                         ------------------------------

            SECTION 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time (notwithstanding approval thereof by the stockholders of the Company) prior to the Effective Time (with any termination by Parent also being an effective termination by Merger Sub):

                  (a) by mutual written consent of the Company and Parent;

                  (b) by written notice by either the Company or Parent, if the Merger has not been consummated on or before September 30, 2004 (provided, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date);

                  (c) by written notice by either the Company or Parent, if there shall be any applicable law, rule or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of a Governmental Entity of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable;

                  (d) by written notice by either the Company or Parent, if (i) there has been a breach by the other party of any representation or warranty contained in this Agreement which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) there has been a material breach of any of the material covenants or agreements set forth in this Agreement on the part of the other party, which breach is, in either case, not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the terminating party to the other party;

                  (e) by written notice by Parent, if, prior to Requisite Company Vote being obtained, (i) the Board of Directors of the Company shall have failed to recommend, or shall have withdrawn or modified in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger or shall have recommended, or entered into, or publicly announced its intention to enter into, an agreement or an agreement in principle with respect to a Superior Proposal (or shall have resolved to do any of the foregoing), (ii) the Company shall have breached any of its obligations under Section 5.2 (other than any inadvertent and immaterial breaches of such section), (iii) the Board of Directors of the Company shall have refused to affirm its approval or recommendation of this Agreement or the Merger within ten (10) Business Days of any written request from Parent, (iv) the Board of Directors of the Company shall exempt any other Person from the provisions of Section 203 of the Corporation Law or (v) the Board of Directors shall exempt any other Person under the Company Rights Plan;

                  (f) by written notice by Parent, if any Person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent or any of its affiliates, shall have acquired beneficial ownership of more than twenty-five percent (25%) of the Shares or more than twenty-five percent (25%) of the book value or fair market value of the assets of the Company and its Subsidiaries taken as whole, or the right to acquire ownership of such Shares or assets;

                  (g) by written notice by the Company, if the Board of Directors of the Company shall approve and the Company shall enter into, a definitive agreement providing for the implementation of a Superior Proposal; provided, however, that (i) the Company is not and has not been in breach of
Section 5.2, (ii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice (including any subsequent amendments or modifications) or otherwise providing a reasonably detailed written summary of the Superior Proposal, (iii) during the five (5) Business Day period after the Company's notice, (x) the Company shall have offered to negotiate with (and, if accepted, negotiate with), and shall have caused its respective financial and legal advisors to have offered to negotiate with (and if accepted, negotiate with), Parent to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as will enable the Company to proceed with this Agreement, as amended and (y) the Board of Directors of the Company shall have concluded, after considering the results of such negotiations and the revised proposal made by Parent, if any, that any Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal, (iv) such termination is within five (5) Business Days following the five (5) Business Day period referred to above and (v) no termination pursuant to this Section 7.1(g) shall be effective unless the Company shall simultaneously make the payment required by Section 7.3(b); or

                  (h) by written notice by Parent or the Company, if the Requisite Company Vote shall not have been obtained at the Special Meeting or at any adjournment or postponement hereof.

            SECTION 7.2 Effect of Termination. If this Agreement is terminated and the Merger is abandoned pursuant to Section 7.1 hereof, this Agreement, except for the provisions of Sections 5.3(b), 7.2, 7.3 and Article VIII hereof, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Nothing in this
Section 7.2 shall relieve any party to this Agreement of liability for any willful breach of this Agreement.

            SECTION 7.3 Fees and Expenses.

                  (a) All fees, costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement (including, without limitation, legal, accounting and investment banking fees and expenses) (collectively, "Expenses") shall be paid by the party incurring such Expenses, whether or not the Merger is consummated.

                  (b) Notwithstanding the foregoing, in the event that this Agreement is terminated (i) pursuant to Section 7.1(e), (f) or (g) or (ii) pursuant to Section 7.1(d) or (h) and, with respect to this clause (ii) only,
(x) at the time of termination pursuant to Section 7.1(d) or (h) the conditions set forth in Section 6.3 have been satisfied and an Acquisition Proposal existed or has been previously announced and (y) within twelve (12) months after termination pursuant to Section 7.1(d) or (h) an Acquisition Proposal shall have been consummated, then the Company shall pay Parent a termination fee of Fourteen Million United States Dollars ($14,000,000) (the "Termination Fee").

                  (c) Any amounts payable pursuant to Section 7.3(b) shall be payable as promptly as practicable following termination of this Agreement (and in any event no later than two (2) Business Days thereafter) (or, in the case of 7.3(b)(ii), no later than two (2) Business Days after the date on which an Acquisition Proposal shall have been consummated) by wire transfer of immediately available funds to an account designated by Parent and, if the Company is the party seeking to terminate this Agreement, prior to such termination as a condition to the effectiveness thereof.

                  (d) The Company acknowledges that the agreements contained in
Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not have entered into this Agreement. Accordingly, if the Company fails to pay promptly any amounts due pursuant to Section 7.3, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee or expense reimbursement set forth in this Section 7.3, the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts so owed at the prime rate of Chase Manhattan Bank in effect from time to time during such period plus two percent (2%).

                  (e) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including reasonable attorneys' and expert witness fees) incurred in connection with such action.

            SECTION 7.4 Amendment. To the extent permitted by applicable Law, this Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company, Parent and Merger Sub, at any time before or after approval of this Agreement by the stockholders of the Company but, after any such stockholder approval, no amendment shall be made which decreases the Merger Consideration or which adversely affects the rights of the Company's stockholders hereunder without the approval of the stockholders of the Company. This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties.

            SECTION 7.5 Extension; Waiver; Remedies.

                  (a) At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parent and Merger Sub, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any rights, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

            SECTION 8.1 Definitions.

                  (a) Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. All Exhibits attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit shall have the meaning ascribed to such term in this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For the purposes of this Agreement, the following terms shall have the following meanings:

                  "Acquisition Proposal" shall mean (a) any offer or proposal, or any indication of interest in making an offer or proposal, made to the Company, any Subsidiary, affiliate or Representative by a Person or group at any time which is structured to permit such Person or group to acquire, directly or indirectly, beneficial ownership of at least twenty percent (20%) of the assets of the Company and its Subsidiaries taken as a whole, or at least twenty percent (20%) of the outstanding shares of capital stock of the Company pursuant to a merger, consolidation or other business combination, joint venture, dissolution, liquidation, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, including any single or multi-step transaction or series of related transactions, in each case other than the Merger and (b) any offer or proposal made in the context of a proxy contest with respect to any of the foregoing.

                  "Antitrust Laws" means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

                  "affiliate" and "associate" shall have the meanings given to such terms in Rule 12b-2 under the Exchange Act.

                  "beneficial ownership" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.

                  "Business Day" shall have the meaning given to such term in Rule 14d-1(g)(3) under the Exchange Act.

                  "Company Rights Plan" means Stockholder Protection Rights Agreement, dated as of August 12, 1999, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

                  "Company Intellectual Property" shall mean all Intellectual Property owned by the Company and/or used in connection with the business of the Company as presently conducted or contemplated.

                  "Copyrights" means, as they exist in any country in the world in which the Company has any licensee or sublicensee of its Software products, copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights.

                  "Environmental Law" shall mean any statute, law, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries relating to (i) pollution or the protection or preservation of the environment or natural resources, (ii) Releases or threatened Releases, and
(iii) the management (including use, treatment, handling, storage, disposal, transportation, recycling or remediation) of any hazardous, toxic, dangerous or industrial substance, chemical or other material or (iv) employee health and safety.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

                  "Hazardous Substance" shall mean any substance, pollutant, contaminant, chemical or other material (including petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, urea formaldehyde foam insulation) or waste that is identified or regulated under any Environmental Law.

                  "Intellectual Property" means all Copyrights, Internet Assets, Patents, Software, Trade Secrets and Trademarks.

                  "Internet Assets" means, as they exist in any country in the world in which the Company has any licensee or sublicensee of its Software products, domain names, Internet addresses and other computer identifiers, web sites, web pages and similar rights and items.

                  "IP Licenses" means all licenses, sublicenses, distributor agreements or permissions, including without limitation, the right to receive royalties or any other consideration relating to Copyrights, Internet Assets, Patents, Software, Trade Secrets and Trademarks.

                  "Law" shall mean any federal, state, local or foreign law, statute, rule, regulation, order, judgment, writ, injunction, ordinance, administrative order, decree or arbitration award in effect as of the date hereof or as of the Effective Time.

                  "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, license, charge, option, right of first refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever, including, without limitation, the necessity of obtaining any waiver, consent or permission of any third party.

                  "Material Adverse Effect" shall mean any material and adverse effect on the financial condition, business, properties, assets, liabilities, results of operations or prospects of the Company and its Subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated by this Agreement in any material respect, other than any change, effect, event, occurrence, state of facts or development (i) relating to the U.S. economy in general, (ii) relating to the industry in which the Company operates that do not affect the Company disproportionately to other Persons in such industry, (iii) arising out of or resulting from actions taken by the Company after the date hereof which are consented to by the Parent in accordance with Section 5.1 of this Agreement, (iv) relating to any regulatory or legislative change affecting companies in general, or (v) that arises primarily from changes in the Company's stock price that do not relate to the financial condition, business properties, assets, liabilities, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

                  "Off-the-Shelf Software" means off-the-shelf software as such term is commonly understood, that is commercially available on a retail basis for less than $2,000 per CPU and $50,000 in the aggregate, and used solely on the computers of the Company and the Subsidiaries.

                  "Patents" means, as they exist in any country in the world in which the Company has any licensee or sublicensee of its Software products, patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations, or interferences thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted).

                  "Person" shall mean any natural person, firm, corporation, limited liability company, partnership, association, joint venture, Governmental Entity, labor union, trust, estate or other entity or organization.

                  "Proxy Statement" shall mean the letter to stockholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, that may be provided to stockholders of the Company in connection with the Merger (including any amendments or supplements), and any schedules required to be filed with the SEC in connection therewith, as from time to time amended or supplemented.

                  "Release" shall mean any spill, discharge, leak, emission, disposal, injection, escape, dumping, leaching, dispersal, emanation, migration or release of any kind whatsoever of any Hazardous Substance in, on, into, through or onto the environment.

                  "SEC" shall mean the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

                  "Self-Help Mechanism" means any back door, time bomb, drop dead device, or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than an authorized licensee or owner of a copy of the program or the right and title in and to the program.

                  "Software" means, as they exist anywhere in the world, computer software programs, including, without limitation, all source code, object code, specifications, designs and documentation related thereto.

                  "Subsidiary" shall mean, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power, directly or indirectly, to elect a majority of the board of directors or other persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such entity.

                  "Superior Proposal" shall mean any unsolicited, bona fide written Acquisition Proposal which would result in a Person (or in the case of a direct merger between a Person and the Company, the stockholders of such Person) acquiring, directly or indirectly, more than fifty percent (50%) of the voting power of the Shares or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, which the Board of Directors of the Company (acting by a majority of the entire board) determines in its good faith judgment (after consultation with its independent financial advisors and independent legal counsel) taking into account all relevant aspects of the Acquisition Proposal, that (i) such Acquisition Proposal is more favorable from a financial point of view to the Company's stockholders than this Agreement and (ii) the conditions to the consummation of such Acquisition Proposal are reasonably capable of being satisfied promptly and (iii) financing for such transaction, to the extent required, is then committed or for which the Board of Directors after consultation with its outside financial advisor concludes in good faith is reasonably likely to be available on commercially reasonable terms.

                  "Tax" shall mean all taxes, charges, fees, levies, imposts, duties, and other assessments, including without limitation any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, employee withholding, payroll, worker's compensation, unemployment insurance, social security, employment, excise (including the federal communications excise tax under Section 4251 of the Code), severance, stamp, transfer occupation, premium, recording, real property, personal property, federal highway use, commercial rent, environmental (including taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties, related liabilities, fines or additions to tax that may become payable in respect thereof imposed by any country, any state, county, provincial or local government or subdivision or agency thereof.

                  "Tax Returns" shall mean all returns and reports required to be filed by the Company and its Subsidiaries (or any of them) with respect to Taxes.

                  "threatened" when used with respect to a claim, proceeding, investigation, dispute action, or other matter, shall mean, if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) or if any other event has occurred or any other circumstance exists, that could reasonably be expected to lead a director or officer of a company comparable to the Company to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

                  "Trade Secrets" means, as they exist anywhere in the world, trade secrets, know-how, inventions, processes, procedures, databases, confidential business information, concepts, ideas, designs, research or development information, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, technical data, discoveries, modifications, extensions, improvements, and other proprietary information and rights (whether or not patentable or subject to copyright, mask work, or trade secret protection.

                  "Trademarks" means, as they exist in any country in the world in which the Company has any licensee or sublicensee of its Software products, trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof, and all goodwill related thereto.

                  "Unauthorized Code" means any virus, trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access; or to disable, erase, or otherwise harm any computer, systems or Software.

                  "Warranty Claim" shall mean any claim arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold or delivered by the Company or its Subsidiaries (or products containing products manufactured by the Company or its Subsidiaries).

                  (b) As used herein, the following terms shall have the meanings ascribed to them in the Section of this Agreement opposite each such term:

         Term                                    Section
         ----                                    -------
         Agreement                               Preamble
         Authorizations                          3.13
         Certificate of Merger                   1.3
         Certificates                            2.3(b)
         Claim                                   3.10
         Closing                                 1.2
         Closing Date                            1.2
         Code                                    2.7
         Common Stock                            2.1(a)
         Company                                 Preamble
         Company Permits                         3.12
         Company SEC Report                      3.5(a)
         Company Securities                      3.2(a)
         Constituent Corporations                1.1
         Copyright Office                        5.1(x)
         Corporation Law                         1.1
         Disclosure Letter                       Preamble to Article III
         Dissenting Shares                       2.5(a)
         Effective Time                          1.3
         Employee Benefit Plans                  3.9(a)
         Encumbrances                            3.15(a)
         ERISA                                   3.9(a)
         ERISA Affiliates                        3.9(c)
         Excluded Shares                         2.1(b)
         Expenses                                7.3(a)
         Existing Stock Options                  2.4(a)
         Existing Warrants                       2.4(c)
         Financial Statements                    3.5(b)
         GAAP                                    3.5(b)
         Governmental Entity                     3.4(a)
         HSR Act                                 3.4(a)
         Letter of Transmittal                   2.3(b)
         Merger                                  1.1
         Merger Consideration                    2.1(a)
         Merger Sub                              Preamble
         Option Consideration                    2.4(a)
         Parent                                  Preamble
         Parent Benefit Plan                     5.10(a)
         Paying Agent                            2.3(a)
         Payment Fund                            2.3(a)
         Potential Acquirer                      5.2(a)
         PTO                                     5.1(x)
         Real Property Leases                    3.15(b)

         Term                                    Section
         ----                                    -------
         Representatives                         5.2(a)
         Requisite Company Vote                  3.24
         Rights                                  2.1(a)
         Scheduled Contract                      3.16(a)
         Shares                                  2.1(a)
         Special Meeting                         5.6(a)
         Stock Option Plans                      2.4(a)
         Subsidiary Securities                   3.2(b)
         Surviving Corporation                   1.1
         Termination Fee                         7.3(b)
         Voting Agreement                        Recitals
         WARN                                    3.9(j)
         Warrant Consideration                   2.4(c)

            SECTION 8.2 Survival of Representations and Warranties. The representations and warranties made in Articles III and IV shall not survive beyond the Effective Time. This Section 8.2 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time.

            SECTION 8.3 Entire Agreement; Assignment. This Agreement, the Disclosure Letter and the Confidentiality Agreement constitute the entire agreement between the parties with respect to subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to subject matter hereof. The Agreement shall not be assigned by any party by operation of law or otherwise without the prior written consent of the other parties; provided, however, that Parent or Merger Sub may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary except that all representations and warranties herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

            SECTION 8.4 Validity. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            SECTION 8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery or overnight courier in writing or by facsimile transmission with confirmation of receipt of a legible copy, as follows:

                  (a) if to Parent or Merger Sub:

                      Pitney Bowes Inc.
                      One Elmcroft Road, MSC 65-15
                      Stamford, CT 06926-0700
                      Facsimile: (203) 351-6970
                      Attention: Matthew S. Kissner

                      with a copy to:

                      Pitney Bowes Inc.
                      One Elmcroft Road, MSC 65-24
                      Stamford, CT 06926-0700
                      Facsimile: (203) 351-7984
                      Attention:  Senior Vice President & General Counsel

                      and a copy to:

                      Paul, Weiss, Rifkind, Wharton & Garrison LLP
                      1285 Avenue of the Americas
                      New York, New York 10019-6064
                      Facsimile: (212) 757-3990
                      Attention:  Douglas A. Cifu, Esq.

                  (b) if to the Company:

                      Group 1 Software, Inc.
                      4200 Parliament Place
                      Suite 600
                      Lanham, MD  20706-1860
                      Facsimile: (301) 918-0430
                      Attention:  President and Chief Executive Officer

                      with a copy to:

                      Cadwalader, Wickersham & Taft LLP
                      100 Maiden Lane
                      New York, New York 10038
                      Facsimile: (212) 504-6666
                      Attention: Louis J. Bevilacqua, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the mariner set forth above.

            SECTION 8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE

LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

            SECTION 8.7 Jurisdiction. All actions brought, arising out of, or related to the transactions contemplated hereby shall be brought in the federal or state courts of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal or state courts of the State of Delaware in respect of any claim relating to the interpretation and enforcement of the provisions of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 8.5, or in such other manner as may be permitted by Law, shall be valid and sufficient thereof.

            SECTION 8.8 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury. Each party certifies and acknowledges that (i) no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) such party understands and has considered the implications of this waiver, (iii) such party makes this waiver voluntarily, and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers, agreements and certifications in this Section 8.8.

            SECTION 8.9 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            SECTION 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except for Section 5.5 (which are intended to be for the benefit of the individuals referred to therein, and may be enforced by any such individuals).

            SECTION 8.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

            SECTION 8.12 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Entity or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

            SECTION 8.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the day and year first above written.

                                    PITNEY BOWES INC.


                                    By:    /s/ Matthew S. Kissner
                                        ---------------------------------------
                                        Name:  Matthew S. Kissner
                                        Title: Executive VP & Group
                                        President--Enterprise Solutions


                                    GERMANIUM ACQUISITION CORPORATION


                                    By:    /s/ Leslie Abi-Karam
                                        ---------------------------------------
                                        Name:  Leslie Abi-Karam
                                        Title: President


                                    GROUP 1 SOFTWARE, INC.


                                    By:    /s/ Robert S. Bowen
                                        ---------------------------------------
                                        Name:  Robert S. Bowen
                                        Title: Chief Executive Officer

                                                                         Annex B

                                VOTING AGREEMENT
                                ----------------

            VOTING AGREEMENT, dated as of April 12, 2004 (this "Agreement"), by and among Pitney Bowes Inc., a Delaware corporation ("Parent"), Germanium Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Robert S. Bowen (the "Stockholder").

                              W I T N E S S E T H:

            WHEREAS, simultaneously with the execution of this Agreement, Parent, Merger Sub and Group 1 Software, Inc., a Delaware corporation (the "Company"), have entered into that certain Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub shall be merged with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

            WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner of the number of shares of Common Stock, par value $0.50 per share, of the Company (the "Common Stock"), the other options and rights to purchase shares of Common Stock and any other shares of voting capital stock of the Company, listed opposite the Stockholder's name on Schedule 1 (the "Existing Shares"); and

            WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each of Parent and Merger Sub has required that the Stockholder agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

            1. Certain Definitions. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement:

            "Affiliate" means, when used with respect to any Person, any other Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with such Person. As used in the definition of "Affiliate," the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

            "Business Day" shall have the meaning given to such term in Rule 14d-1(g)(3) under the Exchange Act.

            "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

            "Governmental Entity" means any foreign, federal, state, municipal or other court, administrative agency, commission or other governmental or regulatory body or authority or instrumentality or political subdivision, including tribal bodies, or any official thereof.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever, other than Liens created by this Agreement.

            "Owned Shares" means, with respect to the Stockholder, the Existing Shares, whether Beneficially Owned or held of record, by the Stockholder on the date hereof or any shares of Common Stock or other voting capital stock of the Company which may hereafter be acquired by the Stockholder, whether upon the exercise of warrants, Options, conversion of convertible securities or otherwise.

            "Options" means, with respect to the Stockholder, the options to acquire shares of Common Stock now owned or which may hereafter be acquired by the Stockholder.

            "Person" or "person" means any natural person, firm, corporation, business trust, joint venture, joint stock company, incorporated or unincorporated association, company, partnership, limited liability company or other entity, or any Governmental Entity, or any agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

            "Representative" means, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, attorney, agent, consultant, representative or expert retained by or acting on behalf of such Person or its subsidiaries).

            "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

            2. Voting of Owned Shares. During the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with
Section 9 hereof, the Stockholder hereby agrees as follows:

                  (a) Attendance at Meetings. At any annual or special meeting of the stockholders of the Company (including any adjournment or postponement thereof), however called, or in connection with any written consent of the stockholders of the Company, at which or in which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby are considered, the Stockholder shall appear, or cause the holder of record on any applicable record date with respect to any Owned Shares of the Stockholder (the "Record Holder") to appear, at each such meeting, in person or by proxy, or otherwise cause the Owned Shares to be counted as present thereat for the purposes of establishing a quorum.

                  (b) Voting. At any meeting of the stockholders of the Company (including any adjournment or postponement thereof), however called, and in any action by consent of the stockholders of the Company, the Stockholder shall vote, or cause the Record Holder to vote, the Owned Shares (to the extent such Person also has the right to vote such Owned Shares) of the Stockholder: (i) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement and (ii) against any proposal for any extraordinary corporate transaction, such as a recapitalization, dissolution, liquidation, or sale of assets of the Company or any merger, consolidation or other business combination (other than the Merger) between the Company and any Person (other than Parent or a Subsidiary of Parent) or any other action or agreement that is intended or which reasonably could be expected to impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by the Merger Agreement.

                  (c) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of, or with respect to, any Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to the Stockholder, and Parent and Merger Sub shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Owned Shares, except as otherwise provided herein, or in the performance of the Stockholder's duties or responsibilities as a stockholder of the Company.

            3. Acknowledgment. The Stockholder hereby acknowledges the receipt and his review of a copy of the Merger Agreement.

            4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and Merger Sub, as follows:

                  (a) Authorization; Validity of Agreement; Necessary Action. The Stockholder has the legal capacity to execute and deliver this Agreement and to perform the Stockholder's obligations hereunder. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (b) No Conflict. Neither of the execution and delivery of this Agreement by the Stockholder nor compliance by the Stockholder with any of the provisions hereof shall (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, lease, permit, franchise, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of his properties or assets (including the Owned Shares) may be bound, or (ii) violate any order, writ, injunction, decree, judgment, law, statute, rule, regulation or administrative or arbitral order applicable to the Stockholder or any of his properties or assets, excluding from the foregoing such violations, breaches or defaults which has not had or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder or which would not materially impair or delay the performance by the Stockholder of his obligations under this Agreement.

                  (c) No Consents or Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any arbitrator or any Governmental Entity, governmental agency or official, except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications has not had or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder or which would not materially impair or delay the performance by the Stockholder of his obligations under this Agreement.

                  (d) Title to the Owned Shares. The Stockholder's Existing Shares are, and all of his Owned Shares from the date hereof through and on the Closing Date will be, owned beneficially or held of record by the Stockholder (subject to any dispositions of Owned Shares permitted by Section 5(b) hereof). As of the date hereof, such Stockholder's Existing Shares constitute all of the shares of Common Stock owned of record or beneficially by the Stockholder. All of the Stockholder's Existing Shares are issued and outstanding, and, except as set forth on the signature pages hereto, the Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of Common Stock or any other capital stock of the Company. The

Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder's Existing Shares and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Owned Shares on the Closing Date (subject to any dispositions of Shares permitted by Section 5(b) hereof), with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Stockholder owns the Owned Shares (with the exception of the Owned Shares which are not owned by the Stockholder, but for which the Stockholder exercises relevant voting power), free and clear of all Liens.

            5. Covenants.

                  (a) No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, it shall not enter into any agreement, arrangement or understanding with, or grant a proxy or power of attorney to, any Person (other than Parent or Merger Sub) with respect to the Owned Shares which would prevent the Stockholder from complying with his obligations under this Agreement.

                  (b) Restriction on Transfer; Proxies. Except as otherwise agreed to by Parent in writing, the Stockholder hereby covenants and agrees that from the date hereof through and including the date of approval of the Merger Agreement and the transactions contemplated by the Merger Agreement by the Company's stockholders, or until this Agreement is terminated earlier in accordance with Section 8 hereof, the Stockholder shall not, directly or indirectly: (i) Transfer (whether by operation of law, by agreement or otherwise) to any Person all or any portion of the Owned Shares; or (ii) grant any proxies or powers of attorney (other than to Parent or Merger Sub) with respect to the Owned Shares or deposit any Owned Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to such Owned Shares. Notwithstanding the foregoing, the Stockholder may Transfer any or all of his Owned Shares to one or more Persons; provided, that prior to effecting such Transfer, each such Person shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument, in form and substance reasonably satisfactory to Parent and Merger Sub.

                  (c) No Solicitation. From the date hereof until termination of this Agreement in accordance with its terms, the Stockholder shall not, directly or indirectly, (A) encourage, solicit or initiate any proposal or offer with respect to an Acquisition Proposal or (B) participate in any discussions or negotiations with, or provide any information to, or otherwise take any other action to assist or facilitate any Person or group (other than Parent or Merger Sub or any Affiliate, associate or Representative of Parent or Merger Sub) concerning any Acquisition Proposal. Notwithstanding the foregoing, the Stockholder or any of his Representatives may take any such actions in the

Stockholder's or any of his Representatives' capacity as a director or officer of the Company to the extent permitted pursuant to and in accordance with the terms of the Merger Agreement.

                  (d) Notification. The Stockholder hereby agrees to notify Parent promptly of the number of any additional shares of Common Stock and the number and type of any other shares of capital stock acquired by it, if any, after the date hereof.

            6. Stop Transfer. The Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Owned Shares, unless such transfer is made in compliance with this Agreement.

            7. Further Assurances. From time to time, at Merger Sub's or Parent's reasonable request and without further consideration, the Stockholder agrees that he shall use his reasonable best efforts to execute and deliver such additional documents and take all such further lawful action as Parent may reasonably request in connection with the performance of the Stockholder's obligations under this Agreement.

            8. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier to occur of (i) the date upon which the Merger Agreement is terminated in accordance with its terms or
(ii) the consummation of the Merger.

            9. Miscellaneous.

                  (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  (c) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party; provided, that Parent and Merger Sub may assign their respective rights and obligations hereunder to any direct or indirect Subsidiary of Parent which is an assignee of such parties' rights and obligations under the Merger Agreement, but no such assignment shall relieve Parent or Merger Sub, as the case may be, of its obligations hereunder. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  (d) Amendments; Waiver. This Agreement may not be amended, changed, supplemented or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The parties may waive compliance by the other parties hereto with any representation, agreement or condition otherwise required to be complied with by such other party hereunder, but any such waiver shall be effective only if in writing executed by the waiving party.

                  (e) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five (5) Business Days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to Parent or Merger Sub:   Pitney Bowes Inc.
                                          One Elmcroft Road MSC 65-15
                                          Stamford, Connecticut  06926-0700
                                          Attention: Matthew S. Kissner
                                          Facsimile: (203) 351-6970

                  Copy to:                Pitney Bowes, Inc.
                                          One Elmcroft Road MSC 65-24
                                          Stamford, CT  06926-0700
                                          Attention:  Senior Vice President
                                            and General Counsel
                                          Facsimile:  (203) 351-7984

                  and a copy to:          Paul, Weiss, Rifkind, Wharton &
                                            Garrison
                                          1285 Avenue of the Americas
                                          New York, NY 10019-6064
                                          Attention:  Douglas A. Cifu, Esq.
                                          Facsimile:  (212) 757-3990

            If to the                     Robert S. Bowen
            Stockholder:                  Group 1 Software, Inc.
                                          4200 Parliament Place, Suite 600
                                          Lanham, MD  20706-1860

                  Copy to:                Cadwalader, Wickersham & Taft LLP
                                          100 Maiden Lane
                                          New York, New York 10038
                                          Attention:  Louis J. Bevilacqua, Esq.
                                          Facsimile:  (212) 504-6666

or to such other address or facsimile number as the Person to whom notice is given shall have previously furnished to the others in writing in the manner set forth above.

                  (f) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  (g) Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto
(a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.

                  (h) Remedies. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with his or its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his or its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (i) Directors' Fiduciary Duties. The Stockholder makes no agreement or undertaking as a director or officer of the Company. The Stockholder signs solely in his capacity as a record and beneficial owner of the Owned Shares and nothing herein shall limit or affect in any way any actions taken in his capacity as an officer or director. Notwithstanding anything herein to the contrary, nothing set forth herein shall in any way restrict any director, officer or employee in the exercise of his fiduciary or other duties as a director, officer or employee of the Company.

                  (j) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  (k) JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE OR THE UNITED STATES OF AMERICA FOR THE DISTRICT OF DELAWARE AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY

WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM.

                  (l) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (m) Headings; Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. "Include," "includes," and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

                  (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, Parent, Merger Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.



                                    PITNEY BOWES INC.


                                    By:    /s/ Matthew S. Kissner
                                        --------------------------------------
                                        Name:  Matthew S. Kissner
                                        Title: Executive VP & Group
                                        President--Global Enterprise Solutions


                                    GERMANIUM ACQUISITION CORPORATION


                                    By:    /s/ Leslie Abi-Karam
                                        --------------------------------------
                                        Name:  Leslie Abi-Karam
                                        Title: President



                                    /s/ Robert S. Bowen
                                    ------------------------------------------
                                    Robert S. Bowen

                                                                      Schedule 1
                                                                      ----------


                             Number of
                              Existing                Number of
Name of Stockholder            Shares               Options owned
----------------------- ------------------- ----------------------------

  Robert S. Bowen             599,703                 1,188,433

                                                                         Annex C


April 12, 2004

Board of Directors
Group 1 Software, Inc.
4200 Parliament Place
Suite 600
Lanham, Maryland  20706

Board of Directors:

      You have requested our opinion as to the fairness, from a financial point of view of the holders of the outstanding shares of the common stock, par value $0.50 per share (the "Common Stock") and the holders of rights to acquire the Common Stock (together the "Group 1 Stockholders") of Group 1 Software, Inc. (the "Company" or "Group 1"), of the consideration receivable by the Group 1 Stockholders from Pitney Bowes Incorporated ("Pitney Bowes" or the "Buyer") in connection with the proposed acquisition (the "Transaction") of all of the outstanding Common Stock, on a fully diluted basis, in exchange for cash. The Transaction will be made pursuant and subject to the Agreement and Plan of Merger, dated as of April 12, 2004 by and between Pitney Bowes and Group 1 (the "Agreement"). The consideration offered by Pitney Bowes in the Transaction will be (i) $23.00 per share in cash (the "Merger Consideration") and (ii) an amount in cash equal to the excess, if any, of the per share Merger Consideration over the per share exercise or purchase price of all existing stock options ((i) and (ii) together, the "Consideration"). For purposes of this opinion, we have assumed that the Transaction will be accounted for as a purchase.

      In connection with our review of the Transaction for purposes of, and in arriving at, our opinion, we have among other things:

      1. reviewed the latest draft of the Agreement provided to FBR on April 10, 2004 and the financial terms and conditions set forth therein;

      2. reviewed Group 1's annual report on Form 10-K for the year ended March 31, 2003, quarterly reports on Form 10-Q for the periods ended June 30, 2003, September 30, 2003 and December 31, 2003 and current reports on Form 8-K filed with the Securities and Exchange Commission ("SEC") since January 1, 2003;

      3. reviewed Pitney Bowes annual report on Form 10-K for the year ended December 31, 2003, quarterly reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003 and current reports on Form 8-K filed with the SEC since January 1, 2003;

      4. reviewed certain other publicly available business and financial information of Group 1 and Pitney Bowes;

      5. reviewed certain internal financial statements and other financial and operating data of Group 1, including certain financial forecasts and other forward-looking financial information, prepared and furnished to us by the management team of Group 1;

      6. reviewed certain publicly available research estimates of research analysts regarding Group 1 and Pitney Bowes;

      7. held discussions with the senior management team, advisors and legal counsel of Group 1 regarding the Transaction as well as the business, past and current operations, financial condition and future prospects of Group 1;

      8. compared the financial performance of Group 1 with that of certain other public companies we deemed comparable to Group 1 and whose securities are traded in public markets;

      9. compared the financial terms of the Transaction with the financial terms, to the extent publicly available, of other announced and completed transactions that we deemed relevant;

      10.   prepared a discounted cash flow analysis of Group 1;

      11. reviewed general industry information for the software and technology industries in which Group 1 operates;

      12. participated in discussions among representatives of Group 1 and their advisors or consultants during negotiations with Pitney Bowes since the execution of our engagement letter dated March 19, 2003 (amended and extended on March 10, 2004);

      13. held discussions with the management of Group 1 regarding the business lines, customers and operations of Group 1; and,

      14. made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

      In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by Group 1 and all publicly available financial and other information regarding Group 1 and Pitney Bowes. We have not independently verified such information. With regard to the information provided to us by Group 1, we have assumed (and we have been assured by senior management of Group 1) that all such information is complete and accurate in all material respects and we have assumed there are no (and we have been assured by the senior management of Group 1, that they are unaware of any) facts or circumstances that would make such information incomplete, inaccurate or misleading.

      We have further assumed that the draft Agreement furnished to us is identical in all material respects to the definitive Agreement to be executed in connection with the Transaction and that the Transaction will be consummated in accordance with the terms thereof including that in all respects material to our analysis, the representations and warranties made by the parties thereto are true and accurate.

      We have not made an independent evaluation or appraisal of the assets or liabilities of Group 1, and we have not been furnished with any such evaluation or appraisal. In addition, we have not made an independent evaluation or appraisal of Group 1 and Pitney Bowes after the Transaction and accordingly we express no opinion as to the future prospects, plans or viability of Group 1 and Pitney Bowes after the Transaction.

      With respect to the financial projections provided to us by Group 1, we have assumed that such projections were prepared in good faith on reasonable bases reflecting management's current best estimates and judgments of Group 1's future financial performance. Without limiting the foregoing, we have assumed, without independent verification, that the historical and projected financial information provided to us by Group 1 accurately reflects the historical and projected operations of Group 1. This opinion is based substantially upon the financial projections and estimates described above. In addition, our opinion is based on market, economic, financial and other circumstances and conditions as they exist and can only be evaluated as of the date of this letter, and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

      We have made no independent investigation of any legal matters involving Group 1 or Pitney Bowes and we have assumed the correctness of all legal advice given to you and us by your or Pitney Bowes's counsel.

      We express no opinion as to the underlying business decision of Group 1 to effect the Transaction, the structure, or accounting treatment or tax consequences of the Agreement or the availability or the advisability of any alternatives to the Transaction. FBR did not structure the Transaction or negotiate the terms of the Transaction. Further, we express no opinion as to the value of Group 1 Common Stock upon the consummation of the Transaction or the price at which Group 1 Common Stock will trade at any time. Our opinion is limited to the fairness, from a financial point of view of the Group 1 Stockholders, of the Consideration to be paid to the Group 1 Stockholders for the Common Stock of Group 1 and the rights to acquire Group 1 Common Stock in the Transaction. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors of Group 1 to approve or consummate the Transaction, nor does this opinion purport to provide any advice or guidance to the Group 1 Stockholders, or any other party to the Transaction, as to how to vote upon the Transaction or any matters related thereto.

      Upon delivery of our opinion to the Company's Board of Directors, FBR will be entitled to receive a fee, which, for this Transaction, will be credited against any fee for acting as a financial advisor if the Transaction closes. Upon close of the Transaction, Group 1 will pay to FBR a fee for acting as Group 1's financial advisor in connection with the Transaction. The Company has also agreed to reimburse FBR for its reasonable out-of-pocket expenses incurred in connection with FBR's services related to this Transaction, including the reasonable fees and disbursements of FBR's legal counsel incurred in connection with the Transaction, and has agreed to indemnify FBR against certain liabilities arising out of FBR's engagement.

      It is understood that this letter is solely for the information of Group 1's Board of Directors in evaluating the Transaction and does not confer rights or remedies upon Group 1 or Pitney Bowes or the Group 1 Stockholders, the stockholders of Pitney Bowes, or any other party to the Transaction or any third party. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of FBR to any such party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld.

      FBR, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, we may trade in Group 1's or Pitney Bowes's securities for our own account and the accounts of our customers and, accordingly, may at any time hold a long or short position in the securities of Group 1 or Pitney Bowes. Furthermore, FBR may have a beneficial ownership interest in investment funds that invest in the securities of Group 1 or Pitney Bowes. FBR is currently providing financial advisory services to Group 1, has in the past provided investment banking services to Group 1 and may in the future provide financial advisory and/or investment banking services to Group 1 or Pitney Bowes for which we would receive customary fees.

      Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to the Group 1 Stockholders for the Common Stock of Group 1 in the Transaction is fair, from a financial point of view of the Group 1 Stockholders.

Very truly yours,


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                                                         Annex D

Delaware General Corporations Law
8 Del. C.ss. 262 (2004).

ss. 262. Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                               FORM OF PROXY CARD
                             GROUP 1 SOFTWARE, INC.
                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     THE UNDERSIGNED HEREBY APPOINTS EDWARD WEISS AND MARK D. FUNSTON AND EACH OF THEM, AS PROXIES, EACH WITH THE POWER TO APPOINT THEIR SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE AS DESIGNATED BELOW ALL THE SHARES OF COMMON STOCK OF GROUP 1 SOFTWARE, INC., HELD OF RECORD BY THE UNDERSIGNED ON
[     ] [ ], 2004 AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AT the
offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY
10038, ON [     ] [ ], 2004 AT 10:00 a.m., AND AT ANY ADJOURNMENT OR
POSTPONEMENT THEREOF.

         Change of Address

         ___________________
         ___________________
         ___________________


                            PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy
card in the envelope provided as soon as possible.

                 - OR -                     COMPANY NUMBER: [            ]

TELEPHONE - Call toll-free 1-800-[      ]   ACCOUNT NUMBER: [            ]
from any touch-tone telephone and follow
the instructions. Have your control         CONTROL NUMBER: [            ]
number and proxy card available when you call.

                 - OR -

INTERNET - Access
"www.[                  ]" and follow
the on-screen instructions. Have your
control number available when you access the web page.

--------------------------------------------------------------------------------
TRIANGLE    FOLD AND DETACH HERE   TRIANGLE

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]

PLEASE VOTE BY RETURNING THE ATTACHED PROXY CARD

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 12, 2004, among Pitney Bowes Inc., Germanium Acquisition Corporation and Group 1 Software, Inc., and approve the merger contemplated by that agreement.

            FOR                      AGAINST                    ABSTAIN
            [ ]                        [ ]                        [ ]

2. To adjourn the special meeting (if an insufficient number of proxies has been received at the time of the special meeting to approve proposal 1) so as to permit further solicitation of proxies.

            FOR                      AGAINST                    ABSTAIN
            [ ]                        [ ]                        [ ]

[ ]  CHECK IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON.

Vote, sign and date this Proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States.

[ ]  CHANGE OF ADDRESS ON REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED AS MANAGEMENT RECOMMENDS ON THESE AND ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

Signature __________________________________           Dated _______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

     If time warrants, improperly signed cards will be returned for correction.
--------------------------------------------------------------------------------
TRIANGLE    FOLD AND DETACH HERE   TRIANGLE